UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
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BRINKS®

Notice of 2024 Annual Meeting and Proxy Statement

A Message from our CEO
March 18, 2024
To Our Shareholders:
Over the last year, we have certainly been busy. In 2023, we introduced our evolved strategy to grow Brink’s by providing a superior customer experience and driving continuous improvement, through delivery on our four strategic pillars — Growth & Customer Loyalty, Innovation, Operational Excellence and Talent. This framework is critical to driving our strategic and operational transformation so that we outpace the evolving end markets, and we’ve already seen it contribute to significant progress in 2023.
Our management team and frontline employees around the world demonstrated a commitment to our strategy and delivering on our financial targets that was instrumental in delivering 2023 results. We drove growth in ATM managed services (“AMS”) and digital retail solutions (“DRS”) customer offerings while expanding profit margins — reporting over $1 billion and 21% of full year revenue from AMS and DRS offerings — and we continue to see strong demand for these higher margin services. We also returned $210 million to our shareholders through our quarterly dividend and share repurchases in 2023.
In addition to continuing to make progress on delivery of our tech-enabled solutions, we also achieved several key milestones that will contribute to our long-term success, including expanding and refining our strategy deployment process and strengthening our balance sheet through record free cash flow performance in 2023. As always, it is important to remember that our financial results are built on a foundation of good governance, ethical transparency and commitments to our Code of Ethics and value of Integrity.
As we turn our attention to 2024, we remain committed to delivering on our strategic pillars. Several of our key focus areas include driving profitable growth and improving capital efficiency, winning customers, and creating a better employee experience. We also anticipate that the Brink’s Business System will accelerate productivity and drive operational excellence.
Earlier this year, I challenged every leader at Brink’s to embrace our transformation as an opportunity to think and act boldly. I am confident that we have the right leadership team and strategy to deliver an exceptional 2024. As we look ahead, we remain focused on value creation, which we expect to be powered by our ongoing momentum and continued execution in each of our strategic pillars.
On behalf of all of us at Brink’s, we thank you for your continued support. We are excited about the future and look forward to seeing you at the Annual Meeting.

Mark Eubanks
President and
Chief Executive Officer
“Earlier this year, I challenged every leader at Brink’s to embrace our transformation as an opportunity to think and act boldly. I am confident that we have the right leadership team and strategy to deliver an exceptional 2024. As we look ahead, we remain focused on value creation, which we expect to be powered by our ongoing momentum and continued execution in each of our strategic pillars.”

Sincerely,
Mark Eubanks
President & CEO

A Message from our Chairman
March 18, 2024
To Our Shareholders:
On behalf of the entire Board of Directors, I want to thank you for your support of Brink’s. We are pleased to invite you to attend our Annual Meeting of Shareholders on Thursday, May 2, 2024 at the Hotel Vin in Grapevine, Texas.
Last year, following the retirement of Doug Pertz as a director and the Board’s Executive Chairman, the Board returned to a non-executive Chairman leadership structure and I resumed my role as the independent Chairman of the Board. With the 2024 Annual Meeting quickly approaching, it is once again my distinct privilege as your Chairman to reflect upon the past year and update you on some of the priorities of the Board of Directors.
I am proud of the commitment of the Board of Directors — our role as an independent Board is to oversee our corporate activities and risk management to advance the interest of all stakeholders, including our shareholders. Our Board is comprised of a group of highly qualified individuals who bring a diversity of experiences and perspectives to our deliberations.
Moreover, consistent with Brink’s value of Continuous Improvement, we are always looking for opportunities to enhance our skill sets. In 2023, the Board made a decision to enhance its approach to director education. While we have always encouraged our fellow directors to participate in continuing education opportunities, we also recognize the importance of strengthening our directors’ subject matter expertise on complex and fast-developing topics that affect Brink’s. In early 2024, the Company launched a new continuing director education program that offers tailored programming on relevant topics to the Company’s business and strategy, delivered by both external and internal subject matter experts. We believe this program will provide a broader context for key Board oversight topics, deepen understanding and encourage more robust discussion among directors and between directors and management.
One of the Board’s oversight responsibilities is oversight of the Company’s Sustainability Program. In 2023, Brink’s continued to sharpen its focus on sustainability, which includes, among other important work, driving social good. Brink’s has an obligation to its shareholders, employees and customers, but it also plays a critical role in the lives of so many people around the world — the global movement of cash helps ensure its reliability and resilience as a payment method. Brink’s helps enable commerce by keeping cash moving, so that it remains accessible, which is a responsibility the company does not take lightly. As Mark mentioned in his letter, execution of the Company’s strategy remains a priority for the Board and management. By aligning our sustainability priorities with our strategic priorities, we see an opportunity to positively impact our society in a way that enhances profitable growth.

Michael J. Herling
Chairman
“I am proud of the commitment of the Board of Directors — our role as an independent Board is to oversee our corporate activities and risk management to advance the interest of all stakeholders, including our shareholders. Our Board is comprised of a group of highly qualified individuals who bring a diversity of experiences and perspectives to our deliberations.”

We as a Board are keenly focused on our role as stewards of your investment. To that end, we continue to engage with management on — and hold management accountable for — creating long-term value for you, our shareholders. Our relationship with management is one that emphasizes thoughtful debate, excellence, candor and a strong commitment to work together to deliver results.
Since becoming CEO, Mark Eubanks has developed a strategy for Brink’s that focuses on growth through improved customer experience and operational excellence, a more robust talent agenda and an explicit capital allocation framework. He has also been focused on leading an investment cycle process, as well as further enhancing Brink’s global safety and compliance programs. I continue to be confident about the Company’s future, particularly with Mark and his Executive Leadership Team at the helm. It is an exciting time of transformation at the Company, and management, with our oversight, remains committed to delivering long-term results to you.
Your vote at the Annual Meeting is important. Whether or not you plan to attend the meeting, we urge you to vote as soon as possible. There are several ways to vote prior to the Annual Meeting. You can vote online or by phone by following the instructions on the enclosed proxy, or you can complete, sign, date and return the enclosed proxy in the envelope provided.
We look forward to seeing you at the Annual Meeting. Thank you for your continued support of and confidence in Brink’s.
Sincerely,
Michael J. Herling
Chairman

Notice of Annual Meeting of
Shareholders

When	Where	Record Date
May 2, 2024 10:00 a.m., local time	Hotel Vin 215 E. Dallas Road Grapevine, TX 76051	Close of business on March 4, 2024
Proposals
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To elect as directors the nine nominees to the Board of Directors named in the accompanying Proxy Statement, for terms expiring in 2025.

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To approve an advisory resolution on named executive officer compensation.

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To approve the Company’s 2024 Equity Incentive Plan.

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To approve the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

We will transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
Voting
QR Code. Scan this code with a smart phone or tablet to vote 24/7
Telephone. Registered owners in the U.S. or Canada dial toll-free 24/7 1-800-690-6903
Internet. www.proxyvote.com
Mail. Sign and date the enclosed proxy card and return in the envelope provided
At the Meeting. Attend the meeting to vote in person

This Proxy Statement and the accompanying form of proxy and annual report to shareholders are being mailed to shareholders of record as of the close of business on March 4, 2024, commencing on or about March 18, 2024. To view this Proxy Statement, form of proxy and annual report to shareholders, go to http://investors.brinks.com/annual-meeting.
Please note that brokers may not vote your shares on the election of directors, the advisory vote on named executive officer compensation or the Company’s 2024 Equity Incentive Plan in the absence of your specific instructions as to how to vote, so it is important that you vote.
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD OR VOTE BY TELEPHONE OR ON THE INTERNET. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.
Lindsay K. Blackwood
Secretary
March 18, 2024
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 2, 2024.
The Proxy Statement and annual report to shareholders are available at: http://investors.brinks.com/annual-meeting

Proposal No. 1: Election of Directors	24
Proposal No. 2: Advisory Resolution to Approve Named Executive Officer Compensation	28

Compensation and Human Capital Committee Report	51
Executive Compensation Tables	52
Summary Compensation Table	52
2023 Grants of Plan-Based Awards Table	54
Outstanding Equity Awards at Fiscal Year-End 2023 Table	56
2023 Option Exercises and Stock Vested Table	58
2023 Non-qualified Deferred Compensation Table	58
Potential Payments Upon Termination or Change in Control	61
CEO Pay Ratio for 2023	68
Pay Versus Performance	70
Director Compensation	75
Stock Ownership	79
Directors and Officers	79
Certain Beneficial Owners	81
Delinquent Section 16(a) Reports	81
Proposal No. 3: Approval of the Company’s 2024 Equity Incentive Plan	82
Proposal No. 4: Approval of the Selection of Independent Registered Public Accounting Firm	96
Audit and Ethics Committee Report	98
Questions and Answers About the Annual Meeting	99
Shareholder Reference Information	102
Voluntary Electronic Delivery of Proxy Materials	104
Appendix A	A-1
Appendix B	B-1
Appendix C	C-1

Forward-Looking Statements
This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect our actual results, levels of activity, performance or achievements.
Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 29, 2024, in Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed or furnished with the SEC. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this Proxy Statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events or otherwise, except as required by law.

Proxy Summary
The Brink’s Company’s (“Brink’s” or the “Company”) proxy statement (this “Proxy Statement”) has been prepared in connection with the Company’s 2024 Annual Meeting of Shareholders (the “Annual Meeting”). This Proxy Statement and the accompanying form of proxy and Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Annual Report”) are being mailed to shareholders of record as of the close of business on March 4, 2024, commencing on or about March 18, 2024. To help you review this Proxy Statement, we have summarized several key topics in this Proxy Summary. The following description is only a summary and does not contain all of the information that you should consider in voting your shares. For more complete information, please review the complete Proxy Statement and the 2023 Annual Report. This Proxy Statement and the 2023 Annual Report are available at: http://investors.brinks.com/annual-meeting.
About the Meeting
Date and Time Thursday, May 2, 2024 at 10:00 a.m., local time
Place Hotel Vin 215 E. Dallas Road Grapevine, TX 76051
Record Date March 4, 2024
Voting QR Code Mail Telephone At the Meeting Internet

Voting
QR Code Scan this code with a smart phone or tablet to vote 24/7
Internet proxyvote.com

At the Meeting
Shareholders as of March 4, 2024 can vote in person at the Annual Meeting with the control number included in the enclosed proxy card; see “How do I vote at the Annual Meeting?” on page 99

Telephone Registered owners in the U.S. or Canada dial toll-free 24/7 1-800-690-6903
Mail Sign and date the enclosed proxy card and return in the envelope provided

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Proposals and Board Recommendations
Proposal		Board’s Voting Recommendation	Page Reference
1	Election of directors named in this Proxy Statement for one-year terms expiring in 2025	FOR Each Director Nominee	24
2	Approval of an advisory resolution on named executive officer compensation	FOR	28
3	Approval of the Company’s 2024 Equity Incentive Plan	FOR	82
4	Approval of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024	FOR	96
2023 in Review
Brink’s is a leading global provider of cash and valuables management, digital retail solutions, or “DRS,” and ATM managed services, or “AMS.” Our customers include financial institutions, retailers, government agencies, mints, jewelers and other commercial operations. Our network of operations in 52 countries serves customers in more than 100 countries. A significant portion of our business is conducted internationally, with approximately 70% of our revenues earned outside the United States.
Key 2023 Full-Year Financial Results
2023 REVENUE* (NON-GAAP) $4.9B + 7% ($4.5B in 2022)	2023 ADJUSTED EBITDA* (NON-GAAP) $867M +10% ($788M in 2022)
2023 EPS* (NON-GAAP) $7.35 +23% ($5.99 in 2022)	2023 FREE CASH FLOW* (NON-GAAP) $393M +93% ($203M in 2022)
In 2023, we delivered $4.875 billion of revenue, $88 million of GAAP net income, $867 million of non-GAAP adjusted EBITDA, $425 million of GAAP operating profit (8.7% margin), $615 million of non-GAAP operating profit (12.6% margin), $702 million of GAAP net cash from operations and $393 million of non-GAAP free cash flow before dividends.* GAAP earnings per share (“EPS”) was $1.83 per share and non-GAAP EPS grew to $7.35 per share.* Revenue growth included 21% organic growth in DRS and AMS, which are key strategic focus areas for the Company. During 2023, the Company saw meaningful progress executing its strategy, including growth in high-margin services, increasing productivity through the Brink’s Business System and disciplined execution against the Company’s capital allocation priorities. These financial metrics are monitored by management and the Board of Directors (the “Board”) and reported to shareholders, and certain of these metrics are used in determining compensation for the named executive officers (“NEOs”).

2	2024 Proxy Statement

*
These non-GAAP financial measures are not presented in accordance with GAAP. See Appendix A of this Proxy Statement and pages 35 to 37 of the 2023 Annual Report for a reconciliation of non-GAAP operating profit, non-GAAP operating profit margin and non-GAAP EPS to the most directly comparable GAAP financial measure. See Appendix A of this Proxy Statement for a reconciliation of non-GAAP adjusted EBITDA and free cash flow before dividends to the most directly comparable GAAP financial measures. There is no difference between GAAP and non-GAAP revenues.

Corporate Governance Highlights
Brink’s is committed to maintaining a strong ethical culture and adhering to robust governance practices that the Board has determined are in the best interests of the Company and our shareholders. These practices include:
Board Structure and Independence
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Separate Chief Executive Officer (“CEO”) and Chairman of the Board

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89% of director nominees are independent

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Independent directors hold executive sessions regularly and the Chairman of the Board communicates any concerns to the CEO or management

■ Standing Board committees are 100% independent ■ Director nominees have an average tenure of 6.9 years of service on the Board
Board Oversight
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Proactive, comprehensive and strategic succession plan for the CEO and other senior executives, including the NEOs

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Annual dedicated Board meeting focused on long-term Company strategy discussions

■ Direct oversight of: ■ Corporate strategy; ■ Risk management, including the Company’s enterprise risk management (“ERM”) program and cybersecurity; and ■ Our Sustainability Program
Board Effectiveness
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Annual Board, committee and individual performance evaluations with periodic use of an external facilitator

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Multiple “audit committee financial experts”

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Robust orientation program for new directors with Board leadership and senior management

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Thoughtful Board succession process to ensure the Board remains aligned with the needs of the Company as it evolves

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Mandatory retirement age policy with no waivers or exceptions

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Formal overboarding policy

Shareholder Rights and Engagement	■ All directors elected annually ■ Majority vote standard for uncontested elections of directors ■ Annual shareholder advisory vote on NEO compensation ■ Proxy access rights(1)
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Shareholders holding at least 20% of our outstanding common stock (“Common Stock”) may call a special meeting

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Regular shareholder engagement on a variety of topics, including governance, executive compensation and ESG matters

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No shareholder rights plan (poison pill)

New in 2023
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Published the Company’s 2022 Sustainability Report in July 2023, disclosing Scope 1 and Scope 2 emissions for 10 countries, representing over 72% of the Company’s total revenue in 2022

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Developed a continuing education series for our directors consisting of a regular schedule of external and internal subject matter experts, presenting on relevant topics designed to enhance our directors’ understanding of complex or fast-developing subject areas, implemented in early 2024

(1)
For a description of the criteria, see “Shareholder Reference Information” on page 102.

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Board Nominees
Name, Age and Position*	Gender	Race	Citizenship	Years on Board	Committee Membership
					AC	CC	CGC	FC
Kathie J. Andrade, 63 Retired CEO, TIAA Retail Financial Services and Chairman of TIAA Federal Savings Bank	F	W	US	5	■		☐
Paul G. Boynton, 59 Past President, CEO and Chair, Rayonier Advanced Materials Inc. and Rayonier, Inc.	M	W	US	14		■		☐
Ian D. Clough, 57 Executive Vice President, Global Pricing, DHL Express	M	W	UK	8	☐			■
Susan E. Docherty, 61 CEO, Interim COO and Director, ElectraMeccanica Vehicles Corp.	F	W	Dual (Canada/US)	10		☐		■
Mark Eubanks, 51 President and CEO, The Brink’s Company	M	W	US	2
Michael J. Herling (Chairman), 66 Partner, Finn Dixon & Herling	M	W	US	15		■	■
A. Louis Parker, 69 Retired Corporate Vice President, General Electric Company/GE Capital and Co-Founder, Visible Men Academy	M	B	US	3	■		■
Timothy J. Tynan, 64 CEO, Chargeback Gurus	M	W	US	3		■		■
Keith R. Wyche, 64 Vice President, Community Engagement and Support, Walmart, Inc.	M	B	US	2	■		■

*
All director nominees are independent, except for Mr. Eubanks.

AC = Audit & Ethics Committee CC = Compensation & Human Capital Committee CGC = Corporate Governance & Nominating Committee FC = Finance & Business Development Committee ■ = Committee Member	☐ = Committee Chair F = Female M = Male W = White B = Black or African American

4	2024 Proxy Statement

Our Sustainability Program
The Company is focused on driving growth and creating value for its customers and shareholders. We recognize the importance of understanding and managing our impact on the people and places around us and believe that, by embedding environmental, social and governance (“ESG”) practices into our strategy and daily operations, we can have a positive impact on our employees, communities and planet, while delivering long-term profitability.
Oversight of ESG Matters
The Board believes that effective oversight of ESG matters is core to its risk oversight function and is essential to driving sustainable practices and responsible stewardship, providing value to shareholders and benefiting the communities we serve. The Board has primary responsibility for oversight of ESG matters, including initiatives and programs related to sustainability, corporate culture and human capital management (with input from the Compensation and Human Capital Committee (the “Compensation Committee”)).
Following are brief descriptions of some of our policies, practices and initiatives in these areas.
Environmental Sustainability
Brink’s is committed to integrating responsible environmental practices into our daily operations with the goal of minimizing our environmental impact and meeting our customers’ sustainability standards. We believe that improving the efficiency of our fleet provides the greatest opportunity to reduce our greenhouse gas emissions, which are the biggest contributor to our overall impact. Through route optimization and the deployment of our DRS offerings, we can schedule fewer and more efficient stops, thereby reducing vehicle wear, saving fuel and potentially realizing significant emissions reductions. Local efforts in various countries in which we operate include the installation of solar panels on branches and trucks, the introduction of electric vehicles and the replacement of diesel trucks with gasoline, alternative-fuel or dual-fuel vehicles. In 2023, we published our 2022 Sustainability Report, in which we disclosed our Scope 1 and Scope 2 emissions for 10 countries representing 72% of our total 2022 revenue. We look forward to sharing our progress in subsequent reports.
Human Capital Management
Our people are our most important asset. The Company strives to create a culture that attracts and retains qualified talent, with diverse backgrounds, experience and skills embodying our values, to drive our strategic priorities forward and support the Company’s overall goals and objectives. Our Compensation Committee meets regularly to provide guidance related to the Company’s human capital management, including our culture, learning and development programs, human resources programs and policies and competitive compensation and benefits programs, as outlined in its charter. Further, the Board regularly receives updates on talent, succession planning, diversity and inclusion and other strategies related to our human capital management.

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Commitment to our Values
At Brink’s, our values guide the way we work and are the cornerstone of our winning culture. They ensure that we work safely to protect ourselves and others, consider the customer first in all we do, display the highest standards of ethics, engage and empower employees, continually find new ways to improve the way we work, and foster a diverse and inclusive workplace.

SAFETY
CUSTOMER FOCUS
DIVERSITY & INCLUSION
Culture
BRINKS
INTEGRITY
CONTINUOUS IMPROVEMENT
ENGAGEMENT

Diversity and Inclusion
As a company, we value the diverse experiences, perspectives and backgrounds of our employees and customers. We are committed to fostering an inclusive environment that celebrates individuality, influences our culture and innovates the way we work. Accordingly, we continue to identify opportunities to execute on our commitment to diversity and inclusion (“D&I”). For instance, we continue to improve upon our aspiration to increase the representation of women in leadership, regularly reporting our progress to senior leadership and the Board. We are an equal opportunity employer and prohibit discrimination in employment decisions based upon any category protected by applicable federal, state or local law.
We have a Diversity and Inclusion Council (“D&I Council”) in each of the U.S., Europe, and Asia, made up of the Company’s senior leaders in various functions and the executive sponsors and chairs of our employee resource groups (“ERGs”) (known as “affinity groups” outside of the U.S.) to promote a diverse and inclusive workplace and culture.
In the United States, we have dedicated ERGs for women, Black, Asian Pacific Islander and Latinx employees, as well as military veterans. In Brazil, Argentina, and Europe, we have affinity groups focusing on women, LGBTQ+ employees, and individuals with disabilities. Brazil specifically has a dedicated affinity group for Black employees. In Canada, Mexico, and Chile, affinity groups are in place to support women. In 2023, we expanded our affinity groups further by introducing two new affinity groups in Asia — one dedicated to India’s women and another for Asia Diversity. In Latin America, a new ERG was formed in Chile focusing on cultural transformation.
We firmly believe that ERGs and affinity groups play a pivotal role in cultivating an inclusive culture within Brink’s and providing crucial support. We remain steadfast in our commitment to supporting the formation and success of ERGs and affinity groups and continuing to champion D&I across our global enterprise.
As part of our sustainability efforts, we signed the UN Global Compact, affirming our commitment to meet fundamental responsibilities in the areas of human rights, labor and the environment. We are also signatories of the CEO Action for Diversity & Inclusion pledge.
We believe that all employees deserve to be treated with respect and dignity, and we are firmly committed to providing equal employment opportunities in accordance with our Code of Ethics and our Violence & Harassment-Free Workplace

6	2024 Proxy Statement

Policy, which are applicable to all our employees and focus on four principles of respect — respect for each other; respect for Brink’s and its stakeholders; respect for our customers; and respect for our communities.
Employee Engagement
Our commitment to actively engaging with our employees is a key component of our culture. In 2022, in the U.S., we launched the Employee Experience Project, an onboarding training program for employees designed to represent our culture and values, focus on retention, increase employee engagement and reduce employee turnover. Globally, we are sharing our vision of a winning culture with our leadership, and using global leadership training and performance assessments to reinforce our values and critical success factors throughout the organization.
Additionally, in September 2023, we launched a global employee engagement survey with the goal of better understanding the thoughts and perspectives of our employees and what they need to be more successful. The survey covered workplace culture, management style, employee satisfaction and other topics, and we achieved our employee participation goal. With the information provided by the survey, leadership has been provided with valuable feedback that we expect to leverage to implement Company-wide action plans with the goal of strengthening our employees’ experience.
Employee Safety and Wellness
At Brink’s, safety is one of our core values, and we work hard to protect all our employees. We offer detailed employee training and make it clear to our employees, including our drivers, that this safety training prioritizes their protection. Our local and regional leaders establish safety guidelines that follow best practices and adhere to local laws and regulations. Driver safety is a priority across our global operations. In the U.S., for example, our driver safety program covers duties and responsibilities, state and federal qualifications, equipment, documentation, different types of vehicles, driver wellness, safety, blind spots and security. We teach additional safety lessons including those covered by the U.S. Occupational Safety and Health Administration, as well as on lifting properly and protocols for risk reporting.
We believe in supporting our employees’ health and well-being. For instance, in the U.S., we recently implemented a hybrid return-to-work policy referred to “Flex and Connect,” which is intended to help our corporate employees maintain a reasonable professional/personal life balance as we continue to invest in and protect our strong Company culture and foster in-person creativity, collaboration, connection and celebration. We also offer our employees market-competitive benefits specific to the markets in which we operate, including life and health coverage, as well as mental health resources.
Social Responsibility
Cash plays a critical role in society, as consumers around the world rely on cash to purchase goods and services. Our business helps enable commerce by keeping cash moving among businesses, central banks and financial institutions, so that it remains accessible. The global movement of cash helps ensure its reliability and resilience as a payment method, which can be particularly important for unbanked and underbanked people who lack access to financial services.
We are committed to developing a diverse supplier base that ensures women-, veteran- and minority-owned businesses and small businesses can participate in driving value creation for Brink’s. We also have a U.S. supplier diversity program to ensure that qualified businesses are included in our vendor evaluation and selection process.
We also have adopted a Brink’s Supplier Code of Conduct to support our goal to maintain stable long-term relationships with suppliers that align with our values. We have a long-standing commitment to operating with integrity, one of our core values, and expect the same of everyone with whom we work.
Ethics & Compliance
Maintaining a culture of compliance that promotes the highest standards of ethics is critical to our success and we believe it provides us a competitive advantage. Integrity is at the core of our approach, and we have laid a foundation for robust ethical standards and adherence to all applicable laws. We believe that we cannot be successful if we fail to live the value of Integrity on a daily basis. Our Ethics & Compliance Group is dedicated to helping our leaders foster a culture of integrity

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across the entire Brink’s organization, including by managing regulatory risk and helping advance the Company’s strategic goals in accordance with our Code of Ethics and applicable law.
Our Code of Ethics sets forth expectations of our directors and employees with respect to integrity, conflicts of interest, compliance with laws and transparency. The Company also has mandatory employee training courses designed to educate and reinforce our Code of Ethics and compliance policies on topics like insider trading, Foreign Corrupt Practices Act, anti-money laundering and others. All employees, regardless of level or role, are required to complete Ethics & Compliance training that is designed to raise employee awareness of key risks and inform them of available reporting mechanisms. The Code of Ethics requires employees to report violations. We maintain multiple reporting alternatives, including a telephone hotline and an online portal through which employees may report anonymously violations of the Code of Ethics and raise workplace concerns of any kind.
See “Corporate Governance Highlights” on page 3 of the Proxy Summary for more information on our other sound corporate governance practices.
Board Nominee Composition
The nominees to the Board bring a balance of relevant skills to the boardroom as well as an effective mix of diverse backgrounds and experiences. The following figures depict the composition of our nominees:

8	2024 Proxy Statement

Board Nominee Experience, Qualifications and Skills
The Corporate Governance and Nominating Committee (the “Corporate Governance Committee”) is responsible for recommending to the full Board a slate of director nominees who collectively have the complementary experiences, qualifications, skills and attributes to guide the Company and function effectively as a Board. We believe that each of the nominees satisfies the criteria for membership set forth under “Director Nominating Process,” beginning on page 20 and has key skills and attributes that are important to an effective board. Listed below are the areas of expertise that we believe are most important to the Company’s current and future business needs:

Finance, Accounting &
Financial Reporting
Experience in accounting, financial reporting or auditing processes and standards and in oversight and management of corporate finance function, including internal controls.
	Risk Management Experience overseeing complex risk management matters, including cybersecurity.	Global Business Operations & Technology Experience leading multi-national or global business operations and technology.

Business Strategy & Mergers and Acquisitions Experience implementing a company’s goals and initiatives for growth organically and through strategic mergers and acquisitions.	Sales and Marketing & Customer Relations Experience managing a corporate marketing or sales function.	Relevant Industry Experience Experience in industries most relevant to the Company’s business, including the financial services and fintech industries, as well as the logistics service industry.

Legal & Regulatory Compliance Experience in complex legal matters and regulatory compliance oversight.	Corporate Governance Experience with current corporate governance standards and practices in public companies, including protection of shareholder interests.	Human Capital Management Experience with executive compensation, attracting and retaining top talent, succession planning and human capital risk management.
The following chart summarizes each nominee’s key qualifications, experience and skills. We believe that all of our nominees bring to our Board a wealth of executive leadership and management experience. The indicators below represent that a particular skill is a core competency that the nominee brings to the Board. The lack of an indicator for a particular skill does not mean that the nominee does not possess that skill or experience; instead, we expect all nominees to have a working knowledge of all of these areas. Further, the Board encourages all its members to increase their strategic skill sets through education. To that end, in 2024, the Company launched a continuing director education program that offers tailored educational programming on relevant topics to the Company’s business and strategy that are designed to enhance the directors’ understanding of complex or fast-developing subject areas.

9

	Kathie J. Andrade	Paul G. Boynton	Ian D. Clough	Susan E. Docherty	Mark Eubanks	Michael J. Herling	A. Louis Parker	Timothy J. Tynan	Keith R. Wyche
Finance, Accounting & Financial Reporting
Risk Management
Global Business Operations & Technology
Business Strategy & Mergers and Acquisitions
Sales and Marketing & Customer Relations
Relevant Industry Experience
Legal & Regulatory Compliance
Corporate Governance
Human Capital Management
2023 “Say on Pay” Results and Shareholder Engagement

At the 2023 Annual Meeting of Shareholders, approximately 97% of votes cast approved the “Say on Pay” proposal regarding the compensation awarded to NEOs. The Compensation Committee and the Board take into account the results of the “Say on Pay” vote as they consider the design of the executive compensation program and policies. There were no changes made to the Company’s executive compensation program in direct response to the 2023 “Say on Pay” voting results.
The Board and management believe that shareholder engagement is a vital component of our governance practices. We regularly engage with our shareholders in furtherance of our commitment to an appropriate executive compensation program design and strong governance practices. Members of management and the Board continue to engage in outreach to the Company’s shareholders to discuss a variety of matters, including Company performance and strategy, corporate governance, executive compensation policies and practices and sustainability, and have been responsive to the feedback provided by our shareholders. We look forward to ongoing dialogue and collaboration with our shareholders.

10	2024 Proxy Statement

Executive Compensation Highlights
Our executive compensation program is structured to link compensation to Company and individual performance over the short- and long-term and to align the interests of executives and shareholders. Brink’s executives receive a base salary and performance-based compensation, which represents approximately 69% of target total direct compensation (“TDC”) for Mr. Eubanks and approximately 59% of target TDC (on average) for the other NEOs.
Compensation Elements
The following table provides a summary of the TDC elements of our executive compensation program:
PAY ELEMENT	HIGHLIGHTS
Base Salary (Fixed)
■
Base salary is fixed cash compensation that provides pay at a level consistent with competitive market practices based on an executive’s role, responsibilities, skills, experience and performance.

■
Base salary provides fixed compensation necessary to attract and retain executives.

Annual Incentive (Performance-Based and At-Risk)
■
The annual cash incentive opportunity under our Brink’s Incentive Plan (“BIP”) is a cash award based on Company financial performance, individual performance and, for certain executives, performance of operating companies within their scope of responsibility.

■
Annually, the Compensation Committee sets a rigorous, pre-established target level of performance for one or more metrics aligned to our financial goals for the year, which we believe are key drivers of shareholder value.

Long-Term Incentive (“LTI”) (Performance-Based and At-Risk)
■
Our annual equity award opportunity is designed to ensure a significant portion of NEO compensation is tied to our long-term Company financial performance and increases in shareholder value over a long-term performance period, primarily earnings before interest, depreciation and amortization (“EBITDA”) and total shareholder return (“TSR”).

■
The Compensation Committee annually determines the types and mix of LTI awards to be made to NEOs and makes appropriate changes based upon an analysis of external market data, consistent with our pay for performance philosophy and strong emphasis on creating shareholder value and attracting and retaining talent.

■
In 2023, awards were granted as a mix of Internal Metric (“IM”) performance stock units (“PSUs”) subject to a relative TSR modifier of +/- 25% (“TSR Modifier”), and restricted stock units (“RSUs”). IM PSUs with TSR Modifier are paid out in shares of Common Stock at the end of a performance period, typically three years, based on achievement of a pre-established performance goal or goals (as modified by the TSR Modifier), and subject to a three-year vesting requirement. No options have been awarded since 2020.

11

The chart below reflects the 2023 target pay mix for Mr. Eubanks and the other NEOs (on average). Percentages in the following chart may not add due to rounding.
2023 Compensation Setting Process
Our executive compensation program includes performance-based compensation in the form of annual incentives under the BIP, paid in cash, and LTI, generally payable in shares of Common Stock. Performance-based incentives in our compensation program are designed to drive strategic and financial priorities and shareholder returns.
Annual Incentives
In February 2023, the Compensation Committee determined to use 50% non-GAAP operating profit, 25% non-GAAP revenue and 25% non-GAAP free cash flow as the annual incentive program metrics for the BIP. The Compensation Committee believed that re-implementing a revenue goal for 2023 was appropriate because easing of the COVID-19 pandemic allowed for more predictability in revenue. The addition of a free cash flow goal for 2023 was intended to align management incentives with shareholders’ focus on free cash flow generation.
LTI Awards
For 2023, the LTI mix approved by the Compensation Committee was 75% IM PSUs with TSR Modifier and 25% RSUs for all NEOs.
For the IM PSUs with TSR Modifier, in 2023, the Compensation Committee set a three-year total non-GAAP adjusted EBITDA performance target (subject to the TSR Modifier), based on a belief that this metric incentivizes leaders to execute our organic and acquisition growth strategy, aligns to one of the most common performance metrics used for LTI plans in our Proxy Peer Group (as defined on page 38), and ensures there is variation from the metrics used in our annual incentive plan.
No off-cycle grants (i.e., grants other than annual or sign-on LTI awards) were made in 2023 to NEOs. No options were granted in 2023.

12	2024 Proxy Statement

2023 Annual and Long-Term Incentive Payouts
In February 2024, the Compensation Committee (and the independent members of the Board for Mr. Eubanks) approved 2023 annual incentive payouts for the NEOs based upon the Company’s 2023 non-GAAP operating profit, revenue and free cash flow performance against the targets established as part of the 2023 BIP. The Company performance factor was determined by the Compensation Committee to be 98% and resulted in payouts to the NEOs ranging from approximately 84.9% to 102.9% of their respective targets.
In February 2023, the Compensation Committee certified the level of payouts for the 2021-2023 IM PSU awards, for the performance period from 2021 to 2022 (subject to continued time-based vesting requirements through February 2024), which reflected Company performance of $1.523 billion non-GAAP adjusted EBITDA*, which was above the maximum performance goal and resulted in a payment to each applicable NEO of 200% of the target IM PSUs awarded in 2021.
In February 2024, the Compensation Committee certified the level of payouts for the 2021-2023 Relative TSR PSU awards, for the performance period from 2021 to 2023, which reflected performance at the 50th percentile of the comparator group established by the Compensation Committee, which was at the target performance goal and resulted in a payment to each applicable NEO of 100% of the target Relative TSR PSUs awarded in 2021.
A comprehensive review of the 2023 compensation program, including its elements, objectives, rationale and payouts, is included in the “Compensation Discussion and Analysis,” beginning on page 29.

*
This non-GAAP financial measure is not presented in accordance with GAAP. See Appendix A of this Proxy Statement for a reconciliation of non-GAAP adjusted EBITDA to its most directly comparable GAAP financial measure.

13

Corporate Governance
Board Leadership Structure
The Board does not have a policy on whether the roles of the CEO and Chairman should be separate. The Board regularly evaluates relevant factors to determine the best leadership structure for the Company’s operating and governance environment at the time. At this time, the roles of CEO and Chairman are separate. We believe that, generally, separating the Chairman and CEO roles is a strong governance practice and contributes to the Board’s independence from management, while allowing the CEO to focus primarily on Brink’s business, strategy and operations.
Pursuant to the Company’s Amended and Restated Bylaws (the “Bylaws”), if the Chairman of the Board is not independent, the independent directors will elect an independent Lead Director to facilitate communication with the CEO, information flow and communications among non-management directors and provide feedback to the CEO on behalf of the non-management directors regarding business issues and Board management. In May 2022, Douglas A. Pertz, the Company’s former President and CEO, transitioned to Executive Chairman of the Board. Mr. Pertz remained Executive Chairman until the 2023 Annual Meeting of Shareholders, at which time he retired from the Board. His primary responsibilities as Executive Chairman included facilitating Mr. Eubanks’ transition to CEO and supporting our strategic initiatives. We believe that the Company and our shareholders benefited from Mr. Pertz’s tenure as Executive Chairman with his deep knowledge of the Company and its business. Because Mr. Pertz was not an independent director, the independent directors appointed Mr. Herling as the Company’s Lead Director in May 2022. As Lead Director, Mr. Herling was empowered with and exercised robust, well-defined duties, including, among other things, assisting Mr. Pertz with Board-related matters, acting, as necessary, together with Mr. Pertz, as a representative of the Board with management and serving as the primary non-management contact with the public, including shareholders. Mr. Herling worked with Messrs. Pertz and Eubanks to develop meeting agendas for the Board and create alignment among the Board and management to support the Company’s strategy. Mr. Herling also presided at all executive sessions and other meetings of independent directors and had the power to call meetings of independent directors, as needed.
Upon Mr. Pertz’s retirement from the Board at the 2023 Annual Meeting of Shareholders, the Company returned to a non-executive Chairman leadership structure and Mr. Herling resumed his role as the non-executive Chairman of the Board. As the non-executive Chairman, Mr. Herling has the following responsibilities:
■
preside over meetings of the Board and shareholders;

■
call meetings and executive sessions of the Board;

■
develop the meeting agendas and ensure critical issues are addressed;

■
facilitate communication between and among directors and management and ensure the quality, quantity and timing of information from management;

■
have a lead role in the evaluation of the CEO;

■
serve as the representative of the Board with management and the public and interact with shareholders on behalf of the Board at the Board’s discretion;

■
facilitate communication between the Board and shareholders, at the Board’s discretion;

■
promote effective communications on developments occurring between Board meetings; and

■
perform such other duties assigned from time to time by the Board.

14	2024 Proxy Statement

Role of the Board of Directors
Overview
The Board is responsible for advancing the interests of the Company’s shareholders by providing advice and oversight of the strategic and operational direction of the Company, overseeing the governance of the Company and the Company’s executive management, including CEO succession planning, and reviewing the Company’s business initiatives, capital projects and budget matters. To do this effectively, the Company has established clear and specific Corporate Governance Guidelines for the Board that, along with Board committee charters, our Bylaws and our Code of Ethics, provide the framework for the governance of the Company.
Cybersecurity Risk Oversight
Cybersecurity risk oversight is a top priority for the Board. The Company has adopted physical, technological and administrative cybersecurity controls and has a defined procedure for cybersecurity incident detection, containment, response and remediation. The Board is regularly briefed by the Company’s Global Chief Information Officer, with the support of the Company’s Chief Information Security Officer, on the Company’s cybersecurity risk management framework and on the Company’s completed, ongoing and planned actions relating to cybersecurity risks.
Board’s Role in Risk Oversight
Management is responsible for managing the day-to-day risks confronting our businesses, and our Board has responsibility for overseeing the Company’s ERM program. Under the ERM program, senior leaders from across the Company’s global footprint annually rank risks according to likelihood, significance and velocity to identify and prioritize the most significant risks facing the Company. For each identified risk area, a senior executive works with relevant leaders to ensure that mitigation plans are developed and implemented and that key risk indicators are monitored.
Our Board as a whole oversees risks related to the Company and business strategies and operations, exercising this responsibility by considering the risks related to its decisions. Each year, our Board receives reports on the ERM process and the key risks facing our businesses and the Company as a whole; these risks may include financial risks, geopolitical risks, legal and regulatory risks, competitive risks, compliance risks, ESG risks, information technology risks and other risks related to the ways in which we do business.
Our Board has delegated elements of its risk oversight responsibility to its committees to better coordinate with management to serve the long-term interests of all our stakeholders. Our Board receives regular reports from the committee chairs regarding topics discussed at committee meetings, including the areas of risk they primarily oversee. For example, the Audit and Ethics Committee (the “Audit Committee”) is responsible for discussing with management the Company’s major financial risk exposures and the steps management has taken to identify, monitor and mitigate such exposures, including the Company’s risk assessment and risk management policies. As part of its regular reporting process, management reports and reviews with the Audit Committee the Company’s material financial risks, proposed risk factors and other public disclosures, mitigation strategies and the Company’s internal controls over financial reporting. The Audit Committee also engages in periodic discussions with the Company’s Chief Financial Officer, the Controller, the Vice President of Internal Audit, the General Counsel and other members of management regarding these risks.

15

BOARD OF DIRECTORS

Oversees overall risks, with emphasis on strategic risks

Audit Committee

Oversees the Company's major financial risk exposures, risks related to legal ethics and compliance matters and information technology risks, and steps management has taken to monitor and control such exposures

Corporate Governance Committee

Oversees risks related to the governance structure of the Company, including Board composition and independence

Compensation Committee

Oversees risks related to the Company's executive compensation programs and has oversight responsibility for the Company's review of compensation policies and procedures to determine whether they present significant risks

Finance Committee

Reviews risks related to strategic transactions and oversees risks related to the Company's credit facilities, rating agency interactions, defined benefit pension plans, insurance policies and foreign exchange

MANAGEMENT

Identifies, assesses and manages day-to-day risk

Board’s Role in Management Succession Planning
The Board regularly engages in succession planning for the CEO role. Members of the Board annually review and discuss an evaluation of potential CEO successors. The Board ensures that meeting agendas for the Board and its committees regularly provide directors with exposure to and opportunities to assess potential successors. The Board annually reviews the emergency succession plan for the CEO.
Board’s Role in ESG Matters
Corporate responsibility and sustainability are important priorities for the Board and the Company. We have a strong commitment to being an ethical and responsible company acting with integrity and respect for each other, our communities and the environment, which starts with the tone set by the Board. The Board has primary responsibility for oversight of ESG matters, including initiatives and programs related to sustainability, corporate culture and human capital management (with input from the Compensation Committee).
Board’s Role in Compensation Risk
The Board delegates to the Compensation Committee responsibility for oversight of management’s compensation risk assessment. The Compensation Committee oversees all Company compensation policies and procedures (including those of our subsidiaries) and the incentives that they create to assess risk. At the Compensation Committee’s direction, the Company’s Human Resources Department, in partnership with the Internal Audit Department, conducted a risk assessment of the 2023 compensation programs. Management concluded that the compensation policies and practices of the Company do not create risks that are reasonably likely to have a material adverse effect on the Company. Management presented the results of its assessment to the Compensation Committee.
The Compensation Committee reviewed management’s assessment, including with its independent compensation consultant, and continues to believe that the executive compensation program appropriately balances risk and reward in

16	2024 Proxy Statement

relation to the Company’s overall business strategy and that it does not encourage employees to take excessive risks that are reasonably likely to have a material adverse effect on the Company.
The Compensation Committee relies on the Pay for Performance Compensation Philosophy and Compensation Governance Practices to mitigate compensation-related risks and to align compensation with market practices and shareholder interests. See “Pay for Performance Compensation Philosophy” and “Compensation Governance Practices” in the “Compensation Discussion and Analysis,” beginning on page 29 for details. The Compensation Committee will continue to consider compensation risk implications, as appropriate, in designing any new executive compensation components.
Board Independence
For a director to be deemed “independent,” the Board must affirmatively determine, in accordance with the listing standards of the New York Stock Exchange (the “NYSE”), that the director has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. In making this determination, the Board has adopted the following categorical standards as part of its Corporate Governance Guidelines:
1
A director who is, or has been within the last three years, an employee of the Company, or whose immediate family member is, or has been within the last three years, an executive officer of the Company, is not independent. Employment as an interim Chairman, CEO or other executive officer will not disqualify a director from being considered independent following such employment.

2
A director who has received or who has an immediate family member serving as an executive officer who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company (excluding director and committee fees and pensions or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service), is not independent. Compensation received by a director for former service as an interim Chairman, CEO or other executive officer will not count toward the $120,000 limitation.

3
(A) A director who is a current partner or employee of a firm that is the Company’s internal or external auditor; (B) a director who has an immediate family member who is a current partner of such a firm; (C) a director who has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (D) a director who was or whose immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time, in any such instance ((A) — (D)) is not independent.

4
A director who is or has been within the last three years, or whose immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee, is not independent.

5
A director who is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not independent.

The Board has affirmatively determined that each current director nominee (other than Mr. Eubanks) is, and each director who served during 2023 (other than Messrs. Pertz and Eubanks) was, independent under the listing standards of the NYSE and the categorical standards described above. The Board has determined that the members of the Audit Committee and the Compensation Committee meet the heightened independence requirements for service on the Audit Committee and Compensation Committee set forth in the respective committees’ charters. In addition, the Board has determined that the members of the Compensation Committee are “non-employee directors” (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

17

Executive Sessions
The non-management members of the Board meet regularly without management present. The Chairman presides over each meeting of the independent Board members.
Meeting Attendance
The Board met seven times in 2023. During 2023, all incumbent directors attended at least 75% of the total number of meetings of the Board and of the committees of the Board on which they served.
Directors are expected to attend the Annual Meeting of Shareholders. Per our Corporate Governance Guidelines, any director who is unable to attend or unable to meet with shareholders in attendance must submit an explanation to the Chairman of the Board (or Lead Director, when we have one). All of the directors then in office attended the 2023 Annual Meeting of Shareholders.
Committees of the Board
The Board has four standing committees: the Audit Committee, the Compensation Committee, the Corporate Governance Committee and the Finance and Business Development Committee (the “Finance Committee”).
Each committee has a separate chair and each of the committees is, and during 2023 was, composed solely of independent directors. The charters for each of the committees describe the specific authority and responsibilities of each committee and are available on our website at https://investors.brinks.com under “Governance — Governance Documents.” The members of the Board on the date of this Proxy Statement, and the committees of the Board on which they currently serve, are identified below:
AUDIT COMMITTEE			MEETINGS IN 2023: 8

Kathie J. Andrade • O	Ian D. Clough ☐ • O	A. Louis Parker • O	Keith R. Wyche O
The Audit Committee oversees management’s conduct of the Company’s financial reporting process and the integrity of its financial statements, including the Company’s accounting, internal controls and internal audit function. The Audit Committee also evaluates the qualifications and performance of the Company’s independent auditors, assesses the independence of the Company’s independent auditors and oversees the annual independent audit of the Company’s financial statements and the Company’s legal and ethics and compliance programs.
☐ = Committee Chair • = Audit Committee Financial Expert as that term is defined by the rules promulgated by the SEC O = Financially Literate under the NYSE standards

18	2024 Proxy Statement

COMPENSATION COMMITTEE		MEETINGS IN 2023: 5

Paul G. Boynton	Susan E. Docherty ☐	Michael J. Herling	Timothy J. Tynan
The Compensation Committee is responsible for overseeing the policies and programs relating to the compensation of our CEO and other senior executives, including policies governing salaries, incentive compensation and compensation plans, as well as the Company’s human capital management policies and strategies. For a further discussion of the Compensation Committee, see “Compensation Discussion and Analysis,” beginning on page 29.
☐ = Committee Chair
CORPORATE GOVERNANCE COMMITTEE		MEETINGS IN 2023: 4

Kathie J. Andrade ☐	Michael J. Herling	A. Louis Parker	Keith R. Wyche
The Corporate Governance Committee is responsible for identifying individuals qualified to become Board members consistent with criteria approved by the Board and recommending to the Board director nominees. The Corporate Governance Committee also oversees the corporate governance of the Company, including recommending to the Board the Corporate Governance Guidelines, and the annual evaluation of the Board’s performance. In addition, the Corporate Governance Committee recommends to the Board any changes in non-employee director compensation.
☐ = Committee Chair

19

FINANCE COMMITTEE		MEETINGS IN 2023: 5

Paul G. Boynton ☐	Ian D. Clough	Susan E. Docherty	Timothy J. Tynan
The Finance Committee monitors the Company’s strategic direction, including its acquisition strategy, approves certain strategic transactions, reviews the capital structure of the Company and recommends to the Board dividend and other actions and policies regarding the financial affairs of the Company, and oversees and monitors the funding of the Company’s Frozen Pension Plan, and the performance of the Company’s management Oversight Committee, the named fiduciary under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is responsible for the administration of the Company’s ERISA plans.
☐ = Committee Chair
Director Nominating Process
1
Succession Planning
The Corporate Governance Committee regularly engages in succession planning for the Board. In accordance with the Corporate Governance Guidelines and the Corporate Governance Committee charter, the Corporate Governance Committee periodically assesses whether any vacancies on the Board are expected due to retirement or other factors and considers possible director candidates. The Corporate Governance Committee has used professional search firms to identify candidates based upon the director membership criteria described in the Corporate Governance Guidelines.

2
Identification of Qualified and Diverse Candidates
The Corporate Governance Committee’s charter provides that the Corporate Governance Committee will consider director candidate recommendations by shareholders. Shareholders should submit any such recommendations to the Corporate Governance Committee through the method described under “Communications with Non-Management Members of the Board of Directors” on page 23. In accordance with the Company’s Bylaws, any shareholder of record entitled to vote for the election of directors at a meeting of shareholders may nominate persons for election to the Board, if the shareholder complies with the notice procedures set forth in the Bylaws and summarized in the section of this Proxy Statement entitled “Shareholder Reference Information — Shareholder Proposals and Director Nominations” on page 102. The Company did not receive any notice of a director candidate recommended by a shareholder or group of shareholders owning more than 5% of the Company’s voting common stock for at least one year as of the date of recommendation on or prior to November 18, 2023, the date that was 120 days before the anniversary date of the release of the prior year’s proxy statement to shareholders.
The Corporate Governance Committee evaluates all director candidates in accordance with the director membership criteria described in the Corporate Governance Guidelines. The Corporate Governance Committee evaluates any candidate’s qualifications to serve as a member of the Board based on a variety of professional experiences, including those related to business, industry, areas of expertise, diversity and inclusion, community or civic affairs, international background, the number of other directorships held (including for both for-profit and

20	2024 Proxy Statement

non-profit organizations) and leadership capabilities, and personal factors such as gender, ethnicity, race, age, along with any other skills or experience which would be of assistance to management in operating the Company’s business.

When considering a director standing for election as a nominee, including re-election, in addition to the attributes described above, the Corporate Governance Committee considers that individual’s past contribution, if for re-election, and future commitment to the Company. The Corporate Governance Committee evaluates the totality of the merits of each prospective nominee that it considers and does not restrict itself by establishing minimum qualifications or attributes.

3
Selection of Candidates
After evaluating any potential director nominees, including those recommended by shareholders, the Corporate Governance Committee makes a recommendation to the full Board, and the Board determines the nominees. The evaluation process of prospective director nominees is the same for all nominees, regardless of the source from which the nominee was first identified.

4
Election of Directors
After the Board determines the nominees for election, the director nominees are each presented to shareholders for election to a one-year term to the Board. Generally, directors will be elected by a majority of the votes cast. In the event of a contested election, where the number of candidates exceeds the number of directors to be elected, directors will be elected by a plurality of the votes cast.
The Company’s Corporate Governance Guidelines provide that any nominee for director in an uncontested election who receives a greater number of shareholder votes “against” his or her election than votes “for” his or her election must promptly tender his or her resignation to the Board. The Corporate Governance Committee will then evaluate the best interests of the Company and its shareholders and will recommend to the Board whether to accept or reject the tendered resignation. Following the Board’s determination, the Company will disclose the Board’s decision of whether or not to accept the resignation and an explanation of how the decision was reached, including, if applicable, the reasons for rejecting the resignation.

We believe that our director nominating process results in an experienced, diverse and independent Board.
Resignation and Retirement
Under the Company’s Corporate Governance Guidelines, a non-employee director who retires or whose job responsibilities change materially from those in effect at the time the director was last elected to the Board must submit his or her resignation from the Board to the Corporate Governance Committee. The Corporate Governance Committee will then review the continued appropriateness of Board membership under these changed circumstances, accept or decline the resignation and report to the Board its determination.
In 2023, the Board updated its mandatory retirement policy to state that a director who is 75 or older at the expiration of his or her current term may not be nominated to a new term. There are no exceptions or waivers to this policy.

21

Outside Directorships and Committee Assignments
The Corporate Governance Committee considers each director’s ability to dedicate sufficient time, energy and attention to the fulfillment of their duties when it nominates directors each year and when identifying leadership positions on our Board and on the Board’s committees. In 2023, we revised our Corporate Governance Guidelines to reflect new overboarding requirements informed by evolving investor preferences and policies on director time commitments. Our revised Corporate Governance Guidelines state that directors may not serve on more than two other public company boards, other than the Brink’s Board, and that the CEO, or any other Company executive officer serving as a member of the Board, may not be a member of the board of directors of more than one other public company.
In order to maintain an appropriate balance of director talent on the Board and to avoid potential conflicts and significant competing time commitments, the Company’s Corporate Governance Guidelines provide that the Company’s existing directors may not accept a seat on any additional public or privately-held company board or accept committee assignments on other boards without first notifying the Chair of the Corporate Governance Committee. The Corporate Governance Committee will then review the proposed directorship or committee assignment and has the final discretion as to whether to approve or disapprove such directorship or committee assignment.
Board Evaluations
The Board recognizes that a constructive evaluation process is an essential corporate governance tool to measure and continue to improve Board effectiveness.
The Board annually assesses the effectiveness of its performance and the performance of its committees. In accordance with its charter, the Corporate Governance Committee oversees an annual Board and committee evaluation process, designed to assess the effectiveness of its performance and committees. The Board also completes individual director self-assessments annually. The evaluation process also includes periodic evaluations by a third-party facilitator. The results of these evaluations help inform whether the Board is equipped to provide comprehensive and effective oversight.
The Corporate Governance Committee reports its findings and conclusions to the Board, identifying any areas for improvement, and overseeing follow up when needed, including any need for Board refreshment to ensure the Board as a whole and individual Board members are able to support and oversee the strategic objectives of the Company, as they change over time.
Policy and Process for Approval of Related Person Transactions
The Board and the Company are committed to maintaining the highest legal and ethical conduct and recognize that related person transactions can present potential or actual conflicts of interest and create the appearance that decisions are based on considerations other than the best interests of the Company and its shareholders. Nevertheless, the Company recognizes that there are situations where related person transactions may be in, or may not be inconsistent with, the best interests of the Company and its shareholders. Therefore, the Board maintains a written Related Person Transactions Policy (the “RPT Policy”) for the review and approval or ratification of related person transactions with definitions and disclosure requirements that align with Item 404 of Regulation S-K promulgated under the Exchange Act.
Under the RPT Policy, subject to certain pre-approved exceptions, any transaction or relationship that involves a director, director nominee, executive officer, greater than 5% shareholder or any of their immediate family members that constitutes a “related person transaction” requires prompt full disclosure to and review by the Company’s General Counsel of all facts and circumstances concerning the transaction and relationship. Unless the transaction is (i) determined by the General Counsel to not involve a direct or indirect material interest of a related person or (ii) subject to one of the pre-approved exemptions, the Audit Committee will review the transaction and approve or disapprove it. The Audit Committee will only approve or ratify a related person transaction if it determines in good faith that, under all of the circumstances, the transaction is in the best interests of the Company and its shareholders. For this purpose, a “related person transaction” is any transaction, arrangement or relationship in which (1) the Company was, is or will be a participant; (2) the aggregate amount involved will or may be expected to exceed $120,000; and (3) a related person has or will have a direct or indirect material interest.
During 2023, there were no related person transactions identified under the relevant standards, and there are none proposed currently.

22	2024 Proxy Statement

Communications with Non-Management Members of the Board of Directors
The Company’s Corporate Governance Guidelines set forth a process by which shareholders and other interested third parties can send communications to the non-management members of the Board. When interested third parties have concerns, they may make them known to the non-management directors by communicating via written correspondence sent by U.S. mail to the “Chairman of the Board” (or “Lead Director,” when we have one) at the Company’s Richmond, Virginia address. All such correspondence is provided to the Chairman of the Board (or Lead Director, when we have one) at, or prior to, the next executive session held at a regular Board meeting.
Political Contributions
In general, it is not the Company’s practice to make financial or in-kind political contributions with corporate assets, even when permitted by applicable law. The Company complies with all applicable state and federal laws related to the disclosure of lobbying activities.

23

Proposal No. 1 — Election of Directors
THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE NINE NOMINEES NAMED IN THIS PROXY STATEMENT FOR ELECTION AS DIRECTORS.
In accordance with the Company’s Amended and Restated Articles of Incorporation and Bylaws, directors are nominated for election (or re-election) to one-year terms. Each of the Company’s current directors is serving a term that expires in May 2024.
The Corporate Governance Committee has recommended, and the Board has approved, Mmes. Andrade and Docherty and Messrs. Boynton, Clough, Eubanks, Herling, Parker, Tynan and Wyche each as a nominee for election to a one-year term expiring in 2025. These nominees bring a balance of relevant skills to the boardroom, as well as an effective mix of diverse backgrounds and experiences. For more information about the composition of our nominees, see “Board Nominee Composition” on page 8.
Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. Unless otherwise specified, all proxies will be voted in favor of Mmes. Andrade and Docherty and Messrs. Boynton, Clough, Eubanks, Herling, Parker, Tynan and Wyche for election as directors of the Company. The Board has no reason to believe that any of the nominees is not available or will not serve if elected. If any of them should become unavailable to serve as a director, full discretion is reserved to the persons named as proxies to vote for such other persons as may be properly nominated.
For each director nominee, the following section includes information concerning the nominee’s age, principal occupation, employment (including other positions with the Company) and directorships during the past five years, and the year in which he or she first became a director of the Company. Also included is a brief discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that each nominee should serve as a director, in light of the Company’s business and structure.

24	2024 Proxy Statement

Nominees for Election as Directors for a One-Year Term Expiring in 2025
Age: 63 Audit Committee Corporate Governance Committee (Chair) Director since: 2019	KATHIE J. ANDRADE
Ms. Andrade is the former Chief Executive Officer of TIAA Retail Financial Services and Chairman of TIAA Federal Savings Bank (“TIAA”), a leading provider of financial services in the academic, research, medical, cultural and governmental fields, where she served from 2016 to 2018. Ms. Andrade joined TIAA in 2008 serving as Chief Operating Officer of Individual Advisory Services. From 2011 to 2016, she served as both President of TIAA Services Broker-Deal and Head of Individual Advisory Services. Between 1986 and 2008, she held a number of senior management positions at Bank of America, including Chief Operating Officer for the alternative investments group and Chief Operating and Technology Officer for the wealth management group. Ms. Andrade currently serves on the Board of Directors of Grange Insurance, a privately owned company where she is a member of the Strategy and Finance, Human Capital and Governance Committees. She also serves as a board member for Lincoln Investments, a privately owned company. Ms. Andrade previously served on the Board of Directors of Waddell & Reed Financial, Inc. (NYSE:WDR) from 2019 to 2021. She is an experienced leader who brings a deep understanding of the financial services industry, business strategy, risk management, corporate governance and technological innovation to the Board.
Age: 59 Compensation Committee Finance Committee (Chair) Director since: 2010	PAUL G. BOYNTON
Mr. Boynton is the former President and CEO of Rayonier Advanced Materials Inc. (NYSE:RYAM) (“Rayonier”), a global producer of high-value cellulose fibers, packaging materials and forest products. Mr. Boynton served as an Executive Advisor to Rayonier from June to December 2022. Prior to that, he served as President and Chief Executive Officer from 2014 to 2021, Chairman from 2014 to 2020 and Vice Chair from January to May of 2022. Mr. Boynton previously served as President and Chief Executive Officer of Rayonier Inc. from January 2012 through June 2014 and additionally served as Chairman from May 2012 through June 2014. Prior to this time, he served as President and Chief Operating Officer from 2010 to 2011; Executive Vice President, Forest Resources and Real Estate from 2009 to 2010; and Senior Vice President, Performance Fibers and Wood Products from 2008 to 2009. Mr. Boynton is a member of the Board of Trustees for Jacksonville University. He previously served as a member of the Board of Governors and its Executive Committee of the National Council for Air and Stream Improvement and a member of the Board of Directors of the National Association of Manufacturers. He also served as a member of the Board of Directors of the Federal Reserve Bank of Atlanta’s Jacksonville Branch from 2017 to 2022. Mr. Boynton brings his executive-level international business operations experience through his work for Rayonier, as well as experience in strategic business development, risk management, regulatory compliance and sales and marketing to the Board.
Age: 57 Audit Committee (Chair) Finance Committee Director since: 2016	IAN D. CLOUGH
Mr. Clough is the Executive Vice President, Global Pricing for DHL Express, a company that provides global contract logistics solutions. He has served in the position since April 2022. Prior to that, he served as Managing Director, Network, Logistics and Transport at DHL Supply Chain from June 2018 to April 2022. From May 2016 to June 2018, he was an independent management consultant. Mr. Clough served as Managing Director of International Europe of TNT Express N.V. (a Netherlands-based international courier delivery services company) from April 2014 to May 2016 and also served as a member of the company’s Management Board during that time. Previously, he served as Chief Executive Officer of DHL Express (USA), part of the Deutsche Post DHL Group from 2009 to 2014. Mr. Clough has experience in general management as well as in leading business turnarounds. He also brings to the Board deep transportation and logistics industry insight and knowledge, as well as experience in leading international businesses.

25

Age: 61 Compensation Committee (Chair) Finance Committee Director since: 2014	SUSAN E. DOCHERTY
Ms. Docherty is the Chief Executive Officer, interim Chief Operating Officer and a director of ElectraMeccanica Vehicles Corporation (“Electrameccanica”) (Nasdaq:SOLO), a company that designs and manufactures micromobility electric vehicles. Ms. Docherty has been with ElectraMeccanica since December 2022. Prior to that, she served as the Chief Executive Officer of Canyon Ranch, a company that promotes healthy living and holistic wellness retreats, with destination resorts and real estate throughout the United States, from May 2015 to August 2019. Ms. Docherty has more than three decades of experience in the automotive industry. She served as GM Vice President with operating responsibility as President and Managing Director for Chevrolet and Cadillac Europe, General Motors Company, an automobile manufacturing company, from December 2011 through September 2013. Ms. Docherty served as Vice President of International Operations Sales, Marketing and Aftersales from 2010 to 2011; and Vice President U.S. Sales, Service and Marketing from 2009 to 2010; Vice President, U.S. Sales in 2009; and General Manager and Vice President, Buick-Pontiac-GMC from 2008 to 2009. Ms. Docherty currently serves on the Board of Directors of J&J Ventures Gaming LLC, a private entertainment and amusement company, a position that she has held since September 2021. Ms. Docherty previously served on the Board of Mister Car Wash, Inc. (NYSE:MCW) from June 2021 to January 2023. Ms. Docherty has executive-level experience in international business operations and significant experience in human capital management, consumer sales, marketing and merger/acquisitions.
Age: 51 Director since: 2022	MARK EUBANKS
Mr. Eubanks has served as President and CEO and a director of the Company since May 2022. Prior to that, he served as the Company’s Executive Vice President and Chief Operating Officer (“COO”) from September 2021 to May 2022. Before joining the Company, Mr. Eubanks served as President, Europe, Middle East and Africa for Otis Worldwide Corporation (NYSE:OTIS) from April 2019 to September 2020. Prior to that, he served as Group President, Electrical Products, for Eaton Corporation plc, a global power management company, from 2015 to 2019. Mr. Eubanks brings his significant operational experience at large, complex international businesses to the Board, together with his financial and strategic experience.
Age: 66 Compensation Committee Corporate Governance Committee Director since: 2009 Chairman of the Board	MICHAEL J. HERLING
Mr. Herling is the Board’s independent Chairman of the Board. Mr. Herling served as the Company’s independent Lead Director from May 2022 to May 2023, when Mr. Pertz retired from the Board, at which time the Company returned to a non-executive Chairman leadership structure. Prior to his tenure as Lead Director, Mr. Herling served as the Chairman of the Board from 2016 to 2022. Mr. Herling is a founding partner of Finn Dixon & Herling LLP (a law firm that provides corporate, transactional, securities, investment management, lending, tax, executive compensation and benefits and litigation counsel). He has held that position since 1987. He currently serves as the Chair of the Board of Trustees of Colgate University. The Board benefits from Mr. Herling’s entrepreneurial experience as a founding partner of Finn Dixon & Herling and his extensive legal experience representing corporate and institutional clients and their boards of directors with a focus on strategic initiatives and complex transactions such as mergers and acquisitions and financings. Through his varied Board experience, Mr. Herling brings his experience and knowledge in corporate governance and compliance, risk oversight, audit, management and executive compensation matters to the Board.

26	2024 Proxy Statement

Age: 69 Audit Committee Corporate Governance Committee Director since: 2021	A. LOUIS PARKER
Mr. Parker is a retired Corporate Vice President of General Electric Company (NYSE:GE) and GE Capital, the financial services division of General Electric Company. He is also an Emeritus Board Member of Visible Men Academy, an innovative public, tuition-free K-5 charter school for at-risk boys in Bradenton, Florida, which he co-founded in 2012. He served as CEO of Visible Men Academy until January 2023. Before that, Mr. Parker served as the Executive Vice President and Chief Financial Officer of Visible Men Academy from 2012 to April 2021. From 1996 to 2009, Mr. Parker held the Chief Executive Officer role in multiple business lines within GE Capital, during which time he was named a General Electric Vice President, a Top 30 Executive and a member of the Corporate Executive Council. He is an alumnus and, since 2005, has served on the Board of Directors of A Better Chance, whose mission is to increase the number of young people of color prepared to assume leadership positions in our society. Mr. Parker is also a member and previously served on the board of The Executive Leadership Council, a membership organization for the development of global black leaders. Throughout his executive career, including work at IBM, Morgan Stanley, ADP and GE, he served in various industries, including insurance, financial services, homeland security and manufacturing. Mr. Parker brings valuable international business operations experience to the Board and a deep understanding of Lean/Six Sigma, acquisition integrations, technology, business restructurings, risk management, finance and equity and inclusion.
Age: 64 Compensation Committee Finance Committee Director since: 2021	TIMOTHY J. TYNAN
Mr. Tynan is the CEO of Chargeback Gurus, a provider of risk mitigation chargeback prevention and recovery services for e-commerce payments, a position that he has held since October 2022. He is the former CEO of Banc of America Merchant Services LLC (BAMS), one of the largest payments processing organizations in the U.S., a joint venture with Bank of America and Fiserv. He served in that role from May 2014 until February 2021. Prior to that role, Mr. Tynan held senior leadership positions at Citigroup from 2001 through 2014 including COO of global transaction banking, global head of shared business services, and in Tokyo, Japan, where he served as the managing director and regional head of the treasury, trade, and securities services divisions from 2012 to 2014. He was also an executive officer and member of the management committee of Citibank Japan Ltd. Mr. Tynan began his career with the IBM Corporation and held various executive leadership roles in sales & marketing, product development, service, and client relationship management. Mr. Tynan currently serves on the Boards of Directors of Chargeback Gurus and Engage Fi (provider of consulting services to credit unions and community banks), which are both privately owned companies of Falfurrias Capital Partners, where Mr. Tynan is senior advisor. Mr. Tynan brings to the Board valuable banking, fintech and digital payments experience. He also provides experience in merchant payments processing, business integration and technology, financial reporting, HR operations, procurement and regulatory compliance.
Age: 64 Audit Committee Corporate Governance Committee Director since: 2022	KEITH R. WYCHE
Keith R. Wyche is the Vice President, Community Engagement and Support at Walmart, Inc. (NYSE:WMT). Mr. Wyche has served in this role since 2020 and expects to retire on March 31, 2024. Prior to this role, Mr. Wyche served as Vice President, Operations at Walmart from 2017 until 2020. Prior to Walmart, Mr. Wyche held leadership roles in operations at Pitney Bowes and Convergys (now a part of Concentrix), and served as president at two of SuperValu’s grocery chains, Cub Foods and Acme Markets. Mr. Wyche served on the board of directors at the non-profit Skills for Chicagoland’s Future from December 2020 to December 2022. Previously, he served as board director at WMS Industries (NYSE:WMS) from 2011 to 2013, now a wholly owned subsidiary of Scientific Games Corporation (NASDAQ:SGMS). Mr. Wyche is an experienced leader who brings a deep understanding of the retail industry, global business operations, talent management and diversity, equity and inclusion to the Board.

27

Proposal No. 2 — Advisory Resolution to Approve Named Executive Officer Compensation
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE ADVISORY RESOLUTION ON NAMED EXECUTIVE OFFICER COMPENSATION.
The Company is seeking shareholder approval of an advisory resolution to approve the compensation of the NEOs as disclosed in this Proxy Statement.
The Board unanimously recommends a vote “FOR” approval of an advisory resolution on NEO compensation as disclosed in this Proxy Statement. The 2023 compensation awarded to the NEOs is consistent with our pay for performance compensation philosophy described in detail in the “Compensation Discussion and Analysis” beginning on page 29 of this Proxy Statement as well as the Company’s results for the year. We maintain a compensation philosophy to pay for performance and align pay with shareholder value creation. The Board continues to believe that our compensation program is driving the right behaviors for our executives, which, in turn, benefits our shareholders.
The Company holds this non-binding advisory vote annually, and we anticipate that the next non-binding advisory vote will occur at the 2025 Annual Meeting of Shareholders.
Under the SEC rules, your vote is advisory and will not be binding upon the Company or the Board. However, the Compensation Committee values the opinions of our shareholders and will review and consider the voting results when considering future executive compensation arrangements.
In accordance with Section 14A of the Exchange Act rules, shareholders are asked to approve the following advisory resolution:
“RESOLVED, that the Company’s shareholders approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement for the 2024 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, the other related tables and the accompanying narrative on pages 29 through 67.”

28	2024 Proxy Statement

Compensation Discussion and
Analysis

Executive Summary	30
Our Named Executive Officers	30
2023 in Review	31
Pay Aligned with Performance: 2023 Annual and Long-Term Incentive Payouts	31
Executive Compensation Program Changes in 2023	32
2023 “Say on Pay” Results and Shareholder Engagement	33
Compensation Philosophy and Governance Practices	33
Pay for Performance Compensation Philosophy	33
Compensation Governance Practices	34
Executive Compensation Program Components for 2023	35
Primary Components	35
Secondary Components	36
Process for Setting Executive Compensation	36
Compensation Committee Review Process	36
Role of the CEO	36
Role of the Compensation Consultant	37
Compensation Consultant Independence	37
Factors Considered in Making Compensation Decisions	37
Performance	37
Market Competitiveness	37
Balanced Compensation Mix	39
2023 Compensation Decisions by Component	39
Base Salary	39
Annual Cash Incentive Awards — Brink’s Incentive Plan	40
Long-Term Incentive Compensation	43

29

Executive Summary
This Compensation Discussion and Analysis and the executive compensation tables that follow describe the compensation of the Company’s NEOs:
Our Named Executive Officers

Mark Eubanks President and Chief Executive Officer	Kurt B. McMaken Executive Vice President and Chief Financial Officer

Daniel J. Castillo Executive Vice President and President, North America	Elizabeth A. Galloway Executive Vice President and Chief Human Resources Officer	James K. Parks Executive Vice President and President, Europe, Middle East, Africa and Asia

30	2024 Proxy Statement

2023 in Review
In 2023, we delivered $4.875 billion of revenue, $88 million of GAAP net income, $867 million of non-GAAP adjusted EBITDA, $425 million of GAAP operating profit (8.7% margin), $615 million of non-GAAP operating profit (12.6% margin), $702 million of GAAP net cash from operations and $393 million of non-GAAP free cash flow before dividends.* GAAP EPS was $1.83 per share and non-GAAP EPS grew to $7.35 per share.* Revenue growth included 21% organic growth in DRS and AMS, which are key strategic focus areas for the Company. During 2023, the Company saw meaningful progress executing its strategy, including growth in high-margin services, increasing productivity through the Brink’s Business System and disciplined execution against the Company’s capital allocation priorities. These financial metrics are monitored by management and the Board and reported to shareholders, and certain of these metrics are used in determining compensation for the NEOs.
Key 2023 Full-Year Financial Results
2023 REVENUE* (NON-GAAP) $4.9B +7% ($4.5B in 2022)	2023 ADJUSTED EBITDA* (NON-GAAP) $867M +10% ($788M in 2022)
2023 EPS* (NON-GAAP) $7.35 +23% ($5.99 in 2022)	2023 FREE CASH FLOW* (NON-GAAP) $393M +93% ($203M in 2022)

*
These non-GAAP financial measures are not presented in accordance with GAAP. See Appendix A of this Proxy Statement and pages 35 to 37 of the 2023 Annual Report for a reconciliation of non-GAAP operating profit, non-GAAP operating profit margin and non-GAAP EPS to the most directly comparable GAAP financial measure. See Appendix A of this Proxy Statement for a reconciliation of non-GAAP adjusted EBITDA and free cash flow before dividends to the most directly comparable GAAP financial measures. There is no difference between GAAP and non-GAAP revenues.

Pay Aligned with Performance: 2023 Annual and Long-Term Incentive Payouts
At the core of our executive compensation program is the link between compensation and Company and individual performance over both the short- and long-term. We do this through incentive compensation that aligns the interests of executives and shareholders, including by setting rigorous goals tied to performance metrics that are intended to drive our business forward.
Annual incentive program payout determinations under the BIP for 2023 for the NEOs reflect the Company’s performance against the specific, pre-established financial goals of 2023 non-GAAP operating profit (50%), revenue (25%) and free cash flow (25%). The NEOs received 2023 BIP payouts ranging from approximately 84.9% to 102.9% of their respective targets.

31

The annual incentive payouts reflect:
■
actual non-GAAP operating profit of $615 million, adjusted to $590 million (in accordance with certain pre-approved adjustments determined by the Compensation Committee at the time the goals were set), which was below the target goal of $640 million*;

■
actual non-GAAP revenue of $4.875 billion, adjusted to $4.810 billion (in accordance with certain pre-approved adjustments determined by the Compensation Committee at the time the goals were set), which was below the target goal of $4.875 billion*;

■
actual non-GAAP free cash flow of $393 million, adjusted to $372 million (in accordance with certain pre-approved adjustments determined by the Compensation Committee at the time the goals were set), which was above the target goal of non-GAAP free cash flow performance of $325 million*;

■
performance of the operating companies within a NEO’s area of responsibility (where applicable); and

■
individual performance factors, Company values and success factors based on leadership behaviors.

In February 2023, the Compensation Committee certified the level of payouts for the 2021-2023 IM PSU awards, for the performance period from 2021 to 2022 (subject to continued time-based vesting requirements through February 2024), which reflected Company performance of $1.523 billion non-GAAP adjusted EBITDA*, which was above the maximum performance goal, and resulted in a payment to each applicable NEO of 200% of the target IM PSUs awarded in 2021.
In February 2024, the Compensation Committee certified the level of payouts for the 2021-2023 Relative TSR PSU awards, for the performance period from 2021 to 2023, which reflected performance at the 50th percentile of the comparator group established by the Compensation Committee, which was at the target performance goal, and resulted in a payment to each applicable NEO of 100% of the target Relative TSR PSUs awarded in 2021.
See pages 43 to 48 for a description of LTI payouts.
Executive Compensation Program Changes in 2023
In 2023, the Compensation Committee approved several changes to the executive compensation program, which are further described in this Compensation Discussion and Analysis. The Compensation Committee changed the LTI mix for 2023, from 50% IM PSUs, 25% relative TSR PSUs and 25% time-vested RSUs to 75% IM PSUs with TSR Modifier and 25% time-vested RSUs for all NEOs. The TSR Modifier is subject to a cap of 100% (reduced from 125%) if absolute TSR during the performance period is negative. The primary reason for this change was that use of a relative TSR modifier for executive equity awards is more prevalent among the Company’s Proxy Peer Group than use of a stand-alone relative TSR performance goal. The Compensation Committee also changed the annual incentive program metrics under the BIP from 75% non-GAAP operating profit and 25% non-GAAP operating profit margin to 50% non-GAAP operating profit, 25% non-GAAP revenue and 25% non-GAAP free cash flow for all NEOs. The Compensation Committee believed that re-implementing a revenue goal for 2023 was appropriate because the easing of the COVID-19 pandemic allowed for more predictability in revenue. The addition of a free cash flow goal for 2023 was intended to align management incentives with shareholders’ focus on free cash flow generation.

*
Non-GAAP financial measures, which served as metrics in our short- and long-term incentive program in 2023, are not presented in accordance with GAAP. See Appendix A of this Proxy Statement and pages 35 to 37 of the 2023 Annual Report for a reconciliation of non-GAAP operating profit to the most directly comparable GAAP financial measures. There is no difference between GAAP and non-GAAP revenues. See Appendix A of this Proxy Statement for a reconciliation of non-GAAP adjusted EBITDA and non-GAAP free cash flow before dividends to the most directly comparable GAAP financial measures.

32	2024 Proxy Statement

2023 “Say on Pay” Results and Shareholder Engagement

At the 2023 Annual Meeting of Shareholders, approximately 97% of votes cast approved the “Say on Pay” proposal regarding the compensation awarded to NEOs. The Compensation Committee and the Board take into account the results of the “Say on Pay” vote as they consider the design of the executive compensation program and policies. There were no changes made to the Company’s executive compensation program in direct response to the 2023 “Say on Pay” voting results.
The Board and management believe that shareholder engagement is a vital component of our governance practices. We regularly engage with our shareholders in furtherance of our commitment to an appropriate executive compensation program design and strong governance practices. Members of management and the Board continue to engage in outreach to the Company’s shareholders to discuss a variety of matters, including Company performance and strategy, corporate governance, executive compensation policies and practices and sustainability, and have been responsive to the feedback provided by our shareholders. We look forward to ongoing dialogue and collaboration with our shareholders.

Compensation Philosophy and Governance Practices
Pay for Performance Compensation Philosophy
The Company maintains a Pay for Performance Compensation Philosophy and an executive compensation program that is designed to:

33

Compensation Governance Practices
WHAT WE DO	WHAT WE DON’T DO
■
Pay for performance — the majority of the compensation for our NEOs is in the form of variable, at-risk pay linked to the long-term financial and strategic goals of the Company

■
Shareholder alignment — our compensation program is designed to be aligned with the Company’s long-term interests and those of our shareholders with performance-based LTI subject to rigorous performance targets, including relative TSR

■
Balanced pay mix — compensation consists of fixed and variable pay, short-term and long-term pay, and includes both cash and equity

■
Pay caps — incentives have pre-established threshold, target and maximum levels, and the TSR Modifier for IM PSUs with TSR Modifier is capped at 100% if absolute TSR during the performance period is negative

■
Robust stock ownership guidelines — the CEO (and the Executive Chairman, when we have one) must hold Company stock equal to six times base salary and other NEOs must hold Company stock equal to three times base salary

■
Clawback policies — performance-based cash and equity incentives are subject to clawback in the event of an accounting restatement of our financial statements

■
Restrictive covenants — LTI awards to NEOs are subject to non-competition and non-solicitation provisions

■
Balanced change in control benefits — both equity awards and our Change in Control Plan require a termination of employment following a change in control for accelerated vesting and payment of benefits

■
Independent compensation consultant — the Compensation Committee retains an independent consulting firm that provides no other services to the Company

■
Annual market review of executive compensation

■
Annual risk assessment of incentive compensation program

■
Annual review of overhang levels and burn rates

■
No tax gross-ups (except for certain relocation expenses pursuant to our executive relocation policy)

■
No excessive perquisites — perquisites generally limited to relocation, executive health and financial planning benefits, as well expatriate benefits for those executives on international assignments

■
No hedging or pledging of Company securities by directors and executive officers

■
No repricing or exchanging of underwater stock options

34	2024 Proxy Statement

Executive Compensation Program Components for 2023
Primary Components
NEO compensation awarded in 2023 consisted of the following primary components:
		Compensation Element	How Payout Is Determined	Performance Measures	Purpose
SHORT-TERM	PAID IN CASH	Salary (fixed)	■ Compensation Committee judgment, informed by evaluation of market data	N/A	■ Provides compensation at a level consistent with competitive practices ■ Reflects role, responsibilities, skills, experience and performance
Annual Incentive (variable)
■
Compensation Committee review of performance against pre-established financial goals and individual performance, with certain pre-approved adjustments determined by the Compensation Committee at the time the goals were set

■
2023 Non-GAAP Operating Profit (50% weighting)

■
2023 Non-GAAP Revenue (25% weighting)

■
2023 Non-GAAP Free Cash Flow (25% weighting)

■
Individual performance

■
Region operating performance, as applicable

■ Motivates and rewards executives for achievement of annual corporate, business unit and individual performance goals ■ Aligns management and shareholder interests by linking pay and performance
LONG-TERM	PAID IN STOCK	LTI: PSUs (variable)	■ Formulaic, with Compensation Committee review of performance against pre-established goals measured over a performance period	■ 3-year Non-GAAP Adjusted EBITDA with the TSR Modifier ■ Stock price performance
■
Motivates and rewards executives for achievement of long-term goals intended to increase shareholder value

■
Enhances retention of key executives who drive sustained performance

■
Aligns management and shareholder interests by facilitating management ownership and tying compensation to stock price performance over a sustained period

		LTI: RSUs (variable)	■ RSUs vest in generally three, equal annual installments and the value of units depends on stock price at time of vesting	■ Stock price performance
■
Motivates and rewards executives for achievement of long-term goals intended to increase shareholder value

■
Enhances retention of key executives who drive sustained performance

■
Aligns management and shareholder interests by facilitating management ownership and tying compensation to stock price performance over a sustained period

35

Secondary Components
NEOs may also receive compensation in the form of one or more of the following components:
Compensation Element	Components of Compensation	Purpose
Benefits
■
Deferred compensation program participation for U.S. executives, including NEOs

■
Company matching contributions on amounts deferred (up to 10% of salary and 10% of any annual incentive payout), the value of which is tied directly to the Company’s stock price

■
Executive salary continuation, long-term disability plan, and business accident insurance participation

■
Welfare plans and other arrangements that are available on a broad basis to employees

■
Provides for current and future needs of the executives and their families

■
Aligns management and shareholder interests by encouraging management ownership of Company stock through participation in the deferred compensation program

■
Enhances recruitment and retention

Perquisites
■
Executive physical examinations

■
Reimbursement of relocation expenses (including certain related tax gross-ups), as well as expenses related to expatriate assignments

■
Reimbursement of certain financial planning expenses

■ Provides for health and safety of executives ■ Enhances recruitment and retention
Severance Pay Plan	■ Contingent amounts payable only if employment is terminated without cause, other than by reason of incapacity, or is terminated by the executive with good reason (as defined in the plan)	■ Reflects current market practice and enhances retention
Change in Control Severance Benefits	■ Contingent amounts payable only if employment is terminated under certain circumstances following a change in control	■ Encourages the objective evaluation and execution of potential changes to the Company’s strategy and structure
Process for Setting Executive Compensation
Compensation Committee Review Process
The Compensation Committee sets each component of target compensation for the Company’s NEOs. At least annually, the Compensation Committee undertakes a comprehensive review of competitive market data and information regarding target compensation levels provided to the Company’s CEO and other senior executives, including base salary, target annual incentive and LTI awards.
The Compensation Committee reviews the CEO’s evaluation of the performance of the other NEOs, as well as his recommendations related to their compensation, when considering NEO target compensation and payout determinations.
With respect to the CEO, the Compensation Committee reviews performance relative to annual objectives and competitive market data in order to make base salary and target annual incentive and LTI determinations and to make recommendations to the Board regarding annual incentive payments. The Compensation Committee is supported in its work by the Company’s Human Resources Department and an independent executive compensation consultant as described in the following paragraphs.
Role of the CEO
The CEO annually reviews each NEO’s target compensation (other than his own and the Executive Chairman’s, when we have one) and recommends changes to each pay element, as appropriate, based on market data, performance and potential contribution to the organization. The CEO makes recommendations regarding payouts for annual incentives in accordance with Company and individual performance and, operating company performance, as applicable. The Compensation Committee considers the CEO’s recommendations in making its own determinations regarding compensation awarded to the NEOs.

36	2024 Proxy Statement

The CEO does not play any role in determining his own compensation.
Role of the Compensation Consultant
The Compensation Committee receives data, analysis and support from Frederic W. Cook & Co., Inc. (“FW Cook”), which serves as the Compensation Committee’s and the Corporate Governance Committee’s independent compensation consultant.
In 2023, FW Cook provided the following services to the Compensation Committee:
■
Reviewed the materials prepared for the Compensation Committee by management relative to the 2023 compensation program design for the NEOs;

■
Prepared materials for the Compensation Committee related to the determination of CEO target compensation for 2023;

■
Presented market data and analysis for the Compensation Committee to consider when setting target compensation for NEOs;

■
Reviewed and advised the Compensation Committee on the peer group used for benchmarking executive compensation levels;

■
Presented a market analysis related to the Company’s annual burn rate, overhang and aggregate LTI grant value;

■
Prepared market data related to the Compensation Committee’s approval of an SEC-mandated clawback policy;

■
Advised the Compensation Committee regarding the preparation of the Company’s 2024 Equity Incentive Plan, as proposed for shareholder approval, including with respect to the number of shares to be reserved for issuance thereunder; and

■
Reviewed the Company’s Proxy Statement disclosure, including the Compensation Discussion and Analysis and executive compensation tables, and reviewed and advised on proxy advisory firm reports.

Compensation Consultant Independence
In retaining FW Cook, the Compensation Committee considered the six factors set forth in Rule 10C-1(b)(4)(i) through (vi) of the Exchange Act. In addition, after review of information provided by each of the members of the Compensation Committee as well as information provided by FW Cook and members of the FW Cook team, the Compensation Committee determined that there are no conflicts of interest raised by the firm’s work with the Compensation Committee.
Factors Considered in Making Compensation Decisions
In determining target compensation for the NEOs in 2023, the Compensation Committee considered the following key factors:
Performance
Our executive compensation program provides the NEOs with opportunities to receive actual compensation that is greater or less than targeted compensation, depending upon the Company’s financial performance and their individual performance. In terms of individual performance, factors such as demonstrated performance and role proficiency (among others) may result in actual compensation being greater or less than targeted compensation.
Market Competitiveness
The Compensation Committee generally aims to set NEO target compensation levels within a reasonable range of the market median. However, while market median is one data point, individual positioning may deviate above or below the median range based on individual circumstances such as the appropriate competitive posture relative to the market data, the strength of the match between the market data and the NEO’s actual role and responsibilities, the criticality of the role to the Company, the difficulty and cost of replacement, tenure in the current role, skill set relative to the external marketplace,

37

“hire-away” risk, the retention value of outstanding equity, individual performance, the need to attract externally-recruited executives and long-term potential to create value for shareholders. The Compensation Committee uses two types of market data — survey data and data from a peer group of companies (the “Proxy Peer Group”) for benchmarking executive compensation levels. Survey data is the primary reference point for all NEOs and the Proxy Peer Group data is used as an additional reference point for the CEO and CFO only.
The Proxy Peer Group is designed to include companies of comparable size, companies with similar business characteristics (including revenue, market capitalization and business model) and companies with which Brink’s competes for executive talent and investor capital. In consultation with FW Cook, the Compensation Committee annually reviews the Proxy Peer Group.
The Proxy Peer Group that was used to set 2023 compensation included the 16 companies shown below, which reflect the same group used in the prior year except for Cardtronics plc, which was acquired in 2021. At the time the peer group was approved in September 2022, the Company’s revenue approximated the 40th percentile and the Company’s market cap approximated the 25th percentile. The Company removed Cintas Corporation, which outsized the Company’s market capitalization, and added FLEETCOR Technologies, Inc. to the peer group that will be used to inform pay determinations for 2024.
PROXY PEER GROUP COMPANIES FOR BENCHMARKING 2023 COMPENSATION
ADT Inc.	The GEO Group	Stericycle, Inc.
Atlas Air Worldwide Holdings Inc.	Iron Mountain Incorporated	TFI International Inc.
Celestica Inc.	Landstar System, Inc.	The Western Union Company
Cintas Corporation	NCR Corporation	United Rentals, Inc.
Euronet Worldwide, Inc.	Pitney Bowes Inc.	WEX Inc.
Ryder System, Inc.
Aggregate positioning for the 2023 target cash compensation levels (base salary and target annual incentive) approved by the Compensation Committee for the NEOs were within the median range of the December 2022 market data. Target TDC (base salary plus target annual incentive and target long-term incentive) levels approved by the Compensation Committee for the NEOs was also within the median range. As described above, while the Compensation Committee considers the market median as one data point, individual positioning may be above or below the median depending on certain factors.

38	2024 Proxy Statement

Balanced Compensation Mix
The Compensation Committee considers the competitive market, compensation mix and pay for performance philosophy when setting various components of compensation. For 2023, the Compensation Committee determined that current and short-term compensation (base salary and annual incentives) should be delivered in cash, which is consistent with market practice. For 2023, the Compensation Committee determined LTI should be composed of stock-based awards that reward the achievement of Company results and increases in Company value over the long-term, and align NEOs’ interests with the economic interests of shareholders.
In 2023, performance-based compensation (which includes annual incentive targets and IM PSUs with TSR Modifier), represented approximately 69% of total target compensation for Mr. Eubanks and approximately 59% of total target compensation (on average) for the other NEOs, as illustrated in the following chart. Percentages in the following chart may not add due to rounding.

2023 Compensation Decisions by Component
Base Salary
The Compensation Committee’s decisions on base salary levels for the NEOs are primarily influenced by its review of competitive market information for comparable positions. For the NEOs other than the CEO, the Compensation Committee also considers the CEO’s recommended salary adjustments.
Merit Increases. As shown in the table below, in February 2023, the Compensation Committee approved merit increases for Messrs. Eubanks, McMaken, Castillo and Parks, based on performance and market data. In approving the merit increases, the Compensation Committee considered the overall effect on incentive programs and determined that the effect was within market tolerance and in-line with peer pay practices and TDC. Mr. Parks’ increase also included a market adjustment to reflect additional responsibilities assumed by him as a result of an expanded geographic footprint for his role. Ms. Galloway did not receive an increase because she joined the Company in May 2023.
Named Executive Officer	Annual Salary at December 31, 2022	Annual Salary at December 31, 2023	% Change
Mr. Eubanks	$900,000	$950,000	5.6%
Mr. McMaken	600,000	625,000	4.2%
Mr. Castillo	620,000	650,000	4.8%
Ms. Galloway	—	465,000	—
Mr. Parks	445,000	500,000	12.4%

39

Annual Cash Incentive Awards — Brink’s Incentive Plan
The Company’s annual cash incentives for NEOs are made under the BIP, which provides incentive compensation that is variable, contingent and directly linked to Company and country or business unit performance, as applicable and individual performance.
The Compensation Committee sets annual incentive performance metrics and goal(s) under the BIP in February of the performance year. In doing so, the Compensation Committee selects one or more metrics that it believes are aligned with the Company’s financial and strategic goals for the year and selects a target level of performance for each metric that the Compensation Committee believes represents a rigorous goal. The Compensation Committee generally considers and approves actual annual incentive payments for the prior fiscal year in February, based on the Company’s performance against the pre-established BIP performance goals, each executive’s individual performance and for certain NEOs, the performance of the operating companies within their scope of responsibility, which is referred to as Region Operating Performance. The Compensation Committee approves annual incentive payments to all NEOs, with the exception of the CEO (and Executive Chairman, when we have one). The Board approves any annual incentive payments to the CEO (and Executive Chairman, when we have one) upon the recommendation of the Compensation Committee. In determining annual incentive payouts, the Compensation Committee and the Board consider Company financial results, the performance of the NEOs and the recommendations of the CEO (with respect to the other NEOs).
2023 Annual Incentive Goal Setting. In February 2023, the Compensation Committee determined to use non-GAAP operating profit, non-GAAP revenue and non-GAAP free cash flow as the annual incentive program metrics for the BIP. The Compensation Committee believed that re-implementing a revenue goal for 2023 was appropriate because the easing of the COVID-19 pandemic allowed for more predictability in revenue. The addition of a free cash flow goal for 2023 was intended to align management incentives with shareholders’ focus on free cash flow generation.
The Compensation Committee determined that the performance metrics were well aligned to the Company’s 2023 priorities, including optimizing profitability, and approved the following 2023 BIP goals and relevant weightings, which are also shown in the graphic below:
■
non-GAAP operating profit performance goals of (50% weighting):

■
$585 million at threshold;

■
$640 million at target; and

■
$680 million at maximum;

■
non-GAAP revenue performance goals of (25% weighting):

■
$4.6 billion at threshold;

■
$4.875 billion at target; and

■
$5.1 billion at maximum; and

■
non-GAAP free cash flow performance goals of (25% weighting):

■
$300 million at threshold;

■
$325 million at target; and

■
$375 million at maximum.

40	2024 Proxy Statement

Each year, in connection with the approval of the annual incentive performance goals at the beginning of the year, the Compensation Committee also approves specific adjustments that will be made to performance results at the end of the year. For example, in February 2023, the Compensation Committee determined that, when considering performance against the 2023 non-GAAP operating profit, revenue and free cash flow goals, results would exclude the positive or negative impact of acquisitions and divestitures, the positive or negative impact of certain foreign exchange translation versus the foreign exchange rates used in the 2023 business plan, certain expenses related to non-cash long-term incentive compensation and personal protective equipment and the impact of unusual or infrequently occurring events, initiatives or transactions.
The Compensation Committee applies straight-line interpolation for determining award payouts when performance results fall between the goals.
2023 Annual Incentive Target Award Opportunities. The annual incentive target is expressed as a percentage of annual base salary and is designed to be indicative of the incentive payment that each NEO would expect to receive on the basis of strong performance by the Company against the performance goals for the BIP. The payout may range from 0% to 200% of a NEO’s annual incentive target and may not exceed 200% unless approved by the Compensation Committee in recognition of extraordinary contributions related to strategic initiatives or transactions. In February 2023, the Compensation Committee established 2023 annual incentive targets for each of the NEOs, other than Ms. Galloway, who joined the Company in May 2023. Prior to Ms. Galloway’s hire date, the Compensation Committee established an annual incentive target for Ms. Galloway and determined that the payout for the 2023 performance year was not to be prorated, as a make-whole for the forfeited bonus opportunity from her prior employer.

41

Named Executive Officer	2022 Annual Incentive Target	Target as a % of 2022 Salary	2023 Annual Incentive Target	Target as a % of 2023 Salary
Mr. Eubanks(1)	$920,263	110%	$1,140,000	120%
Mr. McMaken	480,000	80%	531,250	85%
Mr. Castillo	496,000	80%	520,000	80%
Ms. Galloway	—	—	348,750	75%
Mr. Parks	289,250	65%	375,000	75%

(1)
Mr. Eubanks’ 2022 target incentive represents the proration of targets established by the Compensation Committee for his service as Executive Vice President and Chief Operating Officer (“COO”) (from January 1, 2022 to May 5, 2022) and CEO (from May 6, 2022 to December 31, 2022).

2023 Annual Incentive Payouts. In February 2024, the Compensation Committee (and the independent members of the Board for Mr. Eubanks) approved 2023 annual incentive payouts for the NEOs based upon the Company’s 2023 non-GAAP operating profit, revenue and free cash flow performance against the targets established as part of the 2023 BIP (“Company Performance”) as well as each executive’s individual performance (“Individual Performance”). Individual Performance includes performance against individual goals (weighted 70%) and demonstration of Company values and certain success factors based on leadership behaviors (weighted 30%).
For Messrs. Castillo and Parks, the Compensation Committee also considered the performance of the operating companies within the scope of their respective responsibility, which is referred to as Region Operating Performance. For Mr. Castillo, this included our North America and Mexico regions and for Mr. Parks, our Europe, Middle East, Africa and Asia regions.
Annual Incentive Payout Calculation for Messrs. Eubanks and McMaken and Ms. Galloway
Annual Incentive Payout Calculation for Messrs. Castillo and Parks
The Company Performance Factor was determined by the Compensation Committee to be 98%, which reflects:
■
actual non-GAAP operating profit of $615 million, adjusted to $590 million (in accordance with pre-approved adjustments determined by the Compensation Committee at the time the goals were set to remove the impact of certain foreign exchange translation, acquisitions and divestitures and certain expenses related to non-cash long-term incentive compensation and personal protective equipment), which was below the target goal of non-GAAP operating profit performance of $640 million*;

■
actual non-GAAP revenue of $4.875 billion, adjusted to $4.810 billion (in light of the same adjustments discussed above), which was below the target goal of non-GAAP revenue performance of $4.875 billion*; and

*
Non-GAAP financial measures, which served as metrics in our short- and long-term incentive programs in 2023, are not presented in accordance with GAAP. See Appendix A of this Proxy Statement and pages 35 to 37 of the 2023 Annual Report for a reconciliation of non-GAAP operating profit to the most directly comparable GAAP financial measures. There is no difference between GAAP and non-GAAP revenues. See Appendix A of this Proxy Statement for a reconciliation of non-GAAP free cash flow before dividends to the most directly comparable GAAP financial measure.

42	2024 Proxy Statement

■
actual non-GAAP free cash flow of $393 million, adjusted to $372 million (in light of the same adjustments discussed above), which was above the target goal of non-GAAP free cash flow performance of $325 million*.

In addition to Company performance that resulted in a Company Performance Factor of 98%, the Compensation Committee also considered Mr. Eubanks’ recommendations regarding Individual Performance of each NEO, other than Mr. Eubanks, as summarized in the following paragraphs. The individual performance factors for the NEOs ranged from 100.1% to 105% (with a 100% individual performance factor for Mr. Eubanks).
For Mr. McMaken, the Compensation Committee considered his leadership of the finance and technology organizations and actions taken to position the Company for continued growth as demonstrated in strong advancement of free cash flow and shareholder returns through strong share price performance.
For Mr. Castillo, the Compensation Committee considered significant operational advancements as demonstrated by improved service levels and structural profitability improvements, as well as Mr. Castillo’s efforts to drive strong productivity across the North America business and enhance the safety culture of our workforce.
For Ms. Galloway, the Compensation Committee considered her leadership of the human resources organization and positioning the Company to become a truly global organization and her efforts to drive improved talent discussions across the organization and results from the global employee engagement survey that will position the Company to better respond to the needs of our employees.
For Mr. Parks, the Compensation Committee considered his strong focus on customer excellence which resulted in the advancement of DRS and AMS across our Europe, Middle East, Africa and Asia regions, and Mr. Parks’ deep commitment to advancing talent in the organization and creating an inclusive culture for a diverse workforce.
Mr. Eubanks’ annual incentive award was approved by the Board rather than the Compensation Committee. The Board considered Mr. Eubanks’ evolution of the Company’s growth strategy to focus on delivering superior customer service through DRS and AMS as well as the delivery of strong full year 2023 financial results, while successfully integrating strong talent into key leadership roles.
The following table sets forth the actual annual incentive payments for 2023 under the BIP. Annual incentive payments are also shown in the Summary Compensation Table on page 52.
Name	2023 Annual Incentive Target	2023 Actual Annual Incentive Payment	2023 Actual Annual Incentive Payment % of Target
Mr. Eubanks	$1,140,000	$1,173,060	102.9%
Mr. McMaken	531,250	536,244	100.9%
Mr. Castillo	520,000	441,505	84.9%
Ms. Galloway	348,750	342,117	98.1%
Mr. Parks	375,000	372,881	99.4%
Long-Term Incentive Compensation
We provide LTI compensation to ensure that a significant portion of NEO compensation is tied to our long-term results and increases in shareholder value. For 2023, the Compensation Committee changed the LTI mix for all NEOs to include IM PSUs with TSR Modifier (75% of the award value) and RSUs (25% of the award value). No options were granted in 2023. No off-cycle grants (i.e., grants other than annual or sign-on LTI awards) were made in 2023 to NEOs.
2023 IM PSUs with TSR Modifier. Our NEOs will receive payouts from IM PSUs with TSR Modifier only to the extent we achieve performance goals determined by the Compensation Committee at the beginning of the performance period. After the conclusion of the performance period, IM PSU with TSR Modifier payouts will be in shares of Common Stock and

43

range from 0% to 200% of the target award, subject to the TSR Modifier of 75% to 125% of the earned amount (resulting in a potential maximum of 250% of the target award). The TSR Modifier is subject to a cap of 100% if absolute TSR during the performance period is negative.
For the 2023 IM PSUs with TSR Modifier, the Compensation Committee continued to utilize a three-year performance period, beginning on January 1 of the first year of the performance period and ending on December 31 on the third year of the performance period. The IM PSUs with TSR Modifier awarded in 2023 are subject to a three-year performance vesting period that will end on the date in the first half of 2026 on which the Compensation Committee shall determine and certify the achievement of the performance goals for the performance period, subject to continued service and performance achievement.
The Compensation Committee established three-year non-GAAP adjusted EBITDA as the performance metric based on a belief that this metric incentivizes leaders to execute our organic and acquisition growth strategy, aligns to one of the most common performance metrics used for LTI plans in our Proxy Peer Group, and ensures there is variation from the metrics used in our annual incentive plan.
The Compensation Committee established threshold, target and maximum levels of three-year non-GAAP adjusted EBITDA for the IM PSUs with TSR Modifier, which correspond to payouts in shares of Common Stock at a rate of 50%, 100% and 200% of target as noted in the following table.
3-Year Cumulative Non-GAAP Adjusted EBITDA Performance Levels	Performance Stock Units Earned as a Percent of Target
Below Threshold Performance	0%
Threshold Performance	50%
Target Performance	100%
Maximum Performance	200%
At the time the Compensation Committee established the target levels of performance for the IM PSUs with TSR Modifier, it believed that achievement of the threshold performance level was attainable, but not certain, that target performance would be difficult to achieve, and that the maximum level of performance was possible, but not likely to be achieved.
The earned amount of the IM PSUs with TSR Modifier, as determined according to cumulative non-GAAP adjusted EBITDA performance for the performance period, is subject to the TSR Modifier, the amount of which will be determined based on the Company’s relative TSR during the performance period, as noted in the following table, with linear interpolation between performance levels (subject to a cap of 100% if absolute TSR during the performance period is negative).
Relative TSR Percentile Rank Among Peer Group	Modifier
≥ 75%	125% of calculated amount determined by cumulative non-GAAP adjusted EBITDA performance
≤25%	75% of calculated amount determined by cumulative non-GAAP adjusted EBITDA performance

44	2024 Proxy Statement

The Company’s relative TSR for the performance period will be determined by the percentile rank of the Company’s TSR for the performance period as compared to the TSR for the performance period of a custom comparator group established by the Compensation Committee consisting of the following 22 companies:
ACI Worldwide, Inc.	GATX Corporation	Tetra Tech, Inc.
Air Lease Corporation	Genpact Limited	TFI International Inc.
Air Transport Services Group, Inc.	Hexcel Corporation	The Western Union Company
Celestica Inc.	ITT Inc.	TTEC Holdings, Inc.
Crane Holdings, Co.	MoneyGram International, Inc.	Woodward, Inc.
Curtiss-Wright Corporation	NCR Corporation	Xerox Holdings Corporation
Euronet Worldwide, Inc.	Sabre Corporation	XPO, Inc.
Spirit AeroSystems Holdings, Inc.
2023 RSUs. Each RSU is the economic equivalent of one share of Common Stock and is settled in shares of Common Stock. RSUs retain value even if the price of Common Stock decreases below the price on the date of grant as long as the NEO satisfies the vesting requirements. RSUs provide an incentive for our employees to remain with us for the long term and perform well so that their shares increase in value. The 2023 RSU awards vest in three equal annual installments.
2023 LTI Target Award Opportunities. The Compensation Committee approved annual LTI awards in February 2023. For each of the NEOs, 2023 LTI awards included equity awards under the 2017 Equity Incentive Plan composed of IM PSUs with TSR Modifier (75% of the award value) and time-vested RSUs (25% of the award value). The Compensation Committee maintained its reliance on performance-based awards and changed to use of the TSR Modifier because the use of a relative TSR modifier for executive equity awards was found to be more prevalent among the Company’s Proxy Peer Group than use of a stand-alone relative TSR performance goal.
In establishing LTI compensation targets for each NEO for 2023, the Compensation Committee considered competitive market information, in the context of the overall LTI compensation philosophy, which takes into account the executive’s skills and experience, individual performance, criticality of the executive’s role and potential future contributions to the Company. The Compensation Committee approves LTI awards based on a target dollar value that is then converted into a number of IM PSUs with TSR Modifier and RSUs based on the grant date fair value of each award type. The Compensation Committee believes this approach is aligned with the market-based LTI grant value determination for each position.
The following table sets forth the aggregate amount of LTI award opportunities approved by the Compensation Committee for 2023 for each of the NEOs. These awards appear in the 2023 Grants of Plan-Based Awards Table on page 54.
Name	2022 Long-Term Incentive Compensation(1)	2023 Long-Term Incentive Compensation(1)	% Change from 2022 LTI amounts
Mr. Eubanks(2)	$3,556,363	$4,800,000	35.0%
Mr. McMaken	1,200,000	1,300,000	8.3%
Mr. Castillo	1,100,000	1,200,000	9.1%
Ms. Galloway(3)	—	700,000	—
Mr. Parks	600,000	750,000	25.0%

45

(1)
The value of equity awards included in total annual LTI compensation is calculated using assumptions for financial reporting purposes; therefore, the target amounts in the table above differ from the amount reported in the Summary Compensation and Grants of Plan Based Awards Tables. See Note 18 to the Company’s financial statements in its 2023 Annual Report. See also footnote 3 to the Summary Compensation Table on page 52.

(2)
Mr. Eubanks’ 2022 LTI compensation represents a 2022 LTI award granted in February 2022, as well as an award granted in March 2022, prorated for his service as CEO.

(3)
Ms. Galloway joined the Company in May 2023. Ms. Galloway’s 2023 LTI compensation shown in the table above does not reflect a sign-on RSU award of $1,400,000, which was granted in light of equity that was forfeited by Ms. Galloway with her former employer (see “Sign-On Award for Ms. Galloway” on page 47).

2021-2023 LTI Awards. The LTI awards granted in 2021 to the NEOs (other than Ms. Galloway who joined the Company in May 2023) were comprised of Relative TSR PSUs (20% of the award value), IM PSUs (50% of the award value) and RSUs (30% of the award value). The payouts under these awards are described below.
2021-2023 Relative TSR PSU Payouts. In February 2024, the Compensation Committee certified the level of payouts for the Relative TSR PSUs that were awarded in 2021.
The Relative TSR PSU payouts were determined by Brink’s TSR (calculated based on the 20-day average closing stock prices prior to and at the end of the three-year performance period) as compared to the TSR for the performance period for companies in the S&P MidCap 400 with foreign revenues that exceeded 50% of total revenues. See Appendix B for a list of these peers. Relative TSR PSU payouts are determined by measuring the Company’s performance against threshold (25th), target (50th) and maximum (90th) relative TSR. In February 2024, the Compensation Committee certified Company performance of TSR at the 50th percentile as compared to the TSR PSU comparator peer companies, resulting in a payout of 100% of target Relative TSR PSUs to NEOs (other than Ms. Galloway who joined the Company in May 2023).
The following table shows the Company’s performance against the PSU performance goals, resulting in the Relative TSR PSU payout as described above:

2021-2023 Relative TSR PSU Payout Curve

% of Target Shares Earned
200%
175%
150%
125%
100%
75%
50%
25%
0%
Actual
Performance
0
25th
50th
75th
100th
Relative TSR Percentile

2021-2023 IM PSU Payout Curve

200%
% of Target Shares Earned
200%
150%
100%
50%
0%
$1.175
$1.275 (Threshold)*
$1.375 (Target)*
$1.475 (Maximum)*
$1.523 (Actual Performance)**
$1.575
2-Year Non-GAAP Adjusted EBITDA (in billions)

* In 2023, the Compensation Committee certified the level of payouts for the 2021 IM PSUs and such awards vested in February 2024.

** Reflects pre-approved adjustments, as described above.

2021-2023 IM PSU Payouts. In 2023, the Compensation Committee certified the level of payouts for the IM PSUs that were awarded in 2021, as shown in the table above. Messrs. Eubanks and Parks each received awards of IM PSUs in 2021.

46	2024 Proxy Statement

The Compensation Committee set performance goals at threshold, target and maximum levels of the Company’s non-GAAP adjusted EBITDA for the performance period beginning January 1, 2021 and ending December 31, 2022, due to challenges in forecasting results as a result of the ongoing pandemic. In February 2023, the Compensation Committee certified Company performance of $1.523 billion non-GAAP adjusted EBITDA* for the 2021-2022 performance period, which was above the maximum performance goal, and resulted in a payout of 200% of target shares to Messrs. Eubanks and Parks, subject to continued time-based vesting requirements through February 2024.
The cumulative non-GAAP adjusted EBITDA performance result of $1.523 billion* reflects pre-approved adjustments for the impact of foreign exchange and acquisitions and divestitures.
2022-2024 PSUs. 2022-2024 TSR PSUs and IM PSUs awarded in 2022 each have a three-year performance period that ends on December 31, 2024. The Compensation Committee will certify results for the 2022-2024 performance period in early 2025.
Sign-On Award for Ms. Galloway. On May 15, 2023, Ms. Galloway joined the Company as Executive Vice President & Chief Human Resources Officer. In connection with Ms. Galloway’s appointment, the Compensation Committee approved a sign-on RSU award of $1,400,000, which was granted in light of equity that was forfeited by Ms. Galloway with her former employer. This award will vest in three equal installments, beginning in June 2024.
Expatriate Assignment for Mr. Parks. In 2023, in connection with his expanded geographic footprint, the Company initiated an expatriate assignment for Mr. Parks in the United Kingdom. Mr. Parks’ compensation and benefits for this assignment are generally consistent with the compensation determinations made by the Compensation Committee in February 2023. In addition, in connection with this expatriate assignment, Mr. Parks is eligible for expatriate benefits, generally consistent with benefits offered to other Brink’s employees on similar assignments, as more fully described in the Summary Compensation Table, beginning on page 52.
Tax Deductibility. The Compensation Committee believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards the executive talent needed for the Company’s success, is consistent with our compensation philosophy, and aligns the interests of our executives to those of our shareholders even if the compensation is not necessarily tax deductible.
Equity Grant Practices. We do not strategically time LTI awards in coordination with the release of material non-public information and have never had a practice of doing so. It is Company policy not to engage in backdating options. In addition, we have never timed and do not plan to time the release of material non-public information for the purpose of affecting the value of executive compensation. The accounting for PSU, RSU and Option awards granted by the Company is compliant with GAAP and is disclosed in the Company’s annual and quarterly financial reports filed with the SEC. The determination of grant date fair value for equity grants is described on page 52.
“Double Trigger” Acceleration of Vesting Following Change in Control. The Compensation Committee has approved terms and conditions for the NEOs’ PSU awards that provide for double trigger vesting of awards upon a change in control — which means that the vesting of these awards will accelerate only upon certain terminations of employment following a change in control as described in the following paragraphs. However, any PSUs that are not assumed or substituted by a successor in violation of the terms of the 2017 Equity Incentive Plan will immediately vest, and be paid out at (1) target for IM PSUs (where the change in control occurs in the first 12 months of the performance period); (2) target for IM PSUs with TSR Modifier multiplied by the applicable TSR Modifier achieved for the portion of the performance period that occurs prior to the change in control (where the change in control occurs in the first 12 months of the performance period); or (3) (x) the amount earned based on actual performance for the portion of the performance period that occurs prior to the change in control for IM PSUs and IM PSUs with TSR Modifier (where the change in control occurs after the first 12 months of the performance period) and (y) the amount earned based on actual performance for the portion of the performance period that occurs prior to the change in control for TSR PSUs, if in all instances the employee remains employed through the change in control.

*
This non-GAAP financial measure is not presented in accordance with GAAP. See Appendix A of this Proxy Statement for a reconciliation of non-GAAP adjusted EBITDA to its most directly comparable GAAP financial measure.

47

For IM PSUs, a change in control within the first twelve months of the performance period will result in conversion of the awards to time-based RSUs at target level that vest at the end of the performance period. The RSUs resulting from the conversion of IM PSUs will still be subject to a double trigger for accelerated vesting. If a change in control occurs after the first twelve months of, but prior to the end of the performance period, the Compensation Committee will assess performance against the pre-established goals (adjusted for the reduced duration of the performance period) through the date of the change in control and the IM PSUs will be converted to time based RSUs that vest at the end of the performance period for that number of shares that would have become payable based on the goals (as adjusted) achieved through the date of the change in control. The RSUs resulting from the conversion of IM PSUs will still be subject to a double trigger for accelerated vesting. If a change in control occurs after the end of the performance period but prior to the vesting date, the award will become payable on the vesting date.
For IM PSUs with TSR Modifier, a change in control within the first twelve months of the performance period will result in conversion of the awards to time-based RSUs that vest at the end of the performance period for that number of shares determined at target level multiplied by the applicable TSR Modifier achieved for the portion of the performance period that occurs prior to the change in control. The RSUs resulting from the conversion of IM PSUs with TSR Modifier will still be subject to a double trigger for accelerated vesting. If a change in control occurs after the first twelve months of, but prior to the end of the performance period, the Compensation Committee will assess performance against the pre-established goals (adjusted for the reduced duration of the performance period) through the date of the change in control and the IM PSUs with TSR Modifier will be converted to time based RSUs that vest at the end of the performance period for that number of shares that would have become payable based on the goals (as adjusted) and TSR Modifier achieved through the date of the change in control. The RSUs resulting from the conversion of IM PSUs with TSR Modifier will still be subject to a double trigger for accelerated vesting. If a change in control occurs after the end of the performance period but prior to the vesting date, the award will become payable on the vesting date.
For TSR PSUs, a change in control during the performance period will result in conversion of the awards to time-based RSUs that vest at the end of the performance period for that number of shares of Common Stock that is equal to the number of TSR PSUs that would have become payable based on the goals achieved through the date of the change in control. The RSUs resulting from the conversion of TSR PSUs will still be subject to a double trigger for accelerated vesting. If a change in control occurs after the end of the performance period but prior to the vesting date, the award will become payable on the vesting date.
For RSUs, in the event of a change in control prior to the vesting date, the RSUs will be subject to a double trigger for accelerated vesting.
Benefits
General
The types and amounts of benefits provided to the NEOs are established based upon an assessment of competitive market factors and a determination of what is needed to attract and retain talent, as well as providing long-term financial security to our employees and their families. Our primary benefits for the NEOs include participation in the plans and arrangements listed and summarized in the following paragraphs.
Deferred Compensation Program
We maintain the Key Employees’ Deferred Compensation Program (“Deferred Compensation Program”) for certain of our most highly compensated employees, including all of the NEOs. Under the Deferred Compensation Program, NEOs may defer a portion of their compensation, which is invested in mutual funds or converted to units that track Common Stock, according to the executive’s elections at the time of enrollment. Matching contributions by the Company are made in the form of units of Common Stock, which are subject to a five-year vesting period from the date of hire. In the event of termination of employment by the Company for cause, as defined under the Deferred Compensation Program, matching contributions are forfeited.
The Deferred Compensation Program enhances the alignment of the interests of the NEOs with those of our shareholders by providing our executive officers with a further opportunity to meet or make progress against their stock ownership

48	2024 Proxy Statement

guidelines. The Compensation Committee also believes that the Deferred Compensation Program furthers our retention goals because Company matching contributions are subject to a five-year vesting period that begins at the date of hire.
For more information on our Deferred Compensation Program, see the 2023 Non-qualified Deferred Compensation Table beginning on page 58.
Executive Salary Continuation Plan
The Company’s executive officers, including the NEOs, participate in our Executive Salary Continuation Plan, which, in the event a participant dies while in the employment of the Company, provides that we will pay a designated beneficiary a death benefit equal to three times the participant’s annual salary. This benefit is paid out over a 10-year period following the participant’s death.
Long-Term Disability Plan
The NEOs participate along with other salaried employees in a long-term disability program. In the event that the executive is totally incapacitated, the executive would receive 50% of current annual base salary plus the average of the last three years’ annual incentive payments, with a maximum annual payment of $300,000. These payments would continue (as long as the executive is totally disabled) until the executive reaches the social security normal retirement age.
401(k) and Health and Welfare Plans
Our NEOs are also eligible to participate in our 401(k) Plan, health, dental and vision plans, and various insurance plans, including short-term disability insurance, basic life insurance, and our matching charitable gifts program on the same basis as any other salaried employee.
Perquisites
For 2023, we provided our NEOs with limited perquisites, including for relocation expenses, executive physical examinations and certain financial planning expenses. In 2023, we also provided perquisites related to an expatriate assignment for one of our NEOs, generally consistent with the benefits offered to other Brink’s employees on similar assignments. Executives bear all tax consequences and are not grossed up (except for certain relocation expenses pursuant to the Company’s executive relocation policy).
Severance Pay Plan
The Severance Pay Plan provides severance benefits to the NEOs, whose employment is terminated by the Company without cause other than by reason of incapacity or terminated by the participant for good reason. A participant would not be entitled to severance benefits under the Severance Pay Plan if the participant was otherwise eligible for more favorable severance benefits under another arrangement (including under the Company’s Change in Control Plan, see the following section, “Change in Control Plan”) or in connection with a divestiture in which the participant is offered a comparable position.
See “Potential Payments Upon Termination or Change in Control — Severance Pay Plan,” beginning on page 61 for additional information about the Severance Pay Plan.
Change in Control Plan
The Change in Control Plan (the “CIC Plan”) serves the interests of the Company and our shareholders by ensuring that if a change in control is ever under consideration, the NEOs will be able to advise the Board whether the potential change in control transaction is in the best interests of shareholders without being unduly influenced by personal considerations, such as fear of the economic consequences of losing their jobs as a result of a change in control. The CIC Plan has a “double trigger,” which means that benefits become available to NEOs under the CIC Plan only upon a change in control followed by termination of employment under certain circumstances. The Compensation Committee believes that a double trigger appropriately protects the legitimate interests of the NEOs in employment security without unduly burdening the Company or affecting shareholder value in connection with a change in control. The Compensation Committee reviews the potential

49

payments under the CIC Plan each year and, prior to the adoption of the CIC Plan, annually reviewed the potential payments under individual change in control agreements that were in place prior to the adoption of the CIC Plan in 2022. See “Potential Payments upon Termination or Change in Control — CIC Plan,” beginning on 61.
Clawback Policies
The SEC adopted final rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and the NYSE has adopted listing standards in accordance with the SEC rules.
In compliance with those standards, the Company adopted its Dodd-Frank Act Clawback Policy, effective October 2, 2023 (the “DFA Clawback Policy”), which provides for the recoupment by the Company of erroneously awarded incentive-based compensation received by current or former executive officers in the event of an accounting restatement of the Company’s financial statements due to material non-compliance with financial reporting requirements. The DFA Clawback Policy covers any incentive-based compensation awarded to a covered officer during the three completed fiscal years immediately preceding the year in which the Company is required to prepare such an accounting restatement.
Additionally, the Company adopted its Supplemental Clawback Policy, effective October 2, 2023 (the “Supplemental Clawback Policy”), which contains rules similar to the DFA Clawback Policy, but covers erroneously awarded incentive-based compensation not otherwise covered by the DFA Clawback Policy and, in addition to executive officers, applies to certain employees whose acts or omissions were directly responsible for the events that led to the accounting restatement.
The DFA Clawback Policy and the Supplemental Clawback Policy collectively replaced the Company’s prior compensation recoupment policy.
Stock Ownership Guidelines and Prohibition Against Hedging and Pledging
We maintain stock ownership guidelines for our executive officers in the following amounts:
■
CEO (and Executive Chairman, when we have one) — must hold shares of Common Stock with a value equal to six times base salary

■
All other executive officers — must hold shares of Common Stock with a value equal to three times base salary

Shares of Common Stock owned outright, deferred compensation stock-based units and unvested RSUs on an after-tax basis are all eligible to be included for purposes of satisfying the guidelines.
Unearned PSUs and unexercised stock options (vested or unvested) do not count towards executive officers’ guidelines. Until an executive officer meets his or her stock ownership guideline, the executive officer must hold at least 50% of any profit shares from stock option exercises, RSU vesting, or payout of any PSUs.
We maintain a policy that prohibits directors and executive officers from engaging in any kind of hedging transaction that could reduce or limit the director’s or officer’s economic risk relative to his or her holdings, ownership or interest in Company securities. In addition, directors, executive officers and employees are prohibited from writing call or put options relative to Brink’s securities. Directors and executive officers are prohibited from pledging Company securities.
See “Stock Ownership” in this Proxy Statement, beginning on page 79, for a summary of the beneficial ownership of Common Stock as of March 1, 2024 by our directors, NEOs and all of our current directors and executive officers as a group.

50	2024 Proxy Statement

Compensation and Human Capital Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee has recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in this Proxy Statement.
Susan E. Docherty, Chair Paul G. Boynton Michael J. Herling Timothy J. Tynan

51

Executive Compensation Tables
Summary Compensation Table
The following table presents information with respect to compensation of the NEOs in 2021, 2022 and 2023.
Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total(6) ($)
Mark Eubanks President and Chief Executive Officer	2023	941,667	—	4,799,958	—	1,173,060	309,360	7,224,045
	2022	830,000	—	3,556,168	—	1,444,813	167,591	5,998,572
	2021	222,727	—	2,099,939	—	161,000	23,511	2,507,177
Kurt B. McMaken Executive Vice President and Chief Financial Officer	2023	620,833	—	1,299,959	—	536,244	87,608	2,544,645
	2022	212,500	500,000	2,499,847	—	753,600	28,390	3,994,337
								—
Daniel J. Castillo Executive Vice President and President, North America	2023	645,000	—	1,199,903	—	441,505	121,160	2,407,568
	2022	361,667	500,000	1,999,828	—	637,360	130,744	3,629,599

Elizabeth A. Galloway(7) Executive Vice President and Chief Human Resources Officer	2023	292,386	—	2,099,946	—	342,117	37,802	2,772,251

James K. Parks(8) Executive Vice President and President, Europe, Middle East, Africa and Asia	2023	490,833	—	749,966	—	372,881	219,510	1,833,191

(1)
Represents salaries before any deferrals under the Company’s 401(k) Plan and/or Deferred Compensation Program. For a discussion of the Company’s Deferred Compensation Program and amounts deferred by the NEOs in 2023, see the 2023 Non-qualified Deferred Compensation Table, beginning on page 58.

(2)
For Mr. McMaken, the 2022 amount represents a sign-on award in recognition of equity compensation forfeited from his former employer. For Mr. Castillo, the 2022 amount represents a sign-on award in recognition of repayment obligations to his former employer and must be repaid in full in the event that Mr. Castillo voluntarily leaves the Company within three years of his start date.

(3)
For the TSR PSUs granted in 2021 and 2022, and for the IM PSUs with TSR Modifier granted in 2023, the grant date fair value was computed in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 based on a Monte Carlo simulation model. For the IM PSUs granted in 2021 and 2022 and all RSU awards, the grant date fair value was computed in accordance with FASB ASC Topic 718 based on the stock price at the grant date and discounted because units do not receive or accrue dividends during the vesting period. The stock price at the date of grant was based on the closing price per share of Common Stock on the respective grant dates, as reported on the NYSE. The actual value a NEO may receive depends on achievement of pre-established program goals and market prices and there can be no assurance that the amounts reflected in the Stock Awards column will actually be realized. The following table sets forth the 2023 IM PSUs with TSR Modifier at the grant date fair value and at the maximum potential value at the highest level of performance for each NEO:

52	2024 Proxy Statement

Name	2023 IM PSU with TSR Modifier Grant Date Fair Value	Maximum Potential Value at Highest Level of Performance(a)
Mr. Eubanks	$3,599,959	$7,199,917
Mr. McMaken	974,980	1,949,959
Mr. Castillo	899,953	1,799,907
Ms. Galloway	524,971	1,049,942
Mr. Parks	562,480	1,124,960

(a)
The maximum potential fair value that could be recognized for financial reporting purposes would be based on a maximum payout of 200% for performance at the highest level of adjustment of the pre-established program operating goals. Relative TSR achievement is incorporated into the Monte Carlo value and does not change based on target/maximum performance.

(4)
Represents amounts paid under the BIP before any employee deferrals under the Company’s Deferred Compensation Program. For a discussion of the Company’s Deferred Compensation Program and amounts deferred by the NEOs in 2023, see the 2023 Non-qualified Deferred Compensation Table, beginning on page 58.

(5)
For 2023, includes items and amounts for each of the NEOs as described below.

(a)
Matching Company contributions on deferrals of compensation made in 2023 under both our 401(k) Plan and Deferred Compensation Program and BIP:

Name	Matching Contribution for Deferred Salary	401(k) Plan Matching Contribution	BIP Matching Contribution	Supplemental Savings Plan Matching Contribution	Total
Mr. Eubanks	$94,167	$9,900	$144,481	$23,750	$272,298
Mr. McMaken	62,083	9,900	—	15,625	87,608
Mr. Castillo	64,500	9,900	—	—	74,400
Ms. Galloway	21,313	5,231	—	—	26,544
Mr. Parks	49,083	9,900	50,879	12,500	122,362

(b)
Perquisites and personal benefits in 2023 totaling $10,000 or more received by Messrs. Eubanks, Castillo, Parks and Ms. Galloway. For Mr. McMaken, the value of perquisites and other personal benefits did not equal or exceed $10,000 for 2023.

Name	Executive Physical Examinations	Relocation Expenses(i)	Housing and travel reimbursements prior to relocation	Expatriate Assignment Expenses(i)(ii)	Financial Planning Reimbursement	Total
Mr. Eubanks	$ —	$ 7,762	$14,711	$ —	$14,589	$37,062
Mr. McMaken	—	—	—	—	—	—
Mr. Castillo	13,000	33,760	—	—	—	46,760
Ms. Galloway	6,614	—	—	—	4,644	11,258
Mr. Parks	13,000	—	—	71,307	12,841	97,148

(i)
Includes $625, $9,522, $6,344 for tax gross-up for Mr. Eubanks’, Mr. Castillo’s and Mr. Parks’ relocation expenses, respectively, which were provided pursuant to the terms of the Company’s executive relocation policy.

(ii)
Includes relocation expenses and certain travel reimbursements, as well as automobile, cost of living and housing allowances, related to Mr. Parks’ expatriate assignment in the United Kingdom.

(6)
Amounts may not add due to rounding.

(7)
Ms. Galloway joined the Company as Executive Vice President and Chief Human Resources Officer on May 15, 2023. Pursuant to the terms of her offer letter, her 2023 annual incentive payout was not prorated.

(8)
Mr. Parks was not a NEO in 2021 or 2022, and, as a result and in accordance with SEC rules, we have only provided his compensation information for 2023.

53

2023 Grants of Plan-Based Awards Table
The following table presents information regarding grants of annual incentive awards to the NEOs during the year ended December 31, 2023, which included BIP target awards and LTI awards under the 2017 Equity Incentive Plan.
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock Awards(4) ($)
Name	Award Type	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mark Eubanks	BIP	3/3/2023	570,000	1,140,000	2,280,000
	IM PSU w/TSR Mod	3/3/2023				24,759	49,518	123,795				3,599,959
	RSU	3/3/2023							18,075			1,199,999
Kurt B. McMaken	BIP	3/3/2023	265,625	531,250	1,062,500
	IM PSU w/TSR Mod	3/3/2023				6,705	13,411	33,528				974,980
	RSU	3/3/2023							4,895			324,980
Daniel J. Castillo	BIP	3/3/2023	260,000	520,000	1,040,000
	IM PSU w/TSR Mod	3/3/2023				6,189	12,379	30,948				899,953
	RSU	3/3/2023							4,518			299,950
Elizabeth A. Galloway	BIP	5/15/2023	174,375	348,750	697,500
	IM PSU w/TSR Mod	5/15/2023				3,697	7,395	18,488				524,971
	RSU	5/15/2023							24,699			1,574,975
James K. Parks	BIP	3/3/2023	187,500	375,000	750,000
	IM PSU w/TSR Mod	3/3/2023				3,868	7,737	19,343				562,480
	RSU	3/3/2023							2,824			187,486

(1)
The annual IM PSUs with TSR Modifier and RSUs, as applicable, granted to Messrs. Eubanks, McMaken, Castillo and Parks on March 3, 2023, and to Ms. Galloway on May 15, 2023, were all granted under the 2017 Equity Incentive Plan. See “Equity Award Grants” on page 55.

(2)
Amounts in this column represent annual incentive targets under the BIP for 2023 paid in 2024. Actual payouts under the BIP are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 52.

(3)
Amounts in this column represent IM PSUs with TSR Modifier awarded for the 2023-2025 performance period. The TSR multiplier is subject to a cap of 100% if absolute TSR during the performance period is negative. In 2026, the Compensation Committee will determine the IM PSU with TSR Modifier payout based on the Company’s non-GAAP adjusted EBITDA goal, then the TSR Modifier will adjust the payout based on the percentile rank of the Company’s TSR for the performance period as compared to the TSR for the performance period of a custom comparator group established by the Compensation Committee consisting of 22 companies (see a listing of these companies on page 45), multiplied by the number of target units.The number of IM PSUs with TSR Modifier ultimately paid can range from 0% to 250% of the IM PSUs with TSR Modifier awarded. There is no minimum number of shares that will be paid under these awards. Because payment will be made in shares of Common Stock, the actual value of the earned awards is based on the price of Common Stock at the time of payment.

(4)
Grant date fair value for all equity awards was computed in accordance with FASB ASC Topic 718. For the IM PSUs with TSR Modifier, the grant date fair value was computed based on a Monte Carlo simulation model. Under that model, the IM PSU with TSR Modifier awards had a per share grant date fair value of $72.70 for the March 3, 2023 grant date. For RSU awards, the grant date fair value was based on the closing stock price at the grant date, adjusted for a discount for dividends not received or accrued during the vesting period. For the RSU awards, which vest ratably over a three-year service period, the weighted average per share grant date fair value was $66.39 for the March 3, 2023 grant date. Under the Monte Carlo simulation model, the IM PSUs with TSR Modifier awarded to Ms. Galloway on May 15, 2023 had a per share grant date fair value of $70.99. For the RSU awards granted to Ms. Galloway, which vest ratably over a three-year service period running from the grant date, the weighted average per share grant date fair value was $63.76 for the May 15, 2023 grant date.

54	2024 Proxy Statement

Equity Award Grants
The 2017 Equity Incentive Plan, which was approved by our shareholders in May 2017, and amended and restated in 2019 to allow for the transfer of certain stock awards to permitted transferees for tax planning purposes, is designed to provide an additional incentive for the officers and employees who are key to the Company’s success. The Compensation Committee administers the 2017 Equity Incentive Plan, is authorized to select key employees of the Company and our subsidiaries to participate in the 2017 Equity Incentive Plan, and has the sole discretion to grant to eligible participants equity awards, including stock options, stock appreciation rights, restricted stock, performance stock, RSUs, performance stock units, other stock-based awards, cash awards or any combination thereof.
The exercise price of any stock option, the grant price of any stock appreciation right and the purchase price of any security that may be purchased under any other stock-based award may not be less than 100% of the fair market value of the stock or other security on the date of the grant of the option, right or award. Under the 2017 Equity Incentive Plan, determinations of the fair market value of shares of Common Stock are based on the closing price on the grant date and determinations of fair market value with respect to other instruments are made in accordance with methods or procedures established by the Compensation Committee.
Equity awards granted under the 2017 Equity Incentive Plan have specific terms and conditions approved by the Compensation Committee. In general, awards are canceled following termination of employment (although vested stock options may be exercised within 90 days following termination).
In general, upon termination of employment by reason of the holder’s retirement or permanent and total disability, awards remain outstanding and continue to vest (or remain exercisable in the case of vested stock options) in accordance with their terms. In the event of the holder’s death while employed: (i) the holder’s beneficiary will be entitled to receive a pro-rata portion of the number of shares that would have been payable under performance awards notwithstanding the holder’s death, based on the number of days in the performance period that elapsed prior to termination; (ii) restrictions on RSUs lapse as of the date of the holder’s death (or if later, the one year anniversary of the RSU grant); and (iii) outstanding options become fully exercisable as of the holder’s death (or, if later, the one year anniversary of the stock option grant) and may be exercised by the holder’s beneficiary within three years following the holder’s death (but not after the expiration date of the stock option award).
For a description of the treatment of equity awards upon a change in control, see pages 47-48.
For a discussion of the principles applied in administering the 2017 Equity Incentive Plan, see “Compensation Discussion and Analysis — 2023 Compensation Decisions by Component — Long-Term Incentive Compensation,” beginning on page 43.
If approved by the shareholders, the 2024 Equity Incentive Plan will replace the 2017 Equity Incentive Plan for purposes of granting awards on and after the effective date of the 2024 Equity Incentive Plan. More information about the 2024 Equity Incentive Plan can be found in “Proposal No. 3 — Approval of the Company’s 2024 Equity Incentive Plan,” beginning on page 82, and Appendix C of this Proxy Statement.

55

Outstanding Equity Awards at Fiscal Year-End 2023 Table
The following table presents information concerning the number and value of all unexercised stock options, RSUs and PSUs for the NEOs outstanding as of December 31, 2023.
		Option Awards					Stock Awards
Name	Award Type	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price(1) ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(4) ($)
Mark Eubanks
9/7/2021	IM PSU								28,014	2,463,831
9/7/2021	RSU						4,644	408,440
3/1/2022	IM PSU								7,946	698,851
3/1/2022	TSR PSU								1,486	130,694
3/1/2022	RSU						5,236	460,506
3/17/2022	IM PSU								5,675	499,116
3/17/2022	TSR PSU								1,132	99,559
3/17/2022	RSU						3,738	328,757
3/3/2023	w.TSR Mod								24,759	2,177,554
3/3/2023	RSU						18,075	1,589,696
Kurt B. McMaken
8/24/2022	IM PSU								10,239	900,520
8/24/2022	TSR PSU								1,165	102,462
8/24/2022	RSU						10,665	937,987
3/3/2023	w.TSR Mod								6,705	589,705
3/3/2023	RSU						4,895	430,515
Daniel J. Castillo
6/1/2022	IM PSU								8,794	773,432
6/1/2022	TSR PSU								974	85,663
6/1/2022	RSU						8,416	740,187
3/3/2023	w.TSR Mod								6,189	544,323
3/3/2023	RSU						4,518	397,358
Elizabeth A. Galloway
5/15/2023	w.TSR Mod								3,697	325,151
5/15/2023	RSU						24,699	2,172,277

56	2024 Proxy Statement

		Option Awards					Stock Awards
Name	Award Type	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price(1) ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(4) ($)
James K. Parks
2/20/2020	Option	2,784			81.69	3/4/2026
2/24/2021	IM PSU								6,360	559,362
2/24/2021	TSR PSU								963	84,696
2/24/2021	RSU						631	55,496
3/1/2022	IM PSU								2,270	199,647
3/1/2022	TSR PSU								424	37,291
3/1/2022	RSU						1,496	131,573
3/3/2023	w.TSR Mod								3,868	340,191
3/3/2023	RSU						2,824	248,371

(1)
In accordance with the Company’s 2017 Equity Incentive Plan, the exercise price for the Option Award was based on the closing price of Common Stock on the date of grant, as reported on the NYSE.

(2)
RSUs generally vest as to one third of the total number of shares covered by such award on each of the first, second and third anniversaries of the date of grant. For Mr. McMaken, his sign-on RSU award vests in two annual installments, beginning in September 2023. For Mr. Castillo, his sign-on RSU award vests in three annual installments, beginning in June 2023. For Ms. Galloway, her sign-on RSU award vests in three annual installments, beginning in June 2024.

(3)
Market value or payout value was based on the closing price of Common Stock on December 29, 2023, as reported on the NYSE, which was the last business day of the Company’s fiscal year.

(4)
Represents market value or payout value for IM PSU awards granted in 2021 for the 2021-2022 performance period (with a one-year vesting tail), IM PSU and TSR PSU awards granted in 2022 for the 2022-2024 performance period, and IM PSU with TSR Modifier awards granted in 2023 for the 2023-2025 performance period. The 2022 and 2023 awards become earned and payable on the date in the first half of the year following the conclusion of the performance period when the Compensation Committee determines the achievement of the performance goals for the applicable performance period. The 2021 awards became earned and payable on the vesting date on February 24, 2024 at 200% payout. The number of shares of stock shown as not yet vested are based on the threshold level of performance for each of the underlying awards’ metrics or, if performance to date on the metric has exceeded the threshold level, the level of performance achieved at December 31, 2023. Accordingly, for the 2021-2022 performance period (with a one-year vesting tail), the IM PSU awards are reported at maximum 200% of the target level of performance. For the 2022-2024 performance period, the IM PSU awards are reported at threshold 50% of the target level of performance and the TSR PSU awards are reported at the threshold 25% level of performance. For the 2023-2025 performance period, the IM PSU with TSR Modifier awards are reported at the threshold 50% level of performance.

57

2023 Option Exercises and Stock Vested Table
The following table presents information concerning the vesting of all stock awards for the NEOs during the year ended December 31, 2023. No NEO exercised an option award during the year ended December 31, 2023.
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mark Eubanks	5,458	622,610
Kurt B. McMaken	5,057	642,937
Daniel J. Castillo	3,183	285,496
Elizabeth A. Galloway(1)	—	—
James K. Parks	2,720	297,836

(1)
Ms. Galloway joined the Company in May 2023 and, therefore, had no stock awards vest in 2023.

2023 Non-qualified Deferred Compensation Table
The following table presents information about our Deferred Compensation Program, which provides for the deferral of compensation paid to or earned by the NEOs on a basis that is not tax qualified (i.e., the Company is not entitled to take a tax deduction for the related expense until payments are actually made to the participants).
The information included in the following table reflects elective deferrals, Company matching contributions, dividends credited to the participants’ accounts during 2023, aggregate withdrawals and the aggregate balance of deferred compensation accounts at December 31, 2023. Because deferrals related to annual incentive payouts under the BIP (and related matching contributions) are credited in the year after they are earned, these amounts differ from the annual incentive payments in the Summary Compensation Table, which, for each year, reflect amounts earned in that year. Amounts in the following tables may not add due to rounding.
Name	Executive Contributions in Last Fiscal Year(1)(2) ($)	Company Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings in Last Fiscal Year(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End(4)(5) ($)
Mark Eubanks	306,687	262,398	210,685	—	986,997
Kurt B. McMaken	100,317	77,708	42,544	—	249,269
Daniel J. Castillo	64,500	64,500	46,649	—	226,427
Elizabeth A. Galloway	21,313	21,313	4,887	—	47,512
James K. Parks	128,671	112,462	585,708	—	1,784,576

(1)
Under the Deferred Compensation Program, a participant is permitted to defer base salary, annual incentive amounts earned under the BIP and amounts in excess of 401(k) limits (as supplemental savings). The dollar value of deferred amounts is converted into notional investments in mutual funds, selected by the participant or common stock units that represent an equivalent number of shares of Common Stock in accordance with the formulas in the Deferred Compensation Program. The following table sets forth the amount of salary and annual incentive awards deferred in 2023 under the Deferred Compensation Program by each of the NEOs:

58	2024 Proxy Statement

Name	Salary Deferred	BIP Compensation Deferred(a)	Supplemental Savings Plan Deferred	Total(a)
Mr. Eubanks	$94,167	$144,481	$68,039	$306,687
Mr. McMaken	62,083	—	38,233	100,317
Mr. Castillo	64,500	—	—	64,500
Ms. Galloway	21,313	—	—	21,313
Mr. Parks	49,083	50,879	28,708	128,671

(a)
The incentive compensation deferred in 2023 was earned by each NEO for 2022 under the BIP, other than Ms. Galloway, who joined the Company in May 2023.

(2)
Under the Deferred Compensation Program, a participant also receives Company matching contributions with respect to deferred salary, deferred annual incentive awards and supplemental savings plan contributions. These amounts are converted into common stock units that represent an equivalent number of shares of Common Stock in accordance with the formulas in the Deferred Compensation Program. The following table sets forth the amount of Company matching contributions made in 2023 with respect to deferrals of salary and annual incentive awards under the BIP and supplemental savings plan contributions for each of the NEOs:

Name	Salary Matching Contribution	BIP Matching Contribution	Supplemental Savings Plan Matching Contribution	Total(a)
Mr. Eubanks	$94,167	$144,481	$23,750	$262,398
Mr. McMaken	62,083	—	15,625	77,708
Mr. Castillo	64,500	—	—	64,500
Ms. Galloway	21,313	—	—	21,313
Mr. Parks	49,083	50,879	12,500	112,462

(a)
These amounts are included within “All Other Compensation” for 2023 in the Summary Compensation Table.

(3)
Under the Deferred Compensation Program, dividends paid on Common Stock for the common stock units in a participant’s account are deferred and converted into common stock units that represent an equivalent number of shares of Common Stock in accordance with the formula in the Deferred Compensation Program. The following table sets forth the aggregate amount of dividends paid on Common Stock in 2022 for the common stock units in each NEO’s account:

Name	Dividends on Brink’s Common Stock(a)
Mr. Eubanks	$ 3,717
Mr. McMaken	673
Mr. Castillo	791
Ms. Galloway	47
Mr. Parks	12,760

(a)
These amounts are not included in the Summary Compensation Table, as they are not earned at a rate higher than dividends on Common Stock.

(4)
The following table sets forth the composition of the aggregate balance of deferred compensation under the Deferred Compensation Program as of December 31, 2023 for each of the NEOs. It includes (a) the aggregate contributions made by each of the NEOs, (b) the aggregate contributions made by the Company on behalf of each of the NEOs, (c) dividends paid on Common Stock for the common stock units in each NEO’s account and the change in market value of the common stock units based on the change in market value of Common Stock or the change in value of notional investments in mutual funds, as appropriate; and (d) aggregate distributions to participants:

59

Name	Years of Participation	Aggregate Executive Contributions	Aggregate Company Contributions	Dividends and Changes in Market Value	Aggregate Distributions	Aggregate Balance(a)
Mr. Eubanks	2	$419,424	$371,331	$195,298	$ —	$ 986,997
Mr. McMaken	1	115,317	92,708	41,244	—	249,269
Mr. Castillo	1	90,334	90,333	45,760	—	226,427
Ms. Galloway	0	21,313	21,313	4,887	—	47,512
Mr. Parks	13	648,567	587,252	802,901	(255,088)	1,784,576

(a)
Includes a $944 contribution for each of Mr. Eubanks and Mr. Parks of a taxable distribution to each of them of a like amount from the Company’s 401(k) plan to pass nondiscrimination testing for the 2022 plan year.

(5)
Includes a $944 contribution for each of Mr. Eubanks and Mr. Parks in recognition of a taxable distribution to each of them of a like amount from the Company’s 401(k) plan to pass nondiscrimination testing for the 2022 plan year.

Key Employees’ Deferred Compensation Program
Deferrals. Our Deferred Compensation Program is an unfunded plan that provides deferred compensation for a select group of the Company’s management, including the NEOs. Under the Deferred Compensation Program, a NEO is permitted to defer receipt of:
■
up to 90% of his or her cash incentive payments awarded under the annual incentive plan;

■
up to 50% of his or her base salary; and

■
any or all amounts that are prevented from being deferred, and the related matching contribution, under our 401(k) Plan as a result of the limitations imposed by the Internal Revenue Code, as amended, and any regulations promulgated thereunder (collectively, the “Code”).

We provide matching contributions for deferred annual incentive amounts (100% of the first 10% deferred) and deferred salary (100% of the first 10% deferred). An executive may elect to defer additional amounts under the supplemental savings plan after he or she meets the maximum permitted under the Company’s 401(k) Plan. We provide matching contributions to supplemental savings plan contributions. For 2023, matching contributions were equal to 100% of the first 3.0% of salary and annual incentive deferrals, less amounts deferred into the Company’s 401(k) Plan.
Amounts deferred are invested in mutual funds or converted to units that track Common Stock, per the executive’s instructions at the time of annual enrollment. Matching contributions by the Company are made in the form of units of Common Stock, which are subject to a five-year vesting period from the date of the participant’s hire. The dollar values are converted in accordance with the formula in the program.
Dividends paid with respect to the common stock units in a participant’s account are converted to units that track Common Stock.
Distributions. The Deferred Compensation Program provides for the distribution of one share of Common Stock for each common stock unit in a participant’s account. Cash is paid for deferred compensation invested in mutual funds, and in lieu of the issuance of fractional shares of Common Stock.
Termination Upon Death, Retirement, Disability or Change in Control. Upon the termination of participation as a result of death, retirement, total and permanent disability or termination for any reason within three years following a change in control, lump-sum distributions for all accrued units are made under the Deferred Compensation Program six months after termination of employment. A participant may elect, however, to receive the shares in up to five equal annual installments beginning after the last day of the sixth month following the fifth anniversary of the date of termination.
Termination Other Than Upon Death, Retirement, Disability or Change in Control. In the event that a participant’s employment terminates for a reason not described above, the participant receives the contributions made by the participant, related dividends and changes in market value. The participant forfeits all common stock units attributable to matching contributions and related dividends for the year in which the termination occurs and the common stock units attributable to

60	2024 Proxy Statement

matching contributions and related dividends that are otherwise unvested. If a participant’s employment is terminated for “cause,” the participant forfeits all common stock units attributable to matching contributions and related dividends credited to the participant’s account under the program whether or not vested. A participant’s common stock units attributable to Company matching contributions and related dividends vest based on the number of months since the executive’s original participation in the Deferred Compensation Program:
Vested Percentage
Less than 36 months	0%
At least 36 months but less than 48 months	50%
At least 48 months and less than 60 months	75%
60 months or more	100%
As of December 31, 2023, Mr. Parks was fully vested. Messrs. Eubanks, McMaken, and Castillo and Ms. Galloway were 0% vested.
Lump-sum distributions are made at a date selected by the participant at least two years following the date of election or six months after termination of employment. A participant may elect, however, to receive the shares in up to five equal annual installments beginning on a date selected by the participant at least two years following the year of election.
Potential Payments Upon Termination or Change in Control
Each NEO may be eligible to receive benefits and payments pursuant to our Severance Pay Plan and CIC Plan in the event of termination or change in control. Benefits under the CIC Plan are triggered upon termination following change in control (“double trigger”). The tables on pages 63 and 66 show the estimated amount of incremental additional benefits and payments that would be paid to each of the NEOs if their employment terminated on December 31, 2023 to the extent those benefits and payments exceed amounts that would be due to the NEOs regardless of the reason for termination of employment, including, for each NEO, the aggregate balance of non-qualified deferred compensation which appears in the 2023 Non-qualified Deferred Compensation Table on page 58, subject to vesting of Company matching contributions as described under “Deferred Compensation Program — Distributions” on page 60.
Because the NEOs would be eligible to receive different benefits and payments depending on whether a change in control had occurred on December 31, 2023, information about the additional benefits and payments that would be paid to each NEO in connection with a termination of employment is presented in two tables: one without a change in control and one with a change in control. These tables assume a stock price of $87.95, which was the closing stock price of the Company’s Common Stock on December 29, 2023, the last business day of the fiscal year, as reported on the NYSE. Following are descriptions of the types of benefits and payments that the NEOs would be eligible to receive under various termination scenarios, key terms under the CIC Plan, and the categories of benefits and payments as reflected in the tables on pages 63 and 66.
Severance Pay Plan
Upon a qualifying termination, participants who are NEOs would be eligible to receive the following benefits:
■
a lump sum payment equal to the sum of: (a) the executive’s annual base salary through the date of termination, (b) any bonus or incentive compensation approved but not paid, and (c) any accrued vacation pay, in each case to the extent not already paid or credited as of the date of termination;

■
a lump sum payment equal to the product of (a) one (one and a half (1.5) for the CEO), multiplied by (b) the sum of annual base salary and target annual incentive opportunity;

■
a prorated bonus for the year of termination, so long as the participant was employed by the Company for at least six months of the performance year;

■
reimbursement payments for continued medical and dental benefit coverage until the earlier of 12 months (18 months for the CEO) following the date of termination and such time as the participant becomes eligible to receive medical and dental benefits under another employer-provided plan;

61

■
continued vesting of equity awards granted in connection with our ordinary LTI award grant cycle until the first anniversary of the participant’s date of termination with payout at lower of target or actual performance; and

■
reasonable outplacement services during the period over which the health care benefits are provided.

In order to receive severance payments, the participant must execute a separation and release agreement that includes a release of claims in favor of the Company.
The Compensation Committee may amend or terminate the Severance Pay Plan at any time, but any action that would reduce the payments or benefits to participants, narrow the conditions for a qualifying termination, or otherwise reduce the protections provided to participants would not be effective until 12 months following approval by the Compensation Committee.
Hypothetical Post-Employment Payments and Benefits to Named Executive Officers Without a Change in Control
The following table provides information with respect to incremental additional hypothetical benefits and payments to the NEOs as of December 31, 2023 under our policies and programs, assuming their employment was terminated without a change in control.
The amounts in the table are in the following categories:
■
Prorated Annual Incentive. Represents hypothetical payment of a prorated annual incentive for the year of termination, pursuant to the terms of the Severance Pay Plan.

■
Base Salary and Annual Incentive. Represents hypothetical payment in the amount of the product of (a) one (or one and a half (1.5) for the CEO), multiplied by (b) the sum of annual base salary and target annual incentive opportunity, pursuant to the terms of the Severance Pay Plan.

■
Long-Term Incentive. Includes the value at December 31, 2023 of unvested options, IM PSUs, TSR PSUs, IM PSUs with TSR Modifier and RSUs that would be payable in accordance with their terms or pursuant to the Severance Pay Plan.

■
Benefit Plans. Includes benefits under the “Executive Salary Continuation Plan,” which is described on page 49.

■
Outplacement Services and Other Benefits. Includes the estimated cost of outplacement services and medical benefit coverage pursuant to the Severance Pay Plan.

62	2024 Proxy Statement

		Termination for Cause $	Voluntary Termination $	Termination Without Cause or for Good Reason $	Retirement $	Incapacity(1) $	Death(2) $
Mark Eubanks	Prorated Annual Bonus	—	—	1,140,000	—	—	—
	Base Salary and Bonus	—	—	3,135,000	—	—	—
	Long Term Incentive(3)	—	—	2,564,886	—	11,691,545	7,233,675
	Benefit Plans	—	—	—	—	—	2,147,950
	Outplacement Services and Other Benefits	—	—	49,900	—	—	—
	Total	—	—	6,889,786	—	11,691,545	9,381,625
Kurt B. McMaken	Prorated Annual Bonus	—	—	531,250	—	—	—
	Base Salary and Bonus	—	—	1,156,250	—	—	—
	Long Term Incentive(3)	—	—	921,892	—	4,759,062	2,689,898
	Benefit Plans	—	—	—	—	—	1,413,125
	Outplacement Services and Other Benefits	—	—	37,263	—	—	—
	Total	—	—	2,646,655	—	4,759,062	4,103,023
Daniel J. Castillo	Prorated Annual Bonus	—	—	520,000	—	—	—
	Base Salary and Bonus	—	—	1,170,000	—	—	—
	Long Term Incentive(3)	—	—	502,546	—	4,116,060	2,432,921
	Benefit Plans	—	—	—	—	—	1,469,650
	Outplacement Services and Other Benefits	—	—	32,918	—	—	—
	Total	—	—	2,225,464	—	4,116,060	3,902,571
Elizabeth A. Galloway	Prorated Annual Bonus	—	—	348,750	—	—	—
	Base Salary and Bonus	—	—	813,750	—	—	—
	Long Term Incentive(3)	—	—	724,180	—	2,822,667	2,308,889
	Benefit Plans	—	—	—	—	—	1,051,365
	Outplacement Services and Other Benefits	—	—	24,202	—	—	—
	Total	—	—	1,910,882	—	2,822,667	3,360,254
James K. Parks	Prorated Annual Bonus	—	—	375,000	—	—	—
	Base Salary and Bonus	—	—	875,000	—	—	—
	Long Term Incentive(3)	—	—	1,147,044	1,147,044	2,081,777	1,374,779
	Benefit Plans	—	—	—	—	—	1,130,500
	Outplacement Services and Other Benefits	—	—	27,064	—	—	—
	Total	—	—	2,424,108	1,147,044	2,081,777	2,505,279

(1)
Amounts under the Company’s short-term and long-term disability programs are not included as they are provided on a broad basis to U.S. employees.

(2)
Includes under “Benefit Plans” ten equal payments to the executive’s beneficiary or estate totaling three times the executive’s base salary under the Executive Salary Continuation Plan. These amounts represent the net present value discounted at 4.52%.

(3)
Unvested options are valued based on the difference between the closing price of Common Stock at December 29, 2023, and the option’s exercise price. If the option’s exercise price is greater than the December 29, 2023 price, no value is attributed to the unvested option. Unvested RSUs are valued based on the number of unvested units multiplied by the closing price of Common Stock at December 29, 2023. Unvested TSR PSUs, IM PSUs with TSR Modifier and IM PSUs, are valued in accordance with plan terms, based on the number of unvested units (at target) multiplied by the closing price of Common Stock at December 29, 2023.

Hypothetical Termination Benefits Following Termination Upon a Change in Control
The CIC Plan
The CIC Plan provides certain compensation and continued benefits in the event that a “change in control” occurs.
In addition, the CIC Plan provides additional benefits and payments in the event that a change in control occurs and either the executive is terminated by the Company other than for “cause” or incapacity or he resigns for “good reason” within

63

two years following a change in control. Each NEO is eligible to participate in the CIC Plan, with principal terms as described in the following paragraphs. The executive’s entitlement to benefits under the agreement requires compliance with certain non-competition provisions.
CIC Plan — Definitions of Key Terms
The CIC Plan generally defines “cause,” “change in control” and “good reason” as follows:
■
“cause” means embezzlement, theft or misappropriation of any property of the Company, the willful breach of any fiduciary duty to the Company, the willful failure or refusal to comply with laws or regulations applicable to the Company and its business or the policies of the Company governing the conduct of its employees, gross incompetence in the performance of job duties, commission of a felony or of any crime involving moral turpitude, fraud or misrepresentation, the failure to perform duties consistent with a commercially reasonable standard of care or any gross negligence or willful misconduct resulting in a loss to the Company.

■
a “change in control” generally will be deemed to have occurred:

■
upon any (1) combination of the Company in which the Company is not the surviving entity or upon certain conversion of all of the shares of Common Stock (2) sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all the assets of the Company;

■
when any third-party becomes the beneficial owner of more than 20% of the total voting power of the Company; or

■
if at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least a majority thereof, unless the election by the Company’s shareholders of certain new directors during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.

■
“good reason” generally means:

■
material diminution in the NEO’s position, authority, duties or responsibilities;

■
material breach of or failure by the Company to comply with its obligations under the CIC Plan;

■
a change to the NEO’s work location that increases the distance of the executive’s commute by a pre-determined amount; or

■
the failure by the Company to require any successor entity to assume the applicable agreement and agree to perform the Company’s obligations under the applicable agreement;

■
provided, however, that good reason will cease to exist if the NEO has not terminated employment within two years following the initial occurrence of the event constituting good reason.

CIC Plan — Benefits Following a Change in Control if Executive is Not Terminated
Salary and Annual Incentive. During the first two years of employment following a change in control, each executive who is a participant in the CIC Plan will receive annual compensation at least equal to the sum of (1) a salary not less than the executive’s annualized salary in effect immediately before the change in control occurred, plus (2) a bonus not less than the amount of the executive’s average annual incentive award for the last three years preceding the date the change in control occurred. In the event the executive has not been employed with the Company for the last three years, the executive’s target annual incentive will be used for any partial or complete year as necessary to determine the three-year average.
Incentive, Savings and Retirement Plans. During the executive’s continued employment, the executive is entitled to continue to participate in all available incentive and savings plans and programs offered by the Company.
Welfare Benefit Plans. During the executive’s continued employment, the executive and/or the executive’s family or beneficiary, as the case may be, is eligible to participate in and will receive all benefits under generally available welfare benefit plans and programs offered by the Company.

64	2024 Proxy Statement

CIC Plan — Termination Benefits Following a Change in Control
Termination for Good Reason or for Reasons Other Than for Cause, Death or Incapacity. Under this scenario:
■
The Company will make a lump sum cash payment to the executive consisting of the aggregate of the following amounts:

■
the sum of (1) the executive’s currently effective annual base salary through the date of termination to the extent not already paid, (2) any bonus or incentive compensation in respect of a completed performance period, but not paid as of the date of termination, (3) a portion of the executive’s average annual incentive awarded during the past three years pro-rated based on the number of days worked in the year of termination, and (4) any accrued vacation pay, in each case to the extent not already paid or credited (the sum of the amounts described in clauses (1) through (4) is referred to as the “Accrued Obligation Payment”); and

■
an amount equal to two times the sum of the executive’s annual base salary and average annual incentive awarded during the past three years.

■
The Company will provide the executive with outplacement services.

■
To the extent not already paid or provided, the Company will pay or provide any other amounts or benefits required to be paid or provided or that the executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company (such other amounts and benefits are referred to as the “Other Benefits”).

■
In the event the executive elects continued medical benefit coverage, the Company will reimburse him or her for a period of up to 18 months for premiums associated with such coverage in an amount equal to the premiums that the Company would have paid for such coverage had employment continued.

Termination for Death or Incapacity. If an executive’s employment is terminated by reason of the executive’s death or incapacity following the date of the change in control, the executive’s participation in the CIC Plan will terminate without further obligations to the executive’s legal representatives, other than for (1) the payment of the Accrued Obligation Payment and (2) the provision by the Company of death benefits or disability benefits, respectively, in accordance with the Company’s welfare benefit plans and programs applicable to full-time officers or employees of the Company as in effect on the date of the change in control or, if more favorable to the executive, at the executive’s deemed date of termination.
Termination for Cause. If the Company or its successor terminates an executive’s employment for cause following the date of the change in control, the executive’s participation in the CIC Plan will terminate without further obligations to the executive other than payment of (1) a lump sum payment of the executive’s currently effective annual base salary through the date of termination and (2) Other Benefits, in each case to the extent not already paid or credited.
Termination Other Than for Good Reason. If an executive voluntarily terminates employment following the date of the change in control, excluding a termination for good reason, the executive’s participation in the CIC Plan will terminate without further obligations to the executive, other than for the lump sum payment of the Accrued Obligation Payment (with the exception of any pro-rated annual incentive) and Other Benefits.
Excise Tax Cutback. If the amounts payable to an executive under the CIC Plan trigger payment of an excise tax, an accounting firm designated by the Company prior to the change in control will determine the after-tax benefit to the executive: (1) with the full payment of amounts due and payment by the executive of any resulting excise tax; and (2) after reducing the payment benefits to the extent necessary to avoid triggering the excise tax liability. The executive will be paid the amount that produces the greater after-tax benefit and any excise tax will be paid by the executive.
Hypothetical Post-Employment Payments and Benefits to Named Executive Officers Upon a Change in Control
The following table provides information with respect to the incremental additional benefits and payments to the NEOs as of December 31, 2023 under the scenarios covered by the CIC Plan described above and our policies and programs assuming their employment is terminated following a change in control.

65

The amounts in the table are in the following categories:
■
Accrued Obligation Payment (as defined on page 65).

■
Base Salary and Annual Incentive. Includes a payment equal to two times the executive’s annual base salary and average annual incentive awarded during the past three years.

■
Long-Term Incentive. Includes the value at December 31, 2023 of unvested options, IM PSUs, TSR PSUs, IM PSUs with TSR Modifier and RSUs that would be payable in accordance with their terms.

■
Benefit Plans. Includes benefits under the “Executive Salary Continuation Plan,” which is described on page 49.

■
Outplacement Services and Other Benefits. Includes the estimated cost of outplacement services for up to one year and, for NEOs who have elected medical benefit coverage, continued medical benefit coverage for up to 18 months.

		Termination for Cause $	Voluntary Termination $	Termination Without Cause or for Good Reason $	Retirement $	Incapacity(1) $	Death(2) $
Mark Eubanks	Accrued Obligation Payment	—	—	1,140,000	—	1,140,000	1,140,000
	Base Salary and Bonus	—	—	4,180,000	—	—	—
	Long Term Incentive(3)	—	—	11,691,545	—	11,691,545	11,691,545
	Benefit Plans	—	—		—	—	2,147,950
	Benefits	—	—	43,900	—	—	—
	Total	—	—	17,055,445	—	12,831,545	14,979,495
Kurt B. McMaken	Accrued Obligation Payment	—	—	531,250	—	531,250	531,250
	Base Salary and Bonus	—	—	2,312,500	—	—	—
	Long Term Incentive(3)	—	—	4,759,062	—	4,759,062	4,759,062
	Benefit Plans	—	—	—	—	—	1,413,125
	Benefits	—	—	50,527	—	—	—
	Total	—	—	7,653,339	—	5,290,312	6,703,437
Daniel J. Castillo	Accrued Obligation Payment	—	—	520,000	—	520,000	520,000
	Base Salary and Bonus	—	—	2,340,000	—	—	—
	Long Term Incentive(3)	—	—	4,116,060	—	4,116,060	4,116,060
	Benefit Plans	—	—	—	—	—	1,469,650
	Benefits	—	—	43,900	—	—	—
	Total	—	—	7,019,960	—	4,636,060	6,105,710
Elizabeth A. Galloway	Accrued Obligation Payment	—	—	219,760	—	219,760	219,760
	Base Salary and Bonus	—	—	1,627,500	—	—	—
	Long Term Incentive(3)	—	—	2,822,667	—	2,822,667	2,822,667
	Benefit Plans	—	—	—	—	—	1,051,365
	Benefits	—	—	35,184	—	—	—
	Total	—	—	4,705,111	—	3,042,427	4,093,792
James K. Parks	Accrued Obligation Payment	—	—	326,121	—	326,121	326,121
	Base Salary and Bonus	—	—	1,652,241	—	—	—
	Long Term Incentive(3)	—	—	2,081,777	2,081,777	2,081,777	2,081,777
	Benefit Plans	—	—	—	—	—	1,130,500
	Benefits	—	—	34,972	—	—	—
	Total	—	—	4,095,111	2,081,777	2,407,898	3,538,398

(1)
Amounts under the Company’s short-term and long-term disability programs are not included as they are provided on a broad basis to U.S. employees.

66	2024 Proxy Statement

(2)
Includes under “Benefit Plans” ten equal payments to the executive’s beneficiary or estate totaling three times the executive’s base salary under the Executive Salary Continuation Plan. These amounts represent the net present value discounted at 4.52%.

(3)
Unvested options are valued based on the difference between the closing price of Common Stock at December 29, 2023, as reported on the NYSE, and the option’s exercise price. If the option’s exercise price is greater than the December 29, 2023 price, no value is attributed to the unvested option. Unvested RSUs are valued based on the number of unvested units multiplied by the closing price of Common Stock at December 29, 2023. Unvested TSR PSUs, IM PSUs with TSR Modifier and IM PSUs are valued in accordance with plan terms, based on the number of unvested units (at target) multiplied by the closing price of Common Stock at December 29, 2023.

67

CEO Pay Ratio for 2023
As required by SEC rules, we are providing our shareholders the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. Below is the (i) 2023 annual total compensation of our median employee; (ii) 2023 annual total compensation of our CEO; (iii) the ratio of the annual total compensation of the CEO to that of our median employee; and (iv) the methodology we used to calculate our CEO pay ratio for 2023.
Also provided below is a supplementary disclosure of our U.S. only pay ratio. The U.S. only pay ratio is not a substitute for the CEO pay ratio, but we believe it is helpful context given the vast majority of our employee population resides outside of the U.S., including in several countries with lower costs and wages.
Median Employee Total Annual Compensation ($)	CEO Total Compensation ($)	CEO to Median Employee Pay Ratio	Market	Employee Status
11,895	7,224,045	607:1	All markets (U.S. and international excluding Indonesia)	full-time, part-time, seasonal, temporary
47,943	7,224,045	151:1	U.S. only	full-time, part-time, seasonal, temporary
Methodology
Identified Median Employee. In accordance with Item 402(u) of Regulation S-K, we began by using the same median employee included in our last proxy statement because there has been no material change in our employee population or employee compensation arrangements that we believe would significant impact the pay ratio disclosure. However, after review of that employee’s 2023 pay, we identified an anomalous compensation characteristic of significant overtime and increased hours, which materially increased the employee’s 2023 pay and which was not universal across the employee population. We reviewed the 2023 compensation of the next higher paid employee included in the median range in 2022 and determined that such employee’s pay did not have anomalous compensation characteristics for 2023. As a result, we substituted that next higher paid employee as our 2023 median employee.
Calculated CEO Pay Ratio. We calculated the annual total compensation in 2023 for our CEO under the reporting rules for disclosing NEO compensation in the Summary Compensation Table. For the year ended December 31, 2023, the total compensation for Mr. Eubanks, was $7,224,045 as reported in the Summary Compensation Table on page 52. We then calculated the ratio of the annual total compensation of our CEO to that of our median employee for 2023.
Facts to Consider Regarding Our Employees
■
As of December 31, 2023, approximately 82% of the Company’s employees are located outside of the U.S., excluding the Indonesian population.

■
Of this 82%, approximately 82% are located in lower wage geographies, where the average annual salary is less than 50% of the average salary for our U.S. employees.

Given that 82% of the Company’s employees (excluding the Indonesian population) are located outside of the U.S., mostly in lower wage geographies, and that a vast majority of the positions are hourly direct labor, many of whom are temporary or seasonal employees, whose compensation is not annualized per the SEC rules, the compensation of our median global employee (who is employed outside of the U.S.) is significantly lower than our U.S. employee base, which leads to a higher global CEO pay ratio.
In light of the significant percentage of employees located outside of the U.S., we also conducted a review of the 2023 taxable wages employees in the U.S. We used the same median employee as used in our last proxy statement.

68	2024 Proxy Statement

The pay ratios included in this information are reasonable estimates, calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that various public companies will use to determine an estimate of their ratio, the estimated CEO pay ratio information provided herein should not be used as a basis for comparison between companies.

69

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” to our CEO (or ”PEO“) and to other other NEOs (”Non-PEO NEOs”) and certain financial performance measures of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company’s aligns executive compensation with the Company’s performance, refer to our “Compensation Discussion and Analysis,” beginning on page 29.
Year (a)	Summary Compensation Total For PEO (Pertz)(1)(2) ($) (b)	Compensation Actually Paid to PEO (Pertz)(3) ($) (c)	Summary Compensation Table Total For PEO (Eubanks)(1)(2) ($) (d)	Compensation Actually Paid to PEO (Eubanks)(4) ($) (e)	Average Summary Compensation Table Total For Non-PEO NEOs(5) ($) (f)	Average Compensation Actually Paid to Non- PEO NEOs(6) ($) (g)	Value of Initial Fixed $100 Investment Based On:		Net Income(9) ($) (mil) (j)	Non- GAAP Adjusted EBITDA(10) ($) (mil) (k)
							TSR(7) ($) (h)	Peer Group TSR(8) ($) (i)
2023	—	—	7,224,045	10,511,284	2,389,414	3,678,872	100.66	234.98	87.7	867.2
2022	6,407,543	6,921,382	5,998,572	5,715,405	3,196,317	3,106,223	61.45	143.44	170.6	788.3
2021	11,405,920	10,365,522	—	—	2,153,145	1,722,376	74.01	147.76	105.2	682.6
2020	13,901,789	4,380,602	—	—	2,617,295	1,914,878	80.45	111.48	16.0	566.0

(1)
Mr. Pertz served as the Company’s President and CEO from June 9, 2016 until May 6, 2022, when he transitioned to the role of Executive Chairman. Mr. Eubanks was appointed President and CEO of the Company on May 6, 2022.

(2)
The dollar amounts reported in columns (b) and (d) are the amounts of total compensation reported for Messrs. Pertz and Eubanks, respectively, in the “Total” column of the Summary Compensation Table in the covered year, except for the amount of total compensation for Mr. Eubanks in the “Total” column of the Summary Compensation Table for 2021, which is included in the calculation of column (f) because, in 2021, Mr. Eubanks was serving as Executive Vice President and COO of the Company.

(3)
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Pertz in 2022, 2021 and 2020, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Pertz during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Pertz’s total compensation for each year to determine the compensation actually paid:

	2022	2021	2020(a)
Total Compensation for Mr. Pertz as reported in the Summary Compensation Table for the covered fiscal year	$6,407,543	$11,405,920	$13,901,789
Subtract grant date fair value of equity awards reported in the “Stock Awards” column in the Summary Compensation Table for the covered fiscal year	(3,855,858)	(8,909,828)	(11,499,846)
Add fair values as of the end of the covered fiscal year of all equity awards granted during the covered fiscal year that are outstanding and unvested as of the end of such covered fiscal year	3,333,311	10,006,043	10,140,498
Add the change in fair value (whether positive or negative) as of the end of the covered fiscal year (from the end of the prior fiscal year) of any equity awards granted in any prior fiscal year that are outstanding and unvested as of the end of such covered fiscal year	712,867	(2,304,698)	(8,241,301)
Add the change in fair value (whether positive or negative) as of the vesting date (from the end of the prior fiscal year) of any equity awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied during the covered fiscal year	323,519	269,652	79,463
Subtract the fair value of any equity awards granted in a prior fiscal year that failed to meet the applicable vesting conditions in the covered fiscal year determined as of the end of the prior fiscal year	—	(101,567)	—
Compensation Actually Paid to Mr. Pertz	6,921,382	10,365,522	4,380,602

(a)
Amounts may not add due to rounding.

70	2024 Proxy Statement

(4)
The dollar amounts reported in column (e) represent the amount of “compensation actually paid” to Mr. Eubanks in 2023 and 2022, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Eubanks during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Eubanks’ total compensation for each year to determine the compensation actually paid:

	2023	2022
Total Compensation for Mr. Eubanks as reported in the Summary Compensation Table for the covered fiscal year	$7,224,045	$5,998,572
Subtract grant date fair value of equity awards reported in the “Stock Awards” column in the Summary Compensation Table for the covered fiscal year	(4,799,958)	(3,556,168)
Add fair values as of the end of the covered fiscal year of all equity awards granted during the covered fiscal year that are outstanding and unvested as of the end of such covered fiscal year	6,542,144	3,315,123
Add the change in fair value (whether positive or negative) as of the end of the covered fiscal year (from the end of the prior fiscal year) of any equity awards granted in any prior fiscal year that are outstanding and unvested as of the end of such covered fiscal year	1,545,053	(267,126)
Add the change in fair value (whether positive or negative) as of the vesting date (from the end of the prior fiscal year) of any equity awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied during the covered fiscal year	—	225,004
Compensation Actually Paid to Mr. Eubanks	10,511,284	5,715,405

(5)
The dollar amounts reported in column (f) represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Eubanks for 2023, Messrs. Eubanks and Pertz for 2022 and Mr. Pertz for 2021 and 2020) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Eubanks for 2023, Messrs. Eubanks and Pertz for 2022 and Mr. Pertz for 2021 and 2020) included for the purposes of calculating the average amounts in each applicable year are as follows: (1) for 2023, Kurt McMaken, Daniel Castillo, Elizabeth Galloway and James Parks; (2) for 2022, Kurt McMaken, Michael Beech, Daniel Castillo, Rohan Pal and Ronald Domanico; (3) for 2021, Ronald Domanico, Mark Eubanks, Michael Beech, Rohan Pal and Raphael Shemanski; and (4) for 2020, Ronald Domanico, Michael Beech, Dana O’Brien and Raphael Shemanski.

(6)
The dollar amounts reported in column (g) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Eubanks for 2023, Messrs. Eubanks and Pertz for 2022 and Mr. Pertz for 2021 and 2020), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Eubanks for 2023, Messrs. Eubanks and Pertz for 2022 and Mr. Pertz for 2021 and 2020) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Eubanks for 2023, Messrs. Eubanks and Pertz for 2022 and Mr. Pertz for 2021 and 2020) for each year to determine the compensation actually paid:

	2023(a)	2022	2021	2020
Average Total Compensation for non-CEO NEOs as reported in the Summary Compensation Table for the covered fiscal year	$ 2,389,414	$3,196,317	$2,153,145	$2,617,295
Subtract grant fair value of equity awards reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the covered fiscal year	(1,337,444)	(1,719,883)	(1,259,854)	(1,587,256)
Add fair values as of the end of the covered fiscal year of all equity awards granted during the covered fiscal year that are outstanding and unvested as of the end of such covered fiscal year	1,829,484	1,750,569	1,048,473	1,410,262
Add the change in fair value (whether positive or negative) as of the end of the covered fiscal year (from the end of the prior fiscal year) of any equity awards granted in any prior fiscal year that are outstanding and unvested as of the end of such covered fiscal year	793,008	(128,775)	(535,166)	(960,387)

71

	2023(a)	2022	2021	2020
Add the change in fair value (whether positive or negative) as of the vesting date (from the end of the prior fiscal year) of any equity awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied during the covered fiscal year	4,409	7,995	542,747	434,964
Subtract the fair value of any equity awards granted in a prior fiscal year that failed to meet the applicable vesting conditions in the covered fiscal year determined as of the end of the prior fiscal year	—	—	(226,969)	—
Compensation Actually Paid to Non-PEO NEOs	3,678,872	3,106,223	1,722,376	1,914,878

(7)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(8)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the Company’s peer group as disclosed in the 2023 Annual Report. The companies included in the peer group are Cintas Corporation, Iron Mountain, Inc., Euronet Worldwide, Inc., Stericycle, Inc., UniFirst Corporation and Waste Management, Inc.

(9)
The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable fiscal year.

(10)
Non-GAAP adjusted EBITDA is defined as non-GAAP income from continuing operations excluding the impact of non-GAAP interest expense, non-GAAP income tax provision, non-GAAP depreciation and amortization, non-GAAP share-based compensation and non-GAAP marketable securities (gain) loss. See Appendix A of this Proxy Statement for a reconciliation of non-GAAP adjusted EBITDA to its most directly comparable GAAP financial measure.

(a)
Amounts may not add due to rounding.

Financial Performance Measures
As described in greater detail in our “Compensation Discussion and Analysis,” beginning on page 29, the Company’s executive compensation program reflects a variable pay-for-performance philosophy. Although the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance Table. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs for the most recently completed fiscal year to the Company’s performance are as follows:
■
Non-GAAP adjusted EBITDA

■
Non-GAAP operating profit

■
Non-GAAP revenue

■
Non-GAAP free cash flow

Analysis of the Information Presented in the Pay versus Performance Table
In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between the information presented in the Pay versus Performance Table.
Compensation Actually Paid and Net Income. The following graph shows the amount of compensation actually paid to Messrs. Pertz and Eubanks, as applicable, and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Messrs. Pertz and Eubanks, as applicable), together with the Company’s net income for the applicable years. Although the Company does not use net income as a performance measure in the overall executive compensation program, the Company believes net income is correlated with non-GAAP adjusted EBITDA, which is the

72	2024 Proxy Statement

financial metric used in the IM PSU LTI awards for NEOs, which represents the largest component of NEO compensation, designed to reward NEOs for achievement of annual and long-term goals.
Compensation Actually Paid and Non-GAAP Adjusted EBITDA. The following graph shows the amount of compensation actually paid to Messrs. Pertz and Eubanks, as applicable, and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Messrs. Pertz and Eubanks, as applicable), together with the Company’s non-GAAP adjusted EBITDA for the applicable years. As described above, non-GAAP adjusted EBITDA is defined as non-GAAP income from continuing operations excluding the impact of non-GAAP interest expense, non-GAAP income tax provision, non-GAAP depreciation and amortization, non-GAAP share-based compensation and non-GAAP marketable securities (gain) loss. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that non-GAAP adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance. Non-GAAP adjusted EBITDA is the financial metric used in the IM PSU LTI awards for NEOs, which represents the largest component of a NEO’s compensation, designed to reward executives for achievement of annual and long-term goals.
Compensation Actually Paid and Cumulative TSR. The following graph shows the amount of compensation actually paid to Messrs. Pertz and Eubanks, as applicable, and the average amount of compensation actually paid to the Company’s

73

NEOs as a group (excluding Messrs. Pertz and Eubanks, as applicable), together with the Company’s cumulative TSR and cumulative TSR for the Company’s peer group for the applicable years.

74	2024 Proxy Statement

Director Compensation
We have a non-employee director compensation program designed to attract non-employee directors and to further advance the interests of the Company and its shareholders with both cash and equity compensation. Employee directors do not receive any compensation under this program.
The Corporate Governance Committee of the Board is responsible for reviewing the effectiveness of the non-employee director compensation program in supporting the Company’s ability to attract qualified directors. If appropriate, the Corporate Governance Committee will recommend changes to the Board regarding the non-employee director compensation program design, pay levels and administration.
In 2023, the Corporate Governance Committee retained FW Cook as an independent compensation consultant to conduct a competitive review of non-employee director compensation using the same Proxy Peer Group used to benchmark executive compensation, as discussed beginning on page 37. The table below sets forth the compensation elements and values that reflect adjustments approved by the Board, upon the Corporate Governance Committee’s recommendation, following the 2023 review by FW Cook. Following the 2023 Annual Meeting of Shareholders, the Board set non-executive Chairman compensation at the same level that had been previously provided to the independent Lead Director.
The following table describes the key components of the non-employee director compensation program as of December 31, 2023.
Compensation Element	2023 Value ($)	Additional Information
Annual Retainer	85,000	Paid in cash.*
Deferred Stock Units (“DSUs”)	150,000	Annual grant of DSUs approved by the Board. DSUs vest on the first anniversary of the grant date and, in general, will be forfeited if the director leaves before the DSUs vest. DSUs are settled in Common Stock on a one-for-one basis on the first anniversary of the grant date.
Non-Executive Chairman Fee	125,000	50% paid in cash and 50% paid in Common Stock to the Company’s non-executive Chairman.
Committee Chair Retainers	25,000	Paid in cash to the Chair of the Audit Committee.
	20,000	Paid in cash to the Chair of the Compensation Committee.
	15,000	Paid in cash to the Chairs of the Corporate Governance and Finance Committees.
Non-Chair Committee Retainers	12,500	Paid in cash to each non-Chair member of the Audit Committee.
	10,000	Paid in cash to each non-Chair member of the Compensation Committee.
	7,500	Paid in cash to each non-Chair member of the Corporate Governance and Finance Committees.

*
Directors are eligible to receive special meeting fees in the event that the Board or any committee holds more than five additional meetings (other than those planned for the year) in the amount of $1,750 per in-person meeting and $1,500 per telephonic meeting.

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Director Equity Compensation
Under the terms of the 2017 Equity Incentive Plan, directors receive equity awards, including the annual grant of DSUs. Pursuant to the terms of the plan, the Board may grant non-employee directors equity awards, including options, stock appreciation rights, restricted stock, other stock-based awards or any combination thereof up to a maximum grant date value in any twelve-month period of $650,000 for the non-Executive Chairman of the Board (or the Lead Director, as applicable) and $450,000 for each other non-employee director. The exercise price of any stock option, the grant price of any stock appreciation right and the purchase price of any security that may be purchased under any other stock-based award may not be less than 100% of the fair market value of the stock or other security on the date of the grant of the option, right or award.
Under the 2017 Equity Incentive Plan, determinations of the fair market value of shares of Common Stock are based on the closing price on the grant date, as reported on the NYSE, and determinations of fair market value with respect to other instruments are made in accordance with methods or procedures approved by the Corporate Governance Committee.
In 2023, directors received grants of DSUs that vest and will be settled in Common Stock on a one-for-one basis on the first anniversary of the grant date. In general, DSUs are forfeited if a director leaves before the vesting date. The Chairman of the Board received a portion of his annual fee in the form of Common Stock and certain directors elected to receive all or a portion of their 2023 annual retainers and/or fees in the form of Common Stock. More information about Common Stock held by directors appears under “Stock Ownership,” beginning on page 79.
If approved by the shareholders, the 2024 Equity Incentive Plan will replace the 2017 Equity Incentive Plan for purposes of granting awards on and after the effective date of the 2024 Equity Incentive Plan. More information about the 2024 Equity Incentive Plan can be found in “Proposal No. 3 — Approval of the Company’s 2024 Equity Incentive Plan,” beginning on page 82, and Appendix C of this Proxy Statement.
Stock Ownership Guideline
Non-employee directors are required to meet a stock ownership guideline of five times the annual Board cash retainer. Until a director has met the ownership guideline, he or she must hold at least 50% of any shares acquired through vesting of equity awards. The Corporate Governance Committee annually reviews directors’ compliance with the guideline. Shares counted towards the ownership guideline include Common Stock, deferred stock units, shares of restricted stock, and unvested and vested RSUs, but not unexercised stock options.
Plan for Deferral of Directors’ Fees
Under the Plan for Deferral of Directors’ Fees (the “Deferral Plan”), a director may elect to defer receipt of his or her cash retainer, fees, and/or dividend equivalent payments (if any) to future years, into one or more investment options, in amounts between 10% and 100%. Distributions from a director’s account, which may be made before or after a director ceases to be a member of the Board, generally will be made in a single lump sum distribution; however, a director may elect, in accordance with the Deferral Plan, to receive a distribution in up to ten equal annual installments.
Under the Deferral Plan, a director may also elect to defer equity awards, including DSUs and retainer fees elected to be paid in shares of Common Stock. Distributions of deferred equity awards will be made in a single lump sum distribution of Common Stock on a one-for-one basis. Directors may elect to have these deferred equity awards distributed on a specified date, or after their separation from service on the Board.
Business Travel Accident Insurance Plan
The Company provides directors with insurance benefits payable in the event of their death, dismemberment, loss of sight, speech, hearing or permanent and total disability if the loss occurs as a result of an accident while the director is traveling on Company business.

76	2024 Proxy Statement

2023 Director Compensation Table
The following table presents information relating to total compensation of the non-employee directors for the year ended December 31, 2023.
Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total(5) ($)
Kathie J. Andrade	110,319	149,957	—	—	260,276
Paul G. Boynton	107,819	149,957	315,890	—	573,666
Ian D. Clough	115,319	149,957	—	—	265,276
Susan E. Docherty	110,319	149,957	—	—	260,276
Michael J. Herling	162,819	212,457	93,409	10,000	478,685
A. Louis Parker	102,819	149,957	—	—	252,776
Timothy J. Tynan	100,319	149,957	40,273	10,000	300,549
Keith R. Wyche	101,188	149,957	10,943	—	262,087

(1)
Mr. Eubanks is not included in this table because he is an executive officer and receives no additional compensation for his service as a director. Mr. Eubanks’ compensation for service as an executive officer is included in the Summary Compensation Table, beginning on page 52.

(2)
Represents the grant date fair value in 2023 related to the allocation of DSUs representing shares of Common Stock to each non-employee director under the terms of the 2017 Equity Incentive Plan and the grant date fair value of stock awards made to Mr. Herling as a portion of his compensation for service as Lead Director of the Board from January 1, 2023 until May 4, 2023 and Chairman of the Board from May 5, 2023 until December 31, 2023.

The following table sets forth (a) the number of DSUs granted to each non-employee director during the year ended December 31, 2023, (b) the aggregate grant date fair value of the DSUs granted to each non-employee director during the year ended December 31, 2023 and (c) the aggregate number of DSUs credited to each non-employee director as of December 31, 2023.
Name	Deferred Stock Units Granted in 2023	Grant Date Fair Value(a) $	Total Deferred Stock Units Held
Ms. Andrade	2,402	149,957	2,402
Mr. Boynton	2,402	149,957	37,771
Mr. Clough	2,402	149,957	2,402
Ms. Docherty	2,402	149,957	2,402
Mr. Herling	2,402	149,957	23,941
Mr. Parker	2,402	149,957	2,402
Mr. Tynan	2,402	149,957	6,380
Mr. Wyche	2,402	149,957	2,402
All Non-Employee Directors as a Group (8 persons)(b)	19,216	1,199,655	80,102

(a)
The grant date fair value was computed in accordance with FASB ASC Topic 718 based on the closing quoted sale prices of Common Stock, as reported on the NYSE on May 5, 2023, the date of grant.

(b)
Amounts may not add due to rounding.

(3)
Represents total interest on directors’ fees deferred under the Plan for Deferral of Directors’ Fees. Under the deferral plan, a director may elect to defer receipt of his or her fees to future years and to receive interest thereon, compounded quarterly, at the prime commercial lending rate of JPMorgan Chase, as of the end of the previous calendar quarter. Directors may also elect to have deferred fees notionally

77

invested in one or more mutual funds (which mirror funds available under the Deferred Compensation Program). For a discussion of the material terms of the deferral plan, see “Plan for Deferral of Directors’ Fees” on page 76. There is no pension plan for the Board.
(4)
Includes 2023 matching charitable awards made by Brink’s in 2023 as part of the Company’s matching gifts program (which is available to all employees and directors of the Company), in the amounts of $10,000 for Mr. Herling and $10,000 for Mr. Tynan. Under the Company’s matching gifts program, the Company matches charitable gifts made by full-time employees and directors to eligible educational and cultural institutions, social service community organizations, hospitals and environmental organizations.

(5)
Amounts may not add due to rounding.

Directors’ Stock Accumulation Plan
Prior to 2015, the Board granted awards of Directors’ Stock Accumulation Plan units (“DSAP Units”) under the Directors’ Stock Accumulation Plan, which expired by its terms on May 15, 2014. DSAP Units vested one year from their grant dates and are settled in Common Stock on a one-for-one basis after a director’s separation from service on the Board. Both Messrs. Boynton and Herling hold DSAP Units. As of December 31, 2023, Mr. Boynton held a total number of 4,775 DSAP Units and Mr. Herling held a total number of 5,870 DSAP Units. Mmes. Andrade and Docherty and Messrs. Clough, Parker, Tynan and Wyche joined the Board after the Directors’ Stock Accumulation Plan expired, and therefore do not have any DSAP Units.

78	2024 Proxy Statement

Stock Ownership
Directors and Officers
The following table shows the beneficial ownership of our common shares as of March 1, 2024 by our directors, NEOs and all of our current directors and executive officers as a group. Under applicable SEC rules, the definition of beneficial ownership for purposes of this table includes shares over which a person has sole or shared voting power, or sole or shared power to invest or dispose of the shares, whether or not a person has any economic interest in the shares, and also includes shares for which the person has the right to acquire beneficial ownership within 60 days of March 1, 2024. Except as otherwise indicated, a person has sole voting and investment power with respect to the shares of Common Stock beneficially owned by that person.
Name of Individual or Identity of Group	Number of Shares Beneficially Owned(a)	Percent of Class*	Number of Other Units Owned(b)(c)
Ms. Andrade	8,572	*	2,402
Mr. Boynton	32,859	*	18,372
Mr. Castillo	4,689	*	17,296
Mr. Clough	23,726	*	2,402
Ms. Docherty	14,427	*	2,402
Mr. Eubanks	35,131	*	44,783
Ms. Galloway	—	*	27,553
Mr. Herling	20,686	*	20,891
Mr. McMaken	6,689	*	20,847
Mr. Parker	3,036	*	2,402
Mr. Parks	12,913	*	21,149
Mr. Tynan	6,606	*	2,402
Mr. Wyche	1,065	*	2,402
All directors and current executive officers as a group(d) (15 persons)	217,798	*	219,843

*
Percentage is based on 44,675,736 shares of Common Stock outstanding as of March 1, 2024. None of such individuals beneficially owns more than 1% of the outstanding Common Stock.

(a)
Includes, for the following directors and NEOs, shares of Common Stock that could be acquired within 60 days after March 1, 2024: (1) for Mr. Parks, upon exercise of options awarded under the Company’s 2017 Equity Incentive Plan; (2) for Messrs. Eubanks, Castillo, McMaken and Parks, upon vesting of RSUs awarded under the Company’s the 2017 Equity Incentive Plan; and (3) for each of Messrs. Boynton, Herling and Tynan, upon settlement of units credited to his account under the Directors’ Stock Accumulation Plan and/or the Plan for Deferral of Directors’ Fees, as follows:

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Mr. Boynton	13,460
Mr. Castillo	1,506
Mr. Eubanks	7,894
Mr. Herling	5,885
Mr. McMaken	1,632
Mr. Parks	3,726
Mr. Tynan	1,128

(b)
Each non-employee director also holds DSUs that have been credited to his or her account on or prior to March 1, 2024: (1) under the Non-Employee Directors’ Equity Plan, which will be settled in Common Stock on a one-for-one basis six months after a director’s separation from service on the Board; and (2) under the Company’s 2017 Equity Incentive Plan, which will be settled in Common Stock on a one-for-one basis upon vesting. For additional information about the DSUs, see “Director Compensation.”

(c)
Each NEO also holds: (1) units representing shares of Common Stock that have been credited to the executive’s account on or prior to March 1, 2024, under the Deferred Compensation Program (“Deferred Compensation Units”), which will be settled in Common Stock on a one-for-one basis on a date selected by the individual or six months after the individual’s separation from service, and (2) unvested RSUs issued under the Company’s 2017 Equity Incentive Plan that will not vest within 60 days of March 1, 2024, which will be settled in Common Stock on a one-for-one basis after a vesting period, as follows:

	Deferred Compensation Units	Restricted Stock Units	Total
Mr. Eubanks	5,959	38,824	44,783
Mr. McMaken	1,503	19,344	20,847
Mr. Castillo	1,535	15,761	17,296
Ms. Galloway	378	27,175	27,553
Mr. Parks	15,734	5,415	21,149
For additional information about the Deferred Compensation Units, see the 2023 Non-qualified Deferred Compensation Table on page 58 and 2023 Grants of Plan-Based Awards Table on page 54.
(d)
Includes ownership by Lindsay K. Blackwood, the Company’s Executive Vice President, General Counsel and Secretary and Dominik Bossart, the Company’s Executive Vice President and President, Latin America and Brink’s Global Services.

80	2024 Proxy Statement

Certain Beneficial Owners
The following table sets forth the only persons known to the Company to be deemed beneficial owners of five percent or more of the outstanding Common Stock as of the dates set forth in the footnotes to the table:
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class(a)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	5,619,581(b)	12.58%
William Blair Investment Management, LLC 150 North Riverside Plaza Chicago, IL 60606	3,155,930(c)	7.06%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	4,598,937(d)	10.29%
Fuller & Thaler Asset Management, Inc. 411 Borel Avenue, Suite 300 San Mateo, CA 94402	3,134,520(e)	7.02%
FMR LLC (Fidelity Investments) 245 Summer Street Boston, MA 02210	4,802,020(f)	10.75%

(a)
Percentage is based on 44,675,736 shares of Common Stock outstanding as of March 1, 2024.

(b)
Based solely on Amendment No. 14 to Schedule 13G filed with the SEC on January 23, 2024 by BlackRock, Inc. (“BlackRock”), BlackRock and certain subsidiaries had sole voting power of 5,566,377 shares of Common Stock and sole dispositive power over 5,619,581 shares of Common Stock.

(c)
Based solely on Amendment No. 4 to Schedule 13G filed with the SEC on February 12, 2024 by William Blair Investment Management, LLC (“William Blair”), William Blair had sole voting power over 2,737,398 shares of Common Stock and sole dispositive power over 3,155,930 shares of Common Stock.

(d)
Based solely on Amendment No. 14 to Schedule 13G filed with the SEC on February 13, 2024 by The Vanguard Group (“Vanguard”), Vanguard had shared voting power over 84,825 shares of Common Stock, sole dispositive power over 4,464,798 shares of Common Stock and shared dispositive power over 134,139 shares of Common Stock.

(e)
Based solely on Amendment No. 2 to Schedule 13G filed with the SEC on February 12, 2024 by Fuller & Thaler Asset Management, Inc. (“Fuller & Thaler”), Fuller & Thaler had sole voting power over 3,079,776 shares of Common Stock and sole dispositive power over 3,134,520 shares of Common Stock.

(f)
Based solely on Amendment No. 4 to Schedule 13G filed with the SEC on February 9, 2024 by FMR LLC (“FMR”), FMR had sole voting power over 4,799,592 shares of Common Stock and sole dispositive power over 4,802,020 shares of Common Stock and FMR and Abigail P. Johnson, the Chairman and Chief Executive Officer of FMR, had sole dispositive power over 4,802,020 shares of Common Stock.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and any persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC and the NYSE reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater-than-10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during 2023, its officers, directors and greater-than-10% beneficial owners timely filed all required reports, except that due to inadvertent administrative errors, former officers Douglas Pertz and Michael Beech each did not file a Form 4 report with respect to one transaction, Mr. Parks reported three transactions late on two Form 4 reports and Messrs. Eubanks and Bossart and Ms. Blackwood, and Michael Sweeney, the Company’s Chief Accounting Officer and Corporate Controller, each reported a transaction late on a Form 4 report.

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Proposal No. 3 — Approval of the Company’s 2024 Equity Incentive Plan
THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE COMPANY’S 2024 EQUITY INCENTIVE PLAN.
The Company is seeking shareholder approval of The Brink’s Company 2024 Equity Incentive Plan (referred to in this proposal as the “2024 Equity Incentive Plan”). On February 14, 2024, the Compensation Committee recommended that the Board approve the 2024 Equity Incentive Plan, and on February 15, 2024, the Board approved and adopted the 2024 Equity Incentive Plan described in this proposal, subject to shareholder approval. On March 15, 2024, the Board subsequently approved a share reserve of 4,104,125 shares of Common Stock for the 2024 Equity Incentive Plan, subject to shareholder approval, as further described below. If approved by the Company’s shareholders, the 2024 Equity Incentive Plan will become effective on May 2, 2024 (the “Effective Date”). On the Effective Date, the 2024 Equity Incentive Plan will replace The Brink’s Company 2017 Equity Incentive Plan, effective as of May 5, 2017 and as amended and restated effective May 2, 2019 (the “2017 Equity Incentive Plan”). If the 2024 Equity Incentive Plan is approved by shareholders, no new awards will be granted under the 2017 Equity Incentive Plan after the Annual Meeting, although awards previously granted under the 2017 Equity Incentive Plan that are outstanding will remain outstanding in accordance with their terms.
The 2024 Equity Incentive Plan authorizes and reserves for issuance a pool of shares of Common Stock that may be issued pursuant to awards to employees and non-employee directors of the Company or its affiliates during a term of no more than ten years. The 2024 Equity Incentive Plan permits the grant of incentive stock options and non-qualified stock options (collectively referred to in this proposal as “Options”), stock appreciation rights (referred to in this proposal as “SARs”), restricted stock, restricted stock units, performance stock, performance stock units, other stock-based awards and cash awards.
If shareholders do not approve the 2024 Equity Incentive Plan, the Company may continue to grant awards under the existing 2017 Equity Incentive Plan until May 5, 2027, although the shares remaining available under the 2017 Equity Incentive Plan may not be sufficient for the Company’s future needs.
The 2017 Equity Incentive Plan is the only equity incentive compensation plan under which the Company currently grants equity incentive awards to employees and non-employee directors. As of March 4, 2024, the Company had 2,694,125 shares of Common Stock authorized under the 2017 Equity Incentive Plan remaining available to be granted in connection with awards under the plan.
If the 2024 Equity Incentive Plan is approved, subject to adjustments for changes in capitalization, as of the Effective Date, a total of 4,104,125 shares will be authorized for awards granted under the 2024 Equity Incentive Plan, plus the additional shares that become available for grant under the share counting provisions, reduced by (i) one share for every one share subject to an award of stock options or stock appreciation rights granted under the 2017 Equity Incentive Plan after March 4, 2024 and prior to the Effective Date, and (ii) two shares for every one share subject to an award other than stock options or stock appreciation rights granted under the 2017 Equity Incentive Plan after March 4, 2024 and prior to the Effective Date. The 4,104,125 shares referred to immediately above reflect 2,694,125 shares that remained available for grant under the 2017 Equity Incentive Plan as of March 4, 2024, plus 1,410,000 newly authorized shares.
The Company’s growth and continued use of equity-based compensation as a means of aligning director, officer and employee incentives has generated the need for additional shares for equity-based awards. Equity compensation is an important part of the Company’s overall compensation program, and the 2024 Equity Incentive Plan will enable the Company to continue to grant equity compensation awards designed to attract, motivate, reward and retain directors, officers and employees who are key to the accomplishment of the Company’s long-term financial and strategic goals intended to increase shareholder value. The Board believes that equity compensation has significantly contributed to the Company’s growth

82	2024 Proxy Statement

and success and is expected to continue to do so in the future. Thus, the Board considers approval of the 2024 Equity Incentive Plan critical to the Company’s ability to continue to execute its strategic and long-term plans and recommends that shareholders approve the 2024 Equity Incentive Plan.
If the 2024 Equity Incentive Plan is approved by shareholders, the Company intends to register the shares available under the 2024 Equity Incentive Plan with the SEC pursuant to a registration statement on Form S-8 immediately after the Annual Meeting and prior to granting awards covering such shares.
Following is a summary of the 2024 Equity Incentive Plan, which is attached to this Proxy Statement as Appendix C. This summary is qualified in its entirety by the complete text of the 2024 Equity Incentive Plan. To the extent the description below differs from the 2024 Equity Incentive Plan text in Appendix C, the text of the 2024 Equity Incentive Plan governs.
Key Data
The purpose of the 2024 Equity Incentive Plan is to (i) motivate and reward individuals for the accomplishment of long-term financial and strategic goals intended to increase shareholder value, (ii) enhance retention of individuals who drive sustained performance, (iii) align management and shareholder interests by providing key employees with an opportunity to acquire an equity interest in the Company, (iv) attract and retain the services of experienced independent directors for the Company by encouraging them to acquire an equity interest in the Company, and (v) replace the 2017 Equity Incentive Plan for purposes of granting awards on and after the Effective Date.
The Company believes that an equity compensation plan is an important component of its overall compensation program and is necessary for the Company to continue to attract, motivate, reward and retain individuals of outstanding competence as employees and non-employee directors. The Company also believes that the 2024 Equity Incentive Plan provides flexibility to develop and deliver incentive programs that are competitive, attract and retain key talent and meet current and evolving compensation practices. The use of equity-based awards reflects the Board’s belief that encouraging share ownership by executive officers and other key employees provides a direct, financial interest in the Company’s continued success while maintaining sound governance practices. The use of equity-based awards is also consistent with our core compensation philosophy of linking compensation and Company and individual performance over both the short- and long-term to drive our business forward.
As of March 4, 2024, the closing market price per share of the Common Stock as reported on the NYSE was $83.11.
Historical Share Usage Rate. We will continue to manage the use of our equity incentives prudently to balance the benefits that equity compensation brings to our compensation program with the dilution experienced by shareholders. As part of our analysis when considering the share reserve under the 2024 Equity Incentive Plan, we considered the average “share usage rate” under the 2017 Equity Incentive Plan. The average share usage rate for the three years ended December 31, 2023 was approximately 0.85%.
The following table sets forth information to calculate the Company’s share usage rate under the 2017 Equity Incentive Plan for the last three fiscal years.
	Year Ended December 31,
	2023	2022	2021
Number of stock options granted (“A”)	—	—	—
Number of time-based restricted stock, restricted stock unit awards and deferred stock units granted (“B”)	214,400	267,100	127,200
Number of performance stock unit awards vested (earned)* (“C”)	208,100	144,400	246,900
Total share usage under 2017 Equity Incentive Plan (“D”) (A+B+C)	422,500	411,500	374,100
Weighted-average shares outstanding (“E”)	46,200,000	47,300,000	49,500,000
Burn rate (D/E)	0.91%	0.87%	0.76%

*
Performance stock unit awards granted at target were 235,400 for 2023, 290,400 for 2022 and 291,500 for 2021.

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Fully-Diluted Overhang. Fully-diluted overhang is calculated as the sum of grants outstanding and shares available for future awards (numerator) divided by the sum of the numerator and basic common shares outstanding. The total potential fully-diluted overhang attributable to the equity program as of March 4, 2024 was 8.12%. As of the same date, with the requested new share reserve under the 2024 Equity Incentive Plan, the total potential fully-diluted overhang would have been 10.71%. The Board believes that the increase in shares of Common Stock available for issuance represents a reasonable amount of potential equity dilution given our strategic and long-term growth priorities.
The following table sets forth certain information as of March 4, 2024, with respect to the Company’s existing equity compensation plans:

Number of outstanding stock options	115,703
Weighted-average exercise price of outstanding stock options	82.29
Weighted-average remaining term of outstanding stock options	2.00 Years
Number of outstanding full-value awards*	1,142,819
Basic common shares outstanding as of March 4, 2024 record date	44,724,743

*
Includes time-vested restricted stock units (368,016), performance stock units outstanding at target (694,701) and unvested deferred stock units (80,102).

Expected Duration. We expect that the share reserve under the 2024 Equity Incentive Plan, if this proposal is approved by shareholders, will be sufficient for awards for the next two to three years. However, this is an estimate based on factors that are subject to change. Expectations regarding future share usage could be impacted by a number of factors, such as hiring and promotion activity at the executive level; the rate at which shares are returned to the 2024 Equity Incentive Plan reserve (such as upon awards’ forfeiture or expiration); the future performance of our stock price; consequences of acquiring other companies; and other factors. While we believe that the assumptions used are reasonable, future share usage may differ from current expectations.
Key Aspects of our 2024 Equity Incentive Plan Designed to Protect Shareholders’ Interests
The 2024 Equity Incentive Plan permits the grant of Options, SARs, restricted stock, restricted stock units, performance stock, performance stock units, other stock-based awards and cash awards.
The 2024 Equity Incentive Plan generally will be administered by the Compensation Committee, including with respect to the CEO, but awards made to non-employee directors will be approved by the full Board (based on the recommendation of the Corporate Governance Committee). The Board believes the design of the 2024 Equity Incentive Plan illustrates the Company’s commitment to best practices in equity compensation, prudent use of these limited resources and the promotion of a strong alignment with shareholder interest. Examples of best practice provisions and key features of the 2024 Equity Incentive Plan that enable the Company to continue to maintain sound governance practices in granting equity awards include:
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Shareholder Approval Required for Additional Shares. The 2024 Equity Incentive Plan authorizes a pool of shares of our Common Stock, and shareholder approval would be required to authorize any additional shares. The 2024 Equity Incentive Plan does not contain an “evergreen” provision that would automatically increase the number of shares authorized for issuance under the plan.

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Fungible Plan Design. The 2024 Equity Incentive Plan uses a “fungible” share pool. To determine the number of shares available under the 2024 Equity Incentive Plan, “full-value” awards, which are awards other than Options and SARs, are counted against the authorized share pool at a higher rate than Options or SARs. This plan structure offers the Company flexibility in determining what types of equity awards are best suited for its needs within the overall authorized share pool. At the same time, this structure recognizes that certain types of awards may be more valuable than others. Under the fungible share pool, each share of our Common Stock issued pursuant to an Option or SAR reduces the authorized share pool by one share, while each share of our Common Stock issued pursuant to a full-value award reduces the authorized share pool by two shares.

84	2024 Proxy Statement

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No Discounted Options or SARs. The 2024 Equity Incentive Plan prohibits the grant of Options or SARs with an exercise price less than the fair market value of our Common Stock on the grant date.

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Prohibition on Repricing. Other than in connection with certain corporate events (i.e., a change in control or a reorganization or other change in capitalization), the 2024 Equity Incentive Plan prohibits repricing Options and SARs without shareholder approval. A prohibited repricing is any action that would directly or indirectly reduce the exercise price of any Option or SAR as established on the grant date, including by repurchasing underwater or out-of-the-money Options or SARs for cash or issuing any replacement or substitute awards with a lower exercise price.

■
Minimum Vesting Periods. The 2024 Equity Incentive Plan requires a minimum one-year vesting period for all equity awards, with the exception of up to 5% of the aggregate share reserve under the plan and certain other limited exceptions.

■
Limits on Dividends and Dividend Equivalent Payments. The 2024 Equity Incentive Plan prohibits the payment of dividends or dividend equivalents on Options or SARs. The 2024 Equity Incentive Plan also provides that any dividends or dividend equivalents associated with any other award under the plan are subject to the same restrictions as the underlying award and will not be paid unless and until the underlying award is vested or earned.

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Default Double Trigger Vesting Following Change in Control. Awards under the 2024 Equity Incentive Plan do not vest automatically upon a change in control. Rather, the 2024 Equity Incentive Plan provides a flexible default double trigger change in control vesting provision. This means that, unless otherwise provided by the Company, in the event of a change in control, a participant’s unvested awards would vest only if his or her employment or service terminates (for any reason other than termination for cause) within two years following the change in control.

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Awards Subject to Recoupment; Clawback. Awards and payments under the 2024 Equity Incentive Plan (whether vested or unvested) are subject to the terms of the Company’s internal policies, including the Company’s DFA Clawback Policy and Supplemental Clawback Policy, and to any additional recoupment or clawback as required under applicable law, government regulation or stock exchange listing requirement. In addition, the 2024 Equity Incentive Plan permits the Company to design awards subject to reduction or forfeiture if the participant engages in conduct that is harmful to the Company.

■
Independent Committee Administration. Awards under the 2024 Equity Incentive Plan to employees, including the CEO and other executive officers and employee directors, are approved by the Compensation Committee, which is composed entirely of independent directors; provided that awards made to non-employee directors will be approved by the full Board (based on the recommendation of the Corporate Governance Committee, which is also composed entirely of independent directors).

■
Term of the 2024 Equity Incentive Plan. No awards may be granted under the 2024 Equity Incentive Plan more than ten years from the date of shareholder approval.

Summary of the 2024 Equity Incentive Plan
This summary is qualified in its entirety by the complete text of the 2024 Equity Incentive Plan. To the extent the description below differs from the 2024 Equity Incentive Plan text in Appendix C, the text of the 2024 Equity Incentive Plan governs.
Participants. Any employee of the Company or its affiliates, including any officer or a director who is also an employee, is eligible to receive awards under the 2024 Equity Incentive Plan. Directors who are not full-time or part-time officers or employees are also eligible to receive awards under the 2024 Equity Incentive Plan. In addition, an individual who holds an outstanding equity-based award that was originally granted by a company subsequently acquired by the Company may be granted a “substitute” award under the 2024 Equity Incentive Plan in assumption of or substitution for such awards granted by the acquired company. If shareholders approve this proposal, approximately 320 employees and eight non-employee directors would be eligible to receive awards under the 2024 Equity Incentive Plan, as of March 4, 2024 based on the Company’s historical compensation practices. The Company employed approximately 68,200 full-time and part-time employees worldwide as of December 31, 2023, and, based on its historic compensation practices, the Company expects that approximately 300 to 350 persons annually will receive awards under the 2024 Equity Incentive Plan.

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Shares Subject to the 2024 Equity Incentive Plan. Subject to approval by shareholders, and subject to adjustment upon certain corporate events as described in the plan, the aggregate number of shares authorized and reserved for issuance under the 2024 Equity Incentive Plan is equal to (i) 4,104,125 shares of Common Stock, (ii) plus the additional shares of Common Stock that become available for grant as further described in this paragraph, (iii) less one share for every one share that was subject to an option or stock appreciation right granted after March 4, 2024 and prior to the Effective Date under the 2017 Equity Incentive Plan, and, further (iv) less two shares for every one share that was subject to an award other than an option or stock appreciation right granted after March 4, 2024 and prior to the Effective Date under the 2017 Equity Incentive Plan. The 4,104,125 shares referred to immediately above reflect 2,694,125 shares that remained available for grant under the 2017 Equity Incentive Plan as of March 4, 2024, plus 1,410,000 newly authorized shares The additional shares of Common Stock that may become available for issuance under the 2024 Equity Incentive Plan are shares related to the following:
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After March 4, 2024, if any shares of Common Stock subject to an award granted under the 2017 Equity Incentive Plan are forfeited, an award under the 2017 Equity Incentive Plan expires or otherwise terminates without issuance of such shares, or an award under the 2017 Equity Incentive Plan is settled for cash (in whole or in part), or otherwise does not result in the issuance of all or a portion of the shares subject to such award (including on payment in shares on exercise of a SAR), then in each such case the shares subject to the award under the 2017 Equity Incentive Plan shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, be added to the shares available for grant under the 2024 Equity Incentive Plan, at a ratio of one share added for every one share subject to options or SARs granted under the 2017 Equity Incentive Plan, and two shares added for every one share subject to awards other than options or SARs granted under the 2017 Equity Incentive Plan; and

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After March 4, 2024, if any option or other award granted under the 2017 Equity Incentive Plan is exercised through the tendering of shares or by the withholding of shares by the Company, or if withholding tax liabilities arising from such options or other award granted under the 2017 Equity Incentive Plan are satisfied by the tendering of shares or by the withholding of shares by the Company, then in each such case the shares so tendered or withheld shall be added to the shares available for grant under the 2024 Equity Incentive Plan, at a ratio of one share added for every one share subject to options or SARs granted under the 2017 Equity Incentive Plan, and two shares added for every one share subject to awards other than options or SARs granted under the 2017 Equity Incentive Plan.

As of March 4, 2024, there were 1,258,522 shares of Common Stock associated with outstanding awards under the 2017 Equity Incentive Plan.
Under the fungible share pool design of the 2024 Equity Incentive Plan, each share of Common Stock that is subject to an Option or SAR granted under the 2024 Equity Incentive Plan reduces the authorized share pool by one share, while each share of Common Stock subject to full-value awards other than Options or SARs reduces the authorized share pool by two shares. Shares of Common Stock subject to substitute awards under the 2024 Equity Incentive Plan that are granted in connection with an acquisition by the Company will not reduce the number of shares remaining available for issuance under the 2024 Equity Incentive Plan. No more than 4,104,125 shares may be subject to incentive stock options granted under the 2024 Equity Incentive Plan.
In general, with respect to awards granted under the 2024 Equity Incentive Plan, if any shares subject to an award are forfeited, an award expires or otherwise terminates without issuance of shares, or an award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the shares subject to such Award (including on payment in shares on exercise of a SAR), then in each such case the shares subject to such award shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for future awards under the 2024 Equity Incentive Plan, at a ratio of one share returned to the plan for every one share subject to Options or SARs, and two shares returned to the plan for every one share subject to awards other than Options or SARs. In addition, if an Option or other award granted under the 2024 Equity Incentive Plan is exercised through the tendering of shares or by the withholding of shares by the Company, or withholding tax liabilities arising from such Option or other award are satisfied by the tendering of shares or by the withholding of shares by the Company, then in each such case the shares so tendered or withheld shall again be available for future awards under the 2024 Equity Incentive Plan, at a ratio of one share returned to the plan for every one share subject to Options or SARs, and two shares returned to the plan for every one share subject to awards other than Options or SARs.

86	2024 Proxy Statement

Administration and Grants. The 2024 Equity Incentive Plan is generally administered by the Compensation Committee, including with respect to the CEO. The Compensation Committee has the power to select participants, to grant awards and to determine the terms and conditions of awards. In addition, subject to the terms of the 2024 Equity Incentive Plan, the Compensation Committee has the authority, among other things, to accelerate the vesting, payment or settlement of any award, to make decisions with respect to outstanding awards in connection with a change in control or an event that triggers anti-dilution adjustments, to interpret the 2024 Equity Incentive Plan and any awards and related award agreements, and to make any other determinations for administration of the 2024 Equity Incentive Plan. The Compensation Committee may delegate administrative duties under the 2024 Equity Incentive Plan to one or more individuals, to the extent consistent with applicable law and stock exchange listing requirements. Notwithstanding the foregoing, the 2024 Equity Incentive Plan is administered by the full Board (based on the recommendation of the Corporate Governance Committee) with respect to non-employee directors. All decisions of the Board or the Compensation Committee pursuant to the provisions of the 2024 Equity Incentive Plan or an award agreement shall be final, conclusive and binding, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.
Equity awards granted under the 2024 Equity Incentive Plan have specific terms and conditions approved by the Compensation Committee or the full Board, as applicable.
Except in the case of substitute awards granted in connection with an acquisition by the Company, the exercise price of any Option or SAR, and the purchase price of any security which may be purchased under any other stock-based award, will be at least 100% of the fair market value of the stock or other security on the grant date. Under the 2024 Equity Incentive Plan, determinations of the fair market value of shares will be based on the closing stock price on the relevant date as reported on the stock exchange, and the fair market value of any property other than Common Stock will be determined by reasonable methods or procedures established by the Compensation Committee. Awards, including Options and SARs, will be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law or specific provisions of the 2024 Equity Incentive Plan.
Awards may be granted under the 2024 Equity Incentive Plan either as freestanding awards or in addition to or in tandem with any other award granted under the 2024 Equity Incentive Plan or any other plan of the Company. Awards may provide that upon their exercise or settlement, the holder will receive cash, shares of Common Stock, other securities, other awards or any combination thereof, as the Compensation Committee or the Board, as applicable, determines. Shares deliverable under the 2024 Equity Incentive Plan may consist of authorized and unissued shares of the Company or shares purchased by the Company in the open market or otherwise. No fractional shares will be issued pursuant to the 2024 Equity Incentive Plan.
Adjustments upon Certain Corporate Events. If the Compensation Committee determines that an extraordinary dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company, or other similar corporate transaction or event affects the Company’s Common Stock such that an adjustment is appropriate to prevent dilution or enlargement of the benefits or potential benefits under the plan, then the Compensation Committee shall make any substitution or adjustments as it deems appropriate and equitable. These actions may include, without limitation, adjustments to any or all of (i) the number and type of shares (or other securities) which may be the subject of awards under the 2024 Equity Incentive Plan, including adjusting the aggregate number of shares authorized and reserved for issuance under the plan, (ii) the number and type of shares (or other securities) subject to outstanding awards and any performance condition applicable to outstanding awards, and (iii) the grant, purchase, or exercise price with respect to any award or, if deemed appropriate, a provision for a cash payment to the holder of an outstanding award. Other than in connection with adjustments as described in this paragraph, the 2024 Equity Incentive Plan prohibits repricing Options and SARs without shareholder approval.
Minimum Vesting Periods. In general, no award under the 2024 Equity Incentive Plan shall vest prior to the first anniversary of the grant date. The 2024 Equity Incentive Plan provides that the one-year minimum vesting requirement does not apply to substitute awards, shares of Common Stock delivered under the plan in lieu of fully-vested cash awards, awards to non-employee directors that vest on the earlier of the first anniversary of the grant date and the next annual meeting of shareholders (provided the next annual meeting of shareholders is at least fifty (50) weeks after the immediately preceding year’s annual meeting of shareholders), and any additional awards granted under the 2024 Equity Incentive Plan with

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respect to a maximum of 5% (five percent) of the shares of Common Stock authorized under the plan, subject to adjustment upon certain corporate events as described in the plan. The foregoing minimum vesting requirement does not limit the discretion of the Compensation Committee or the Board to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability or a change in control, in the terms of the award or otherwise.
Transferability. In general, awards granted under the 2024 Equity Incentive Plan may not be sold, transferred, or assigned by a participant, other than upon the death of the participant. However, the Compensation Committee or the Board may allow certain awards to be transferred for no consideration to a participant’s family members, a related trust or other approved transferees. A participant may designate a beneficiary to receive any award that may be paid or exercised after his or her death.
Amendment and Termination. The Compensation Committee or the Board, as applicable, may amend or terminate any outstanding award, prospectively or retroactively, at any time, provided that no such amendment or termination will materially adversely affect a participant’s rights without the participant’s consent, except to the extent necessary to comply with applicable law, stock exchange requirements or accounting or tax rules and regulations. Notwithstanding the foregoing, no amendment or termination of an outstanding award will reduce the exercise price of any such award, except in connection with certain corporate events as described in the plan.
In addition, unless otherwise expressly provided in any award agreement or in the plan, and subject to any limitations under applicable law or Section 409A of the Code, the Board may amend, suspend or terminate the 2024 Equity Incentive Plan at any time, provided that shareholders must also approve the amendment if shareholder approval is required by stock exchange requirements, the Code, the rules under Section 16 of the Exchange Act, any regulatory body having jurisdiction with respect thereto or under any other applicable laws, rules or regulations, and provided further that no such amendment or termination will materially adversely affect a participant’s rights without the participant’s consent, except to the extent necessary to comply with applicable law, stock exchange requirements or accounting or tax rules and regulations. Notwithstanding the foregoing, the Compensation Committee may amend the 2024 Equity Incentive Plan at any time in such manner as may be necessary to enable the plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.
Duration. Unless terminated sooner by the Board as described above, no award will be granted under the 2024 Equity Incentive Plan on or after May 2, 2034. Awards granted under the 2024 Equity Incentive Plan before May 2, 2034 will remain outstanding after such date in accordance with their terms.
Types of Awards Under the 2024 Equity Incentive Plan
Options and SARs. The Compensation Committee or the Board, as applicable, may grant awards of Options and SARs with such terms and conditions as the Compensation Committee or the Board shall determine, consistent with the 2024 Equity Incentive Plan.
Options entitle the participant to purchase shares of Common Stock at a price equal to or greater than the fair market value of the underlying Common Stock on the grant date. Options may be either incentive stock options or non-qualified stock options, but only employees may be granted incentive stock options. The Compensation Committee will fix the exercise price of an Option granted to an employee and the Board will fix the exercise price of an Option granted to a non-employee director, provided that, except in the case of substitute awards granted in connection with an acquisition by the Company, the exercise price of an Option will be at least equal to the fair market value of the underlying shares on the grant date. The Compensation Committee or the Board, as applicable, will determine the time or times at which an Option may be exercised, provided that the term of the Option will not exceed six years from the grant date. In addition, in the case of an incentive stock option granted to a ten percent shareholder of the Company, the exercise price shall be at least equal to 110% of the fair market value of the underlying shares on the grant date and the term of the Option will not exceed five years from the grant date. The value in incentive stock options, based on the underlying shares’ fair market value on the grant date, that can be exercisable for the first time by any participant in any calendar year under the plan and under all other incentive stock option plans of the Company shall not exceed $100,000, provided that if incentive stock options that can be exercisable for the first time by any participant in any calendar year exceed such amount, the excess stock options will be treated as non-qualified stock options to the extent required by law (as determined by the Company in its discretion).

88	2024 Proxy Statement

SARs entitle the participant to receive upon exercise the increase in share value, equal to the excess of the fair market value of the underlying Common Stock on the exercise date over the fair market value on the grant date. SARs may be granted to participants either as freestanding awards or in addition to other awards granted under the 2024 Equity Incentive Plan, and may, but need not, relate to a specific Option. In the case of any tandem SAR granted in relation to an Option, the exercise price of the SAR will be the exercise price of the related Option, the SAR will not be exercisable until the related Option is exercisable, and the SAR will terminate when and to the extent the related Option is exercised or terminates. Accordingly, any Option related to a tandem SAR shall no longer be exercisable to the extent the tandem SAR has been exercised. In the case of a freestanding SAR not granted in connection with another award, the Compensation Committee will fix the exercise price of a SAR granted to an employee and the Board will fix the exercise price of a SAR granted to a non-employee director, provided that, except in the case of substitute awards granted in connection with an acquisition by the Company, the exercise price of a freestanding SAR will be at least equal to the fair market value of the underlying shares on the grant date. The Compensation Committee or the Board, as applicable, will determine the time or times at which a freestanding SAR may be exercised, provided that the term of the SAR will not exceed six years from the grant date.
Participants granted Options or SARs have no rights to dividends or dividend equivalents with respect to the shares underlying the award.
The 2024 Equity Incentive Plan sets forth default provisions that apply to outstanding Options and SARs in the event a participant’s employment or service terminates. Different termination provisions may apply if set forth in the award agreement or if the termination occurs within two years following a change in control of the Company. If a participant’s employment or service terminates due to retirement or disability, each Option and SAR held by the participant generally will remain outstanding and will become or remain exercisable in accordance with its terms until the award’s expiration date. If a participant’s employment or service terminates due to death or if the participant dies after termination for retirement or disability, each Option and SAR held by the participant generally will become fully exercisable on the later of the date of death or the one-year anniversary of the grant date, and may be exercised thereafter by the participant’s beneficiary for a period ending on the earlier of three years following the date of death or on the award’s expiration date. For awards to employees, if a participant’s employment terminates for any reason not described above, then to the extent an Option or SAR held by the participant was exercisable on the date of termination, each such Option and SAR generally will remain exercisable for a period ending on the earlier of 90 days after termination or on the award’s expiration date; this period generally will be extended if the participant dies within 90 days following termination of employment. For awards to non-employee directors, if a participant’s service terminates for any reason not described above, each Option and SAR held by the participant generally will remain outstanding and will become or remain exercisable in accordance with its terms until the earlier of the first anniversary of the date of termination or the award’s expiration date. Notwithstanding the foregoing, if termination of employment or service is for cause, each Option and SAR held by the participant on the date of termination will immediately expire and no further exercise will be permitted.
The Compensation Committee or the Board, as applicable, will determine the times at which Options, SARs and other purchase rights may be exercised and the methods by which and the forms in which payment of the purchase price may be made.
Except for adjustments upon certain corporate events as described in the plan, the 2024 Equity Incentive Plan prohibits repricing Options and SARs without shareholder approval. A prohibited repricing is (i) any decrease in the exercise price, purchase price or base value of any outstanding awards, (ii) the issuance of any replacement Options, SARs or other purchase rights where the participant would forfeit an existing Option, SAR or purchase right in exchange for a new Option, SAR or purchase right that has a lower exercise price, purchase price or base value, (iii) the repurchase by the Company of underwater or out-of-the-money Options, SARs or other purchase rights, (iv) the issuance of any replacement or substitute awards or the payment of cash in exchange for, or in substitution of, underwater or out-of-the-money Options, SARs or other purchase rights, or (v) any other action that is treated as a repricing under generally accepted accounting principles or applicable stock exchange rules.
Restricted Stock and RSUs. The Compensation Committee or the Board, as applicable, may grant awards of restricted stock and restricted stock units (“RSUs”) with such terms and conditions as the Compensation Committee or the Board shall determine, consistent with the 2024 Equity Incentive Plan. Shares of restricted stock and awards of RSUs will be subject to such restrictions as the Compensation Committee or the Board may impose, and such restrictions may lapse separately

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or in combination at the times the Compensation Committee or the Board deems appropriate. Notwithstanding the foregoing, any dividends payable on shares of restricted stock and any dividend equivalents payable with respect to shares underlying an award of RSUs shall be subject to the same restrictions and risk of forfeiture as the underlying award and shall not be paid unless and until the underlying award is vested or earned.
The 2024 Equity Incentive Plan sets forth default provisions that apply to outstanding shares of restricted stock and outstanding RSUs in the event a participant’s employment or service terminates. Different termination provisions may apply if set forth in the award agreement or if the termination occurs within two years following a change in control of the Company. If a participant’s employment or service terminates due to retirement or disability, each restricted stock award and RSU award held by the participant generally will remain outstanding and the applicable restrictions will continue to lapse in accordance with the terms of the award. If a participant’s employment or service terminates due to death or if the participant dies after termination for retirement or disability, all remaining applicable restrictions generally will lapse on the later of the date of death or the one-year anniversary of the grant date. If a participant’s employment or service terminates for any reason not described above, each restricted stock award and RSU award held by the participant generally will be forfeited and cancelled on the date of termination.
Performance Stock and Performance Stock Units. The Compensation Committee or the Board, as applicable, may grant awards of performance stock and performance stock units with such terms and conditions as the Compensation Committee or the Board shall determine, consistent with the 2024 Equity Incentive Plan. Shares of performance stock and awards of performance stock units will be subject to such restrictions as the Compensation Committee or the Board may impose, and such restrictions may lapse in whole or in part upon the achievement of such performance goals as the Compensation Committee or the Board establishes. Subject to the terms of the 2024 Equity Incentive Plan, the performance goals to be achieved during any performance period, the length of any performance period, and the number of shares subject to any award of performance stock or performance stock units shall be determined by the Compensation Committee or the Board. In addition, and notwithstanding the foregoing, any dividends payable on shares of performance stock and any dividend equivalents payable with respect to shares underlying an award of performance stock units shall be subject to the same restrictions and risk of forfeiture as the underlying award and shall not be paid unless and until the underlying award is vested or earned.
Performance measures may be determined by reference to the Company, any subsidiary, any segment, line of business or selected business and/or any business unit of the Company or any subsidiary, whether on a total or organic basis, which may include, but is not limited to, one or more of the following: revenue (including Acceleration of Profitable Growth initiative, market share, revenue growth, growth rate, compound annual growth, revenue versus peer group and revenue per employee); market penetration; business retention; costs (including IT, fleet, fuel, maintenance, direct labor, total labor, SG&A, facilities, real estate, corporate expenses, bad debt, interest, taxes, depreciation, and amortization, whether on an absolute basis or as a percent of revenue); profit (including operating profit (“OP”), net income, operating income, EBIT, EBITA, EBITDA, free cash flow (before or after dividends), cash from operating activities, and for each of these profit measures, growth, growth rate, compound annual growth, or performance versus peer group); margin (including Close The Gap initiative, OP margin, gross margin, earnings per share, EBIT margin, EBITA margin, EBITDA margin, and for each of these margin measures, growth, growth rate, compound annual growth, or performance versus peer group); operating leverage; stock price (including absolute change, percent change, performance versus peer group, performance versus indices, dividends); total shareholder return; stockholder equity, total market capitalization, book value (on an absolute or per share basis), analyst coverage (sell-side or buy-side); stock price multiple (whether on the basis of revenue, EBIT, EBITA or EBITDA); returns on equity, assets, net assets, capital, or invested capital; economic value added; capital (including working capital improvement, DSO, DPO, cash conversion, cash, debt, net debt, financial leverage, capital expenditures, lease financing, cost of capital, weighted average cost of capital, and for each of these capital measures absolute amounts, year-end amounts, growth, growth rate, compound annual growth, performance versus peer group, performance per employee); customer focus (including new customers, customer retention, satisfaction or service levels); employee safety; employee recruiting; employee retention; employee turnover, employee satisfaction; employee overtime; mergers and acquisitions; divestitures; geographic expansion; brand expansion; licensing; critical projects; critical processes; operational effectiveness; compliance; management of debt covenants, credit ratings, New York Stock Exchange listing requirements, legacy liabilities, litigation, employment practices, employee benefits, and Sarbanes-Oxley and other regulatory compliance, whether or not determined in accordance with generally accepted accounting principles but, where applicable,

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as consistently applied by the Company and, as so determined by the Compensation Committee prior to the release or forfeiture of the shares of performance stock or the expiration of the award of performance stock units (as applicable), adjusted to omit the effects of unusual or infrequently occurring events and transactions and extraordinary items, including but not limited to, the gain or loss on the disposal of a business segment, asset write-downs, significant litigation or claim judgments or settlements, acquisitions or divestitures, reorganization or change in the capital structure of the Company, foreign exchange gains and losses, a change in the fiscal year of the Company, business interruption events, unbudgeted capital expenditures, unrealized investment gains and losses, impairments, expenses directly levied on the business by government intervention, accruals for awards under the 2024 Equity Incentive Plan and cumulative effects of changes in accounting principles. The Compensation Committee or the Board, as applicable, will, in its sole discretion, designate the individuals eligible to receive performance stock and performance stock units and the applicable measurement formula. Performance measures may be expressed on an absolute basis or on a relative basis against a peer group or an index. Following the completion of a performance period, the Compensation Committee or the Board, as applicable, shall review and certify in writing whether, and to what extent, the performance goals for the performance period have been achieved and, if so, calculate and certify in writing the amount of the awards earned for the period. The Compensation Committee or the Board, as applicable, shall have the discretion, to the extent not prohibited by the award agreement, to adjust the compensation or economic benefit due upon achievement of the performance goals, to adjust a performance determination from the formula amount, or to adjust the performance goals themselves.
The 2024 Equity Incentive Plan sets forth default provisions that apply to outstanding shares of performance stock and performance stock unit awards in the event a participant’s employment or service terminates. Different termination provisions may apply if set forth in the award agreement or if the termination occurs within two years following a change in control of the Company. If a participant’s employment or service terminates due to retirement or disability, each performance stock award and performance stock unit award held by the participant generally will remain outstanding and the applicable restrictions will lapse based on actual performance in accordance with the terms of the award, regardless of whether the participant subsequently dies during the applicable performance period. Except as described in the preceding sentence, if a participant’s employment or service terminates due to death during the applicable performance period, each performance stock award and performance stock unit award held by the participant on the date of death generally will remain outstanding and the applicable restrictions will lapse based on actual performance in accordance with the terms of the award, provided that, following the end of the performance period, a pro-rata portion of the performance stock award or performance stock unit award will be earned based on actual performance and the number of days elapsed during the performance period prior to the date of death. Such pro-rata portion will be payable to the participant’s beneficiary and the remaining shares of performance stock or the remaining portion of the performance stock award will be forfeited and cancelled. If a participant’s employment or service terminates during the applicable performance period for any reason not described above, each performance stock award and award of performance stock units held by the participant generally will be forfeited and cancelled on the date of termination.
Other Stock-Based Awards. The Compensation Committee or the Board may grant to participants other stock-based awards (including, without limitation, rights to dividends, dividend equivalents and units under the Plan for Deferral of Directors’ Fees) that are denominated, payable in, based on or related to, shares of Common Stock, with such terms and conditions as the Compensation Committee or the Board shall determine, consistent with the 2024 Equity Incentive Plan. Notwithstanding the foregoing, in the event the Compensation Committee or the Board grants awards in the nature of purchase rights for shares of Common Stock or other securities, the consideration payable for such shares or other securities shall be at least equal to the fair market value of such shares or other securities as of the date such purchase right is granted. In addition, and notwithstanding the foregoing, any dividend equivalents (payable in connection with awards other than Options or SARs) shall in all events be subject to the same restrictions and risk of forfeiture as the underlying award and shall not be paid unless and until the underlying award is vested or earned. Shares under the 2024 Equity Incentive Plan also may be used to pay shares owed under any other bonus or compensation plan of the Company.
Cash Awards. The Compensation Committee or the Board may grant to participants awards payable in cash, with such terms and conditions as the Compensation Committee or the Board shall determine, consistent with the 2024 Equity Incentive Plan. Cash awards may be granted to participants either as freestanding awards or as an element of or supplement to other awards granted under the 2024 Equity Incentive Plan. The Compensation Committee or the Board may also grant cash awards in payment of earned awards and other compensation payable under the 2024 Equity Incentive Plan or any other

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compensation plans or arrangements of the Company. Unless the Compensation Committee, the Board or award agreement provides otherwise, cash awards are vested and payable on the grant date.
Change in Control
In the event of a “change in control” (as defined in the 2024 Equity Incentive Plan) of the Company, the Compensation Committee or the Board, as applicable, may, subject to compliance with Section 409A of the Code, take such action as it deems appropriate in its sole discretion. In the event of a change in control, unless the award agreement, an amendment to the award agreement, or the Compensation Committee or Board provide otherwise, if a participant’s employment or service terminates for any reason (other than a termination for cause) within two years following the change in control, (i) all awards shall become fully exercisable, shall vest and shall be settled, as applicable, and any restrictions applicable to any award shall automatically lapse and (ii) all performance stock awards and performance stock unit awards shall be considered to be earned at their target level, such that any restrictions with respect to the target number of shares subject to the performance stock award and performance stock unit award shall lapse and any remaining shares subject to such performance stock award and performance stock unit award shall be forfeited and cancelled.
Such a provision that awards that are assumed by the successor company in a change in control will experience accelerated vesting only if the participant experiences a qualifying termination is commonly referred to as a double trigger acceleration provision. The Company believes that providing for a flexible default double trigger provision is a good governance practice. While the Company recognizes the benefits of double trigger acceleration in certain change in control circumstances and has included the provision described above for this reason, the Board also believes it is appropriate to retain flexibility and to avoid restricting the range of available alternatives for structuring equity compensation opportunities for the Company’s executives, other employees and non-employee directors. As a result, the double trigger provision is a default provision that can be modified by the award agreement, an amendment to the award agreement, or the Compensation Committee or the Board.
Non-Employee Director Award Limit
Subject to adjustment as provided in the 2024 Equity Incentive Plan, the aggregate value of (i) the aggregate fair market value of awards granted under the plan during any fiscal year to an individual non-employee director, and (ii) any cash compensation received or to be received by such non-employee director for such fiscal year, generally shall not, on a combined basis, exceed $750,000 (excluding awards made pursuant to deferred compensation arrangements made in lieu of all or a portion of cash retainers and any dividends payable in respect of outstanding awards). The independent members of the Board may make exceptions to this limit for an executive or non-executive chair of the Board or in other extraordinary circumstances for individual non-employee directors, provided that the chair of the Board or the director, as applicable, receiving such additional compensation may not participate in the decision to award such compensation.
Clawback
Awards and payments under the 2024 Equity Incentive Plan (whether vested or unvested) are subject to the terms of the Company’s internal policies, including the DFA Clawback Policy and Supplemental Clawback Policy (see “Clawback Policies,” beginning on page 50 for a summary of such Clawback Policies), and to any additional recoupment or clawback as required under applicable law, government regulation or stock exchange listing requirement. In addition, the 2024 Equity Incentive Plan permits the Company to design awards subject to reduction or forfeiture if the participant engages in conduct that is harmful to the Company.
Tax Consequences of the 2024 Equity Incentive Plan
The following discussion is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws relating to awards under the 2024 Equity Incentive Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences. Furthermore, tax laws may change, and actual tax consequences will depend on individual circumstances as well as

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applicable state, local or foreign tax laws. Participants in the 2024 Equity Incentive Plan are advised to consult with their personal legal, financial, and/or tax advisors regarding the tax consequences of their award.
Non-Qualified Stock Options (NQSO). An optionee will not recognize any taxable income upon the grant of an NQSO and the Company will not be entitled to a tax deduction with respect to the grant of an NQSO. Upon exercise of an NQSO, the excess of the fair market value of the underlying shares on the exercise date over the Option exercise price will be taxable as compensation income to the optionee and will be subject to applicable withholding taxes. The Company will generally be entitled to a tax deduction at such time in the amount of such compensation income. The optionee’s tax basis for the shares received pursuant to the exercise of an NQSO will equal the sum of the compensation income recognized and the exercise price. In the event of a sale of shares received upon the exercise of an NQSO, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such shares is more than one year.
Incentive Stock Options (ISO). An optionee will not recognize any taxable income at the time of grant or timely exercise of an ISO and the Company will not be entitled to a tax deduction with respect to such grant or exercise. The value of shares with respect to which ISOs are exercisable for the first time by an employee Participant during any calendar year may not exceed $100,000, measured as of the date of grant. Exercise of an ISO may, however, give rise to taxable compensation income, and a tax deduction to the Company, if the ISO is not exercised on a timely basis (generally, while the optionee is employed by the Company or within 90 days after termination of employment, in which case there will be applicable withholding taxes on exercise), or if the optionee subsequently engages in a “disqualifying disposition,” as described below. Also, the excess of the fair market value of the underlying shares on the date of exercise over the exercise price will be an item of income for purposes of the optionee’s alternative minimum tax.
A sale or exchange by an optionee of shares acquired upon the exercise of an ISO more than one year after the transfer of the shares to such optionee and more than two years after the date of grant of the ISO will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain (or loss) to the optionee. If such sale or exchange takes place within two years after the date of grant of the ISO or within one year from the date of transfer of the ISO shares to the optionee, such sale or exchange will generally constitute a “disqualifying disposition” of such shares that will have the following results: any excess of (i) the lesser of (a) the fair market value of the shares at the time of exercise of the ISO and (b) the amount realized on such disqualifying disposition of the shares over (ii) the Option exercise price of such shares, will be ordinary income to the optionee, subject to applicable withholding taxes, and the Company will be entitled to a tax deduction in the amount of such income. Any further gain or loss after the date of exercise generally will qualify as capital gain or loss and will not result in any deduction by the Company.
SARs. Generally, the recipient of a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted. If an employee receives the appreciation inherent in the SARs in stock, the spread between the then current market value and the grant price will be taxed as ordinary income to the employee at the time it is received. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the exercise of a SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise.
Restricted Stock. A grantee will not recognize any income upon the receipt of restricted stock unless the holder elects under Section 83(b) of the Code, within thirty days of such receipt, to recognize ordinary income in an amount equal to the fair market value of the restricted stock at the time of receipt, less any amount paid for the shares. If the election is made, the holder will not be allowed a deduction for amounts subsequently required to be returned to the Company, subject to applicable withholding taxes. If the election is not made, the holder will generally recognize ordinary income, subject to applicable withholding taxes, on the date that the restrictions to which the restricted stock is subject are removed, in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares. At the time the holder recognizes ordinary income, the Company generally will be entitled to a deduction in the same amount.
Generally, upon a sale or other disposition of restricted stock with respect to which the holder has recognized ordinary income (i.e., a Section 83(b) election was previously made or the restrictions were previously removed), the holder will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the holder’s basis in such shares. Such gain or loss will be long-term capital gain or loss if the holding period

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for such shares is more than one year. The holding period starts on the date of grant if a Section 83(b) election is made or when the restrictions are removed if no Section 83(b) election is made.
Restricted Stock Units and Performance Stock Units. The grant of an award of RSUs or of performance stock units will not result in income for the grantee or in a tax deduction for the Company. Upon the settlement of such an award, the grantee will recognize ordinary income, subject to applicable withholding taxes, equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction in the same amount.
Cash Awards. A grantee will recognize ordinary income, subject to withholdings, upon any cash received upon payment of a cash award. The Company generally will be entitled to a deduction equal to the income the grantee recognizes.
Certain Tax Consequences to the Company. We intend that awards granted under the 2024 Equity Incentive Plan comply with, or otherwise be exempt from, Section 409A of the Code, but make no representation or warranty to that effect. As such, the Company, the Board and the Compensation Committee shall have no obligation to take any action to prevent the assessment of any excise tax or penalty on a participant under Section 409A of the Code and the Company, the Board and the Compensation Committee shall not be liable to any participant for such tax or penalty.
The 2024 Equity Incentive Plan is attached as Appendix C to this Proxy Statement.
New Plan Benefits
Each non-employee director receives an annual grant of DSUs for service on the Board, which vest on the first anniversary of the grant date. On May 2, 2024, the Company anticipates granting DSUs to each non-employee director in the amount of approximately $150,000 each, with the number of DSUs determined based on the closing price of the Common Stock on the grant date, rounded up in the case of a fractional share. If shareholders approve the 2024 Equity Incentive Plan at the Annual Meeting, the Company anticipates granting these DSUs under the 2024 Equity Incentive Plan immediately following the Annual Meeting. If shareholders do not approve the 2024 Equity Incentive Plan, the Company anticipates granting these DSUs under the 2017 Equity Incentive Plan, but the Company may have to consider future compensation alternatives that do not include equity-based compensation or include equity-based compensation to a lesser degree. The following table sets forth certain information regarding the anticipated grants of DSUs to the non-employee directors:
Name and Position	Dollar Value
All non-employee directors as a group (8 persons)	$1,200,000*

*
Amount reflects the aggregate value of DSUs anticipated to be granted on May 2, 2024 to all non-employee directors following the Annual Meeting. The number of DSUs will be determined based on the closing price of the Common Stock on the grant date and, therefore, cannot be determined until the grant date.

Participation and the types of awards granted under the 2024 Equity Incentive Plan are subject to the discretion of the Compensation Committee or the Board, and no awards may be granted under the 2024 Equity Incentive Plan unless shareholders approve the 2024 Equity Incentive Plan at the Annual Meeting. Other than the anticipated grants to the non-employee directors as discussed above, no determination has been made as to the awards, if any, that any individuals who would be eligible to participate in the 2024 Equity Incentive Plan will be granted in the future under the 2024 Equity Incentive Plan. Therefore, any other benefits or amounts that will be received by any participant or group of participants if the 2024 Equity Incentive Plan is approved are not currently determinable.

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Equity Compensation Plan Information
The following table provides information, as of December 31, 2023, regarding shares that may be issued under equity compensation plans currently maintained by the Company. This table does not include the shares that would be available for issuance under the 2024 Equity Incentive Plan if it is approved by shareholders.
Plan Category(1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b) ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,015,053(2)	76.36(3)	2,482,294
Equity compensation plans not approved by security holders	—
Total	2,015,053	76.36	2,482,294

(1)
Subject to approval by shareholders, the aggregate number of shares authorized and reserved for issuance under the 2024 Equity Incentive Plan is equal to 4,104,125 shares of Common Stock, plus the additional shares of Common Stock that become available for grant in connection with formulas related to outstanding awards under the Company’s 2017 Equity Incentive Plan, less a certain number of shares related to awards, if any, granted under the 2017 Equity Incentive Plan after March 4, 2024 and prior to the date of the Annual Meeting. This table does not include the 1,410,000 shares of Common Stock to be reserved as a portion of the aggregate number of shares authorized and reserved for issuance under the 2024 Equity Incentive Plan if shareholders approve the 2024 Equity Incentive Plan at the Annual Meeting.

(2)
Includes units credited or awarded under the Deferred Compensation Program, the Directors’ Stock Accumulation Plan, the Company’s 2013 Equity Incentive Plan, the Company’s 2017 Equity Incentive Plan, the Non-Employee Directors’ Equity Plan and the Plan for Deferral of Directors’ Fees. IM PSUs awarded during 2022 under the Company’s 2017 Equity Incentive Plan are included at the amounts calculated based on currently projected performance results (i.e., at 200% of target). TSR PSUs awarded during 2022 and IM PSUs with TSR Modifier awarded during 2023 under the Company’s 2017 Equity Incentive Plan are included at target. IM PSUs and TSR PSUs awarded during 2021 under the 2017 Equity Incentive Plan are included at the amounts calculated based on performance results certified by the Compensation Committee in February 2023 in the case of such IM PSUs (i.e., at 200% of target) and in February 2024 in the case of such TSR PSUs (i.e., at 100% of target). The number of shares to be paid, if any, following the conclusion of the applicable performance measurement period, will depend on the Company’s achievement of pre-established performance goals and the Company’s TSR relative to a company-defined peer group, as well as any applicable vesting requirements. See “Long-Term Incentive Compensation,” beginning on page 43.

(3)
Does not include awards described in footnote (2).

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Proposal No. 4 — Approval of the Selection of Independent Registered Public Accounting Firm
THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
The Audit Committee has, subject to shareholder approval, selected KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, and the Board recommends approval of such selection by the shareholders. The Audit Committee is directly responsible for the selection, evaluation, compensation (including negotiation of fees), retention and oversight of the Company’s independent registered public accounting firm. In order to assure the continued independence of the firm, the Audit Committee periodically considers whether there should be rotation of the independent registered public accounting firm. In addition, in conjunction with the mandated rotation of the firm’s lead engagement partner, the Audit Committee, led by its Chair, is directly involved in the selection of the new lead engagement partner.
One or more representatives of KPMG are expected to attend the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
The Board has not determined what action it would take if the shareholders do not approve the selection of KPMG, but may reconsider its selection if the shareholders’ action so warrants. Even if the selection is approved, the Audit Committee, exercising its own discretion, may select different auditors at any time during the fiscal year if it determines that such a change would be in the best interests of the Company and our shareholders.
Principal Accounting Fees and Services
The following table sets forth the aggregate fees billed by KPMG for the fiscal years ended December 31, 2023 and December 31, 2022.
	2023 ($)	2022 ($)
	(In thousands)
Audit Fees	7,361	8,021
Audit-Related Fees	195	98
Tax Fees	288	503
All Other Fees	146	59
Total Fees	7,990	8,681
Audit Fees are primarily for professional services provided in connection with the audit of the Company’s financial statements and review of quarterly consolidated financial statements (including the audit of the effectiveness of internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002) and audit services provided in connection with other statutory or regulatory filings.
Audit-Related Fees primarily include fees for assurance services that are reasonably related to the audit of the Company’s consolidated financial statements.
Tax Fees primarily include fees associated with tax compliance and tax advice, as well as domestic and international tax planning. This category also includes tax planning on mergers and restructurings, as well as other services related to tax disclosure and filing requirements.

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All Other Fees are for services provided to the Company not otherwise included in the categories above.
The Audit Committee approves all audit and non-audit related fees of the independent registered public accounting firm.
Consideration of Auditor Independence
The Audit Committee has concluded that the provision of the non-audit services by KPMG was compatible with maintaining KPMG’s independence.
Procedures for Pre-Approval of Audit and Non-Audit Services
The Audit Committee has adopted written procedures for pre-approving audit and non-audit services provided by the independent registered public accounting firm. The pre-approved services are described in detail under three categories: audit and audit-related, tax services and agreed upon procedures. Requests for services are reviewed by the members of the Company’s Legal and Finance Departments to ensure that they satisfy the requirements of the pre-approval policy. The Audit Committee is provided a detailed update of these audit and non-audit engagements at each regular meeting.

97

Audit and Ethics Committee Report
In accordance with the Audit Committee charter, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the integrity of the accounting, auditing and financial reporting practices of the Company. Each member of the Audit Committee is “independent” as required by the applicable listing standards of the NYSE and the rules of the SEC. During the fiscal year ended December 31, 2023, the Audit Committee met eight times, and the Audit Committee reviewed and discussed the financial information contained in the Company’s Annual Report on Form 10-K, interim financial information contained in the Company’s Quarterly Reports on Form 10-Q, and discussed press releases announcing earnings with the Company’s Chief Financial Officer and the independent registered public accounting firm prior to public release.
The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the Company’s independent registered public accounting firm. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has primary responsibility for the financial statements and reporting process, including the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an integrated audit of the Company’s financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board.
In connection with the responsibilities set forth in its charter, the Audit Committee has:
■
reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with management and KPMG, the Company’s independent auditors;

■
discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and

■
received the written disclosures and the letter from KPMG required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence.

The Audit Committee also considered, as it determined appropriate, tax matters and other areas of financial reporting and the audit process over which the Audit Committee has oversight.
Based on the Audit Committee’s review and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.
Ian D. Clough, Chair
Kathie J. Andrade
A. Louis Parker
Keith R. Wyche

98	2024 Proxy Statement

Questions and Answers About the Annual Meeting
Why am I receiving this Proxy Statement?
You are receiving this Proxy Statement in connection with the solicitation of proxies by the Board to be voted at the Annual Meeting (and at any adjournment or postponement of the Annual Meeting), for the purposes set forth in the accompanying notice. The Annual Meeting will be held on May 2, 2024, at 10:00 a.m., local time, at Hotel Vin, 215 E. Dallas Road, Grapevine, Texas 76051.
What is a proxy?
A proxy is your legal designation of another person to vote the stock you own. If you designate someone as your proxy in a written document, that document is also called a proxy (or proxy card). Lindsay K. Blackwood and Elizabeth P. Davis have been designated as proxies for the Annual Meeting. A proxy, if duly executed and not revoked, will be voted and, if it contains any specific instructions, will be voted in accordance with those instructions. You can vote your proxy on the Internet by following the instructions on the enclosed proxy card, or you can complete, sign, date and return the enclosed proxy in the envelope provided.
Who is entitled to vote at the Annual Meeting?
You are entitled to notice of the Annual Meeting and may vote your shares of Common Stock if you owned them as of the close of business March 4, 2024, which is the date that the Board has designated as the record date for the Annual Meeting. On March 4, 2024, the Company had outstanding 44,724,743 shares of Common Stock. Each share of Common Stock is entitled to one vote.
How do I vote at the Annual Meeting?
If your shares of Common Stock are registered directly in your name, you may vote by QR code, telephone or Internet, following the instructions on the enclosed proxy card, or you may vote by mail by completing, signing, dating and mailing the enclosed proxy card. You may also attend the Annual Meeting and vote in person. To attend the meeting in person, you must present a valid, government-issued picture identification.
If your shares of Common Stock are held in street name (i.e., held for your account by a broker, bank or other nominee) (“Brokers’ Shares”), your broker, bank or other nominee should give you instructions for voting your shares. You may vote by Internet, telephone or mail as instructed by your broker, bank or other nominee. You may also vote in person if you obtain a legal proxy from your broker, bank or other nominee, giving you the right to vote your shares at the Annual Meeting, and you bring verification of your ownership of shares of Common Stock to the Annual Meeting (e.g., a bank or brokerage firm account statement). To attend the meeting in person, you must also present a valid, government-issued picture identification.
How do I obtain directions to attend the Annual Meeting and vote in person?
To obtain directions to the Annual Meeting and vote in person, please contact the Corporate Secretary of the Company at (804) 289-9600.
What am I being asked to vote on?
The proposals scheduled to be voted on are:
(1)
The election of directors named in this Proxy Statement for a one-year term;

99

(2)
The advisory resolution to approve NEO compensation;

(3)
The Company’s 2024 Equity Incentive Plan; and

(4)
The selection of KPMG LLP as the Company’s independent registered public accounting firm for 2024.

What are the Board’s recommendations?
The Board recommends a vote FOR:
(1)
The election of directors named in this Proxy Statement for a one-year term;

(2)
The advisory resolution to approve NEO compensation;

(3)
The Company’s 2024 Equity Incentive Plan; and

(4)
The selection of KPMG LLP as the Company’s independent registered public accounting firm for 2024.

How many votes must be present to hold the Annual Meeting?
A majority of the outstanding shares of Common Stock as of the record date must be present in person or represented by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions, withheld votes and Brokers’ Shares voted by brokers are included in determining the number of votes present. Brokers’ Shares that are not voted on any matter will not be included in determining whether a quorum is present. In the event that a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned or postponed to solicit additional proxies.
What is a broker non-vote?
Under the rules of the NYSE, a broker may vote Brokers’ Shares in its discretion on “routine matters,” but a broker may not vote on proposals that are not considered “routine.” When a proposal is a non-routine matter and the broker has not received voting instructions with respect to that proposal, the broker cannot vote on that proposal. This is commonly called a “broker non-vote.”
How many votes are needed to approve each proposal?
The following table summarizes the vote required to approve each proposal and the effects of abstentions, broker non-votes, and signed, but unmarked proxy cards, on the tabulation of votes for each proposal.

100	2024 Proxy Statement

For any other business that may properly come before the Annual Meeting, proxies will be voted in accordance with the judgment of the person voting the proxies.
Proposal Number	Item	Vote Required for Approval	Abstentions	Uninstructed Share/Effect of Broker Non-Votes	Signed but Unmarked Proxy Cards
1.	Election of director nominees set forth in this Proxy Statement for a one-year term	Votes cast in favor must exceed the votes cast opposing the election of each director	No effect	Not voted/ no effect	Voted “FOR”
2.	Approval of an advisory resolution to approve NEO compensation	Votes cast in favor must exceed the votes cast opposing the action	No effect	Not voted/ no effect	Voted “FOR”
3.	Approval of the Company’s 2024 Equity Incentive Plan	Votes cast in favor must exceed the votes cast opposing the action	No effect	Not voted/ no effect	Voted “FOR”
4.	Approval of the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2024	Votes cast in favor must exceed the votes cast opposing the action	No effect	Discretionary vote by broker	Voted “FOR”
The Company’s Bylaws provide that the Chairman of the Annual Meeting will determine the order of business and the voting and other procedures to be observed at the Annual Meeting. The Chairman of the Annual Meeting is authorized to declare whether any business is properly brought before the Annual Meeting, and business not properly brought before the Annual Meeting will not be transacted. We are not aware of any matters that are to come before the Annual Meeting other than those described in this Proxy Statement. If other matters do properly come before the Annual Meeting, however, it is the intention of the persons named in the enclosed proxy card to exercise the discretionary authority conferred by the proxy to vote such proxy in accordance with their best judgment.
Can I revoke my proxy?
The enclosed proxy is revocable at any time prior to its being voted by filing an instrument of revocation or a duly executed proxy bearing a later time. A proxy may also be revoked by attendance at the Annual Meeting and voting in person. Attendance at the Annual Meeting will not by itself constitute a revocation.
Who pays for the solicitation of votes?
The cost of this solicitation of proxies will be borne by the Company. In addition to soliciting proxies by mail, directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies by telephone, facsimile, electronic mail, in person or by other means. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of Common Stock, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses in connection with their solicitation efforts. The Company has retained Georgeson LLC to perform proxy advisory and solicitation services. The fee of Georgeson LLC in connection with the Annual Meeting is estimated to be approximately $16,000, plus reimbursement of out-of-pocket expenses.
Who will count the votes?
Proxies and ballots will be received and tabulated by Broadridge Financial Solutions, which will then be certified by the Company’s transfer agent, American Stock Transfer & Trust Company, a representative of which will serve as the Inspector of Election.

101

Shareholder Reference Information
Shareholder Proposals and Director Nominations
Under the regulations of the SEC, any shareholder desiring to submit a proposal pursuant to Rule 14a-8 of the Exchange Act to be acted upon at the 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”) must cause such proposal to be delivered, in proper form, to the Corporate Secretary at the address provided in the following section, “Availability of Documents,” no later than November 18, 2024 in order for the proposal to be considered for inclusion in the Company’s Proxy Statement for that meeting.
To nominate a director at the 2025 Annual Meeting, a shareholder must satisfy conditions specified in the Bylaws. A shareholder who wishes to suggest potential nominees to the Board for consideration should write to the Corporate Governance Committee through the method described under “Communications with Non-Management Members of the Board of Directors” on page 23, stating in detail the qualifications of such nominees for consideration. The Bylaws also prescribe the procedures a shareholder must follow to bring business (other than pursuant to Rule 14a-8) before the annual meetings of shareholders. For a shareholder to nominate a director or directors at the 2025 Annual Meeting, other than the nomination of a director for inclusion in the Company’s Proxy Statement, or bring other business before the 2025 Annual Meeting, notice must be received by the Corporate Secretary at the principal office of the Company not later than the close of business on January 2, 2025, nor earlier than the close of business on November 3, 2024. The notice must include a description of the proposed business, the reason for it, the complete text of any resolution and other matters specified in the Bylaws.
Any shareholder, or group of up to 20 shareholders, who has owned at least 3% of the outstanding shares of Common Stock continuously for at least three years, is eligible to nominate and include director nominees (up to the greater of 2 or 20% of the number of directors on the Board) in the Company’s proxy materials for the 2024 Annual Meeting. Any eligible shareholder, or group of shareholders, wishing to do so, must give notice in writing of the proposed nomination, along with certain nomination materials, to the Secretary of the Company, delivered by November 18, 2024. The notice and accompanying nomination materials must meet the requirements set forth in the Bylaws.
In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than Company nominees at the 2025 Annual Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 3, 2025.
Any shareholder desiring a copy of the Bylaws will be furnished one without charge upon written request to the Corporate Secretary.
Availability of Documents
The Company’s Internet address is www.brinks.com. The Company makes available, free of charge, through its website at www.brinks.com, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. In addition, the Corporate Governance Guidelines, Code of Ethics and the charters of the Audit, Compensation, Corporate Governance and Finance Committees also are available on the Company’s website. All of the documents described above are available in print, without charge, to any shareholder upon request by contacting the Corporate Secretary at the mailing address of the principal executive office of the Company at 1801 Bayberry Court, P.O. Box 18100, Richmond, Virginia 23226-8100 or by phone at (804) 289-9600.
Separate Copies for Beneficial Owners
Institutions that hold shares in “street name” for two or more beneficial owners with the same address are permitted to deliver a single Proxy Statement and annual report to that address. Any such beneficial owner can request a separate copy of this Proxy Statement or the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 by contacting the Corporate Secretary at the address listed above under “Availability of Documents.” Beneficial owners with

102	2024 Proxy Statement

the same address who receive more than one Proxy Statement and 2023 Annual Report may request delivery of a single Proxy Statement and 2023 Annual Report by contacting the Corporate Secretary as described above.
Incorporation by Reference
The reconciliation of our non-GAAP financial measures in Part II, Item 7 beginning on page 35 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 is hereby incorporated by reference into this Proxy Statement.
LINDSAY K. BLACKWOOD
Secretary
March 18, 2024

103

Voluntary Electronic Delivery of Proxy Materials
Electronic Delivery supports our Sustainability Goals
Embedding sustainability further into our business strategy is enhancing our performance and differentiating Brink’s with our stakeholders. There is significant focus on the impact we have on the environment, society and the way we apply rigorous governance standards across our global operations. The objective is to maximize total value creation by leveraging responsible stewardship to generate sustainable, profitable growth. To support our sustainability efforts, please consider electronic delivery of your proxy materials. See below for how you can elect for your materials to be delivered electronically in the future.
Combined with your adoption of electronic delivery of proxy materials, and the elimination of 25,757 sets of proxy materials, we can reduce the impact on the environment by:
Using 48.3 fewer tons of wood, or the equivalent of 290 trees	Saving 259,000 gallons of water, or the equivalent of filling 13 swimming pool	Using 309 million fewer BTUs, or the equivalent of the amount of energy used by 367 refrigerators for one year
Eliminating 14,300 pounds of solid waste	Using 218,000 fewer pounds of GHG, including CO2, or the emissions of 20 automobiles running for one year	Eliminating 19.3 pounds of hazardous air pollutants
Environmental impact estimates were calculated using the Environmental Paper Network Paper Calculator. For more information, visit www.papercalculator.org.

With your control number available, please visit www.proxyvote.com or scan the QR code to enroll in electronic delivery.

104	2024 Proxy Statement

Appendix A
Non-GAAP Reconciliation
This Proxy Statement refers to non-GAAP revenue, non-GAAP operating profit, non-GAAP operating profit margin, non-GAAP adjusted EBITDA, non-GAAP EPS and free cash flow before dividends, which are financial measures that are not required by or presented in accordance with GAAP. The purpose of these non-GAAP measures is to report financial information from the primary operations of our business by excluding the effects of certain income and expenses that do not reflect the ordinary earnings of our operations. The non-GAAP financial measures are intended to provide investors with a supplemental comparison of our operating results and trends for the periods presented. Our management believes these measures are also useful to investors as such measures allow investors to evaluate our performance using the same metrics that our management uses to evaluate past performance and prospects for future performance. We do not consider these items to be reflective of our operating performance as they result from events and circumstances that are not a part of our core business.
2020 — 2023 Non-GAAP Results Reconciled to GAAP
The Brink’s Company and subsidiaries
(In millions, except for percentages)
	Full Year 2020	Full Year 2021	Full Year 2022	Full Year 2023
Revenues:
GAAP	$3,690.9	$4,200.2	$4,535.5	$4,874.6
Non-GAAP	$3,690.9	$4,200.2	$4,535.5	$4,874.6
Operating profit (loss):
GAAP	$213.5	$354.7	$361.3	$425.2
Reorganization and Restructuring(a)	66.6	43.6	38.8	17.6
Acquisitions and dispositions(a)	83.1	71.9	86.6	70.6
Argentina highly inflationary impact(a)	10.7	11.9	41.7	86.8
Transformation initiatives(a)	—	—	—	5.5
Non-routine auto loss matter(a)	—	—	—	8.0
Change in allowance estimate(a)	—	—	15.6	—
Ship loss matter(a)	—	—	4.9	—
Chile antitrust matter(a)	—	9.5	1.4	0.5
Internal loss(a)	6.9	(21.1)	—	—
Reporting compliance(a)	0.5	—	—	0.8
Non-GAAP	$381.3	$470.5	$550.3	$615.0
Operating margin:
GAAP margin	5.8%	8.4%	8.0%	8.7%
Non-GAAP margin	10.3%	11.2%	12.1%	12.6%

(a)
See “Other Items Not Allocated To Segments” as follows for details. We do not consider these items to be reflective of our operating performance as they result from events and circumstances that are not part of our core business.

(b)
Our U.S. retirement plans are frozen and costs related to these plans are excluded from non-GAAP results. Certain non-U.S. operations also have retirement plans. Settlement charges and curtailment gains related to these non-U.S. plans and costs related to our frozen non-U.S. retirement plans are also excluded from non-GAAP results.

A-1

(c)
In 2023, we recorded a portion of our valuation allowance on certain U.S. deferred tax assets primarily related to foreign tax credit carryforward attributes. The valuation allowance increase related to item was due to new foreign tax credit notices published by the U.S. Internal Revenue Service in 2023, which provided taxpayers relief from the 2022 foreign tax credit regulations until additional guidance is issued and the effective date of such guidance is provided. In 2022, we released a portion of our valuation allowance on certain U.S. deferred tax assets primarily due to new foreign tax credit regulations published by the U.S. Treasury in January 2022.

(d)
There was a change in judgement resulting in a valuation allowance against certain tax attributes with a limited statutory carryforward period that are no longer more-likely-than-not to be realized due to lower than expected Canada operating results.

(e)
Non-GAAP adjusted EBITDA is defined as non-GAAP income from continuing operations excluding the impact of non-GAAP interest expense, non-GAAP income tax provision, non-GAAP depreciation and amortization, non-GAAP share-based compensation and non-GAAP marketable securities (gain) loss

(f)
Due to reorganization and restructuring activities, there was a $0.9 million non-GAAP adjustment to share-based compensation in the first quarter of 2023. There is no difference between GAAP and non-GAAP share-based compensation amounts for the periods presented.

(g)
Due to the impact of Argentina highly inflationary accounting, there was a $0.1 million non-GAAP adjustment for a gain in the fourth quarter of 2020, a $0.6 million non-GAAP adjustment for a loss in the first quarter of 2022, a $0.9 million non-GAAP adjustment for a loss in the second quarter of 2022, a $0.5 million non-GAAP adjustment for a loss in the third quarter of 2022, a $2.0 million non-GAAP adjustment for a loss in the fourth quarter of 2022, a $0.3 million non-GAAP adjustment for a loss in the first quarter of 2023, a $0.3 million non-GAAP adjustment for a loss in the second quarter of 2023, a $22.7 million non-GAAP adjustment for a loss in the third quarter of 2023, and a $31.9 million non-GAAP adjustment for a loss in the fourth quarter of 2023. There is no difference between GAAP and non-GAAP marketable securities gain and loss amounts for the other periods presented.

A-2	2024 Proxy Statement

2020 — 2023 Non-GAAP Results Reconciled to GAAP — con’t.
The Brink’s Company and subsidiaries
(In millions, except for per share amounts)
	Full Year 2020	Full Year 2021	Full Year 2022	Full Year 2023
EPS:
GAAP	$0.33	$2.06	$3.63	$1.83
Retirement plans(b)	0.51	0.44	0.17	(0.15)
Reorganization and Restructuring(a)	1.00	0.63	0.64	0.30
Acquisitions and dispositions(a)	1.56	1.31	1.33	1.33
Argentina highly inflationary impact(a)	0.23	0.27	1.00	3.13
Transformation initiatives(a)	—	—	—	0.12
Non-routine auto loss matter(a)	—	—	—	0.17
Change in allowance estimate(a)	—	—	0.25	—
Valuation allowance on tax credits(c)	—	—	(1.11)	0.59
Ship loss matter(a)	—	—	0.08	—
Chile antitrust matter(a)	—	0.19	0.02	0.01
Internal loss(a)	0.10	(0.40)	—	—
Reporting compliance(a)	0.01	—	—	0.02
Deferred tax valuation allowance(d)	—	0.26	—	—
Non-GAAP	$3.76	$4.75	$5.99	$7.35
Adjusted EBITDA(e):
Net income (loss) attributable to Brink’s – GAAP	$16.0	$105.2	$170.6	$87.7
Interest expense – GAAP	96.5	112.2	138.8	203.8
Income tax provision – GAAP	56.6	120.3	41.4	139.2
Depreciation and amortization – GAAP	206.8	239.5	245.8	275.8
EBITDA	$375.9	$577.2	$596.6	$706.5
Discontinued operations – GAAP	0.8	(2.1)	2.9	(1.7)
Retirement plans(b)	33.8	29.8	11.0	(9.0)
Reorganization and Restructuring(a)	65.5	42.8	37.7	16.4
Acquisitions and dispositions(a)	53.0	18.8	30.9	13.0
Argentina highly inflationary impact(a)	8.8	10.1	42.7	136.6
Transformation initiatives(a)	—	—	—	5.5
Non-routine auto loss matter(a)	—	—	—	8.0
Change in allowance estimate(a)	—	—	15.6	—
Ship loss matter(a)	—	—	4.9	—
Chile antitrust matter(a)	—	9.5	1.4	0.5
Internal loss(a)	6.9	(21.1)	—	—
Reporting compliance(a)	0.5	—	—	0.8
Share-based compensation(f)	31.3	34.0	48.6	33.0
Marketable securities gain(g)	(10.5)	(16.4)	(4.0)	(42.4)
Non-GAAP	$566.0	$682.6	$788.3	$867.2

(a)
See page A-1 for footnote explanations.

2022 and 2023 Non-GAAP Results Reconciled to GAAP — Cash Flows
The Brink’s Company and subsidiaries
(In millions)
	Full Year 2023	Full Year 2022
Free cash flow before dividends:
Cash flows from operating activities

A-3

	Full Year 2023	Full Year 2022
Operating activities – GAAP	$702.4	$479.9
Increase in restricted cash held for customers	(59.5)	(50.0)
Increase in certain customer obligations(a)	(66.0)	(50.0)
Operating activities – non-GAAP	$576.9	$379.9
Capital expenditures – GAAP	(202.7)	(182.6)
Proceeds from sale of property, equipment and investments	18.4	5.7
Free cash flow before dividends	$392.6	$203.0

(a)
To adjust for the change in the balance of customer obligations related to cash received and processed in certain of our secure Cash Management Services operations. The title to this cash transfers to us for a short period of time. The cash is generally credited to customers’ accounts the following day and we do not consider it as available for general corporate purposes in the management of our liquidity and capital resources.

This Proxy Statement also refers to non-GAAP free cash flow before dividends, which is a supplemental financial measure that is not required by nor presented in accordance with GAAP. The purpose of this non-GAAP measure is to report financial information excluding the change in restricted cash held for customers, the impact of cash received and processed in certain of our secure cash management services operations, capital expenditures, and to include proceeds from the sale of property, equipment and investments. We believe this measure is helpful in assessing cash flows from operations, enables period-to-period comparability and is useful in predicting future cash flows. This non-GAAP measure should not be considered as an alternative to cash flows from operating activities determined in accordance with GAAP and should be read in conjunction with our consolidated statements of cash flows.
Other Items Not Allocated To Segments (Unaudited)
The Brink’s Company and subsidiaries
Brink’s measures its segment results before income and expenses for corporate activities and for certain other items. The following includes a summary of the other items not allocated to segments.
Reorganization and Restructuring.
2022 Global Restructuring Plan
In the first quarter of 2023, management completed the review and approval of the previously disclosed restructuring plan across our global business operations. The actions were taken to enable growth, reduce costs and related infrastructure, and to mitigate the potential impact of external economic conditions. In total, we have recognized $33.2 million in charges under this program, including $11.0 million in 2023.
Other Restructurings
Management periodically implements restructuring actions in targeted sections of our business. As a result of these actions, we recognized $66.6 million of net costs in operating profit and $0.6 million of costs in interest and other nonoperating income (expense) in 2020, primarily severance costs. We recognized $43.6 million of net costs in 2021, primarily severance costs. We recognized $16.6 million of net costs in 2022, primarily severance costs. We recognized $6.6 million of net costs in 2023. The majority of the costs in both 2023 and 2022 periods result from the exit of a line of business in a specific geography with most of the remaining costs due to management initiatives to address the Covid-19 pandemic.
Due to the unique circumstances around these charges, they have not been allocated to segment results and are excluded from non-GAAP results.

A-4	2024 Proxy Statement

Acquisitions and dispositions. Certain acquisition and disposition items that are not considered part of the ongoing activities of the business and are special in nature are consistently excluded from non-GAAP results. These items are described in the following paragraphs:
2023 Acquisitions and Dispositions Items
■
Amortization expense for acquisition-related intangible assets was $57.8 million in 2023.

■
We derecognized a contingent consideration liability related to the NoteMachine business acquisition and recognized a gain of $4.8 million. We also derecognized a contingent consideration liability related to the Touchpoint 21 acquisition and recognized a gain of $1.4 million.

■
We recognized $4.9 million in charges in Argentina in 2023 for an inflation-adjusted labor increase to expected payments to union workers of the Maco Transportadora and Maco Litoral businesses (together “Maco”). Although the Maco operations were acquired in 2017, formal antitrust approval was obtained in 2021, which triggered negotiation and approval of the expected payments in 2022.

■
Net charges of $3.4 million were incurred for post-acquisition adjustments to indemnification assets related to previous business acquisitions.

■
We incurred $2.2 million in integration costs, primarily related to PAI, in 2023.

■
Transaction costs related to business acquisitions were $4.2 million in 2023.

■
We recognized a $2.0 million loss on the disposition of Russia-based operations in 2023.

■
Compensation expense related to the retention of key PAI employees was $1.6 million in 2023.

2022 Acquisitions and Dispositions Items
■
Amortization expense for acquisition-related intangible assets was $52.0 million in 2022.

■
We recognized $12.5 million in charges in Argentina in 2022 for expected payments to union workers of the Maco businesses.

■
Net charges of $7.8 million were incurred for post-acquisition adjustments to indemnification assets related to previous business acquisitions.

■
We incurred $4.8 million in integration costs, primarily related to PAI and G4S, in 2022.

■
Transaction costs related to business acquisitions were $5.6 million in 2022.

■
Restructuring costs related to acquisitions were $0.2 million in 2022.

■
Compensation expense related to the retention of key PAI employees was $3.5 million in 2022.

2021 Acquisitions and Dispositions Items
■
Amortization expense for acquisition-related intangible assets was $47.7 million in 2021.

■
We incurred $10.5 million in integration costs, primarily related to G4S, in 2021.

■
Transaction costs related to business acquisitions were $6.5 million in 2021.

■
Restructuring costs related to acquisitions were $5.3 million in 2021.

■
Compensation expense related to the retention of key PAI employees was $1.8 million in 2021.

2020 Acquisitions and Dispositions Items
■
Amortization expense for acquisition-related intangible assets was $35.1 million in 2020.

■
We incurred $23.5 million in integration costs, primarily related to Dunbar and G4S, in 2020.

■
Transaction costs related to business acquisitions were $19.3 million in 2020.

■
Restructuring costs related to acquisitions were $4.7 million in 2020.

Argentina highly inflationary impact. Beginning in the third quarter of 2018, we designated Argentina’s economy as highly inflationary for accounting purposes. As a result, Argentine peso-denominated monetary assets and liabilities are now remeasured at each balance sheet date to the currency exchange rate then in effect, with currency remeasurement gains and losses recognized in earnings. In addition, nonmonetary assets retain a higher historical basis when the currency

A-5

is devalued. The higher historical basis results in incremental expense being recognized when the nonmonetary assets are consumed. In 2020, we recognized $10.7 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $7.7 million. In 2021, we recognized $11.9 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $9.0 million. In 2022, we recognized $41.7 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $37.6 million. In December 2023, the administration of the newly inaugurated President of Argentina allowed the peso to devalue by more than 50%. In total, in 2023, the Argentine peso declined approximately 79%. In 2023, we recognized $86.8 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $79.1 million. These amounts are excluded from segment and non-GAAP results.
Transformation initiatives. During 2023, we initiated a multi-year program intended to accelerate growth and drive margin expansion through transformation of our business model in the U.S., with expectations to then leverage the transformation changes and learnings globally. The program is designed to help us standardize our commercial and operational systems and processes, drive continuous improvement and achieve operational excellence. Accordingly, we have incurred $5.5 million of expense in 2023. The transformation costs primarily include third party professional services and project management charges and are excluded from segment and non-GAAP results.
Non-routine auto loss matter. In 2023, a Brink’s employee was involved in a motor vehicle accident with unique circumstances that resulted in the death of a third party and, in connection with ensuing litigation, Brink’s recognized an $8.0 million charge. Due to the unusual nature of the contingency, we have excluded this charge from segment and non-GAAP results.
Change in allowance estimate. In the first quarter of 2022, we refined our global methodology of estimating the allowance for doubtful accounts. Our previous method to estimate currently expected credit losses in receivables (the allowance) was weighted significantly to a review of historical loss rates and specific identification of higher risk customer accounts. It also considered current and expected economic conditions, particularly the effects of the Covid-19 pandemic, in determining an appropriate allowance. As many of our regions begin to recover from the pandemic, we have re-assessed those earlier assumptions and estimates. Our updated method now also includes an estimated allowance for accounts receivable significantly past due in order to adjust for at-risk receivables not captured in our previous method. As part of the analysis under the updated estimation methodology, we noted an increase in accounts receivable significantly past due, particularly in the U.S., and we recorded an additional allowance of $16.7 million. In the subsequent quarters of 2022, the additional allowance was reduced by $1.1 million as a result of collections. Due to the fact that management has excluded these amounts when evaluating internal performance, we have excluded this charge from segment and non-GAAP results.
Ship loss matter. In 2015, Brink’s placed cargo containing customer valuables on a ship which suffered damages and losses. Brink’s cargo did not suffer any damage. The ship owner declared a general average claim to recover losses to the ship and cargo from customers with undamaged cargo, including Brink’s, based on the pro rata value of ship cargo. In the fourth quarter of 2022, we recognized a $4.9 million charge for our estimate of the probable loss. Due to the unusual nature of the contingency and the fact that management has excluded these amounts when evaluating internal performance, we have excluded this charge from segment and non-GAAP results.
Chile antitrust matter. In October 2021, the Chilean antitrust agency filed a complaint alleging that Brink’s Chile (as well as competitor companies) engaged in collusion in 2017 and 2018 and requested that the court approve a fine of $30.5 million. The Company filed its response to the complaint in November 2022, which signaled the beginning of the evidentiary phase. Based on available information to date, we recorded a charge of $9.5 million in the third quarter of 2021 in connection with this matter. In 2022, we recognized an additional $1.4 million adjustment and, in 2023, we recognized an additional $0.5 million adjustment to our estimated loss. The adjustments result from a change in currency rates. Due to its special nature, this charge has not been allocated to segment results and is excluded from non-GAAP results.
Internal loss. A former non-management employee in our U.S. global services operations embezzled funds from Brink’s in prior years. Except for a small deductible amount, the amount of the internal loss related to the embezzlement was covered by our insurance. In an effort to cover up the embezzlement, the former employee intentionally misstated the underlying accounts receivable subledger data. In 2020, we incurred $0.3 million in costs (primarily third party expenses) to reconstruct the accounts receivables subledger. Based on the reconstructed subledger, we were able to analyze and

A-6	2024 Proxy Statement

quantify the uncollected receivables from prior periods. Although we planned to attempt to collect these receivables, we estimated an increase to bad debt expense of $6.6 million in 2020. In 2021, we recognized a decrease in bad debt expense of $3.7 million, primarily related to collection of these receivables. We also recognized $1.3 million of legal charges in 2021 as we attempted to collect additional insurance recoveries related to these receivables losses.
In the fourth quarter of 2021, we successfully collected $18.8 million of insurance recoveries related to these internal losses. In 2022 and 2023, we did not incur any charges related to the internal loss. Due to the unusual nature of this internal loss and the related errors in the subledger data, along with the fact that management has excluded these amounts when evaluating internal performance, we have excluded these net charges from segment and non-GAAP results.
Reporting compliance. Certain compliance costs (primarily third party expenses) are excluded from non-GAAP results. In 2020, we incurred $0.5 million in costs related to the implementation and January 1, 2019 adoption of the new lease accounting standard. In 2023, we incurred $0.8 million in costs related to remediation of the material weakness. We did not incur any such costs in 2021 or 2022.

A-7

Appendix B
Peers of Benchmarking Peers

ACI Worldwide, Inc.
Air Lease Corporation
Air Transport Services Group, Inc.
Avis Budget Group, Inc.
Celestica Inc.
Crane Co.
Curtiss-Wright Corporation
Euronet Worldwide, Inc.
GATX Corporation
Hexcel Corporation
ITT Inc.
Juniper Networks, Inc.
NCR VOYIX Corporation
Sabre Corporation
Tetra Tech, Inc.
TFI International Inc.
The Western Union Company
TTEC Holdings, Inc.
WESCO International, Inc.
Woodward, Inc.
Xerox Holdings Corporation
Citrix Systems, Inc.
R. R. Donnelley & Sons Company

B-1

S&P MidCap 400 Peers with Foreign Revenues >50%

ACI Worldwide, Inc.
Adient plc
AGCO Corporation
Arrow Electronics, Inc.
Ashland Global Holdings Inc.
AptarGroup, Inc.
Avnet, Inc.
Bio-Rad Laboratories, Inc.
Cabot Corporation
The Chemours Company
Cabot Microelectronics Corporation
Colfax Corporation
Cognex Corporation
Core Laboratories N.V.
Coherent, Inc.
Cree, Inc.
Cirrus Logic, Inc.
Cypress Semiconductor Corporation
Dana Incorporated
Donaldson Company, Inc.
Delphi Technologies PLC
EnerSys
Fluor Corporation
Gentex Corporation
The Goodyear Tire & Rubber Company
The Hain Celestial Group, Inc.
InterDigital, Inc.
II-VI Incorporated
Ingredion Incorporated
ITT Inc.
Jabil Inc.
KBR, Inc.
Kennametal Inc.

Lear Corporation
Littelfuse, Inc.
Lumentum Holdings Inc.
LivaNova PLC
ManpowerGroup Inc.
MKS Instruments, Inc.
Monolithic Power Systems, Inc.
National Instruments Corporation
NCR Corporation
Nordson Corporation
NewMarket Corporation
Nu Skin Enterprises, Inc.
O-I Glass, Inc.
Universal Display Corporation
PTC Inc.
Repligen Corporation
Royal Gold, Inc.
Transocean Ltd.
Rayonier Inc.
Sabre Corporation
Skechers U.S.A., Inc.
Silicon Laboratories Inc.
Semtech Corporation
Sensient Technologies Corporation
Synaptics Incorporated
Teradata Corporation
Tech Data Corporation
Teradyne, Inc.
The Timken Company
Visteon Corporation
Vishay Intertechnology, Inc.
West Pharmaceutical Services

B-2	2024 Proxy Statement

Appendix C
The Brink’s Company
Richmond, Virginia
2024 Equity Incentive Plan
Effective as of [May 2, 2024]

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THE BRINK’S COMPANY
2024 EQUITY INCENTIVE PLAN
(Effective as of [May 2, 2024])
SECTION 1. Establishment and Purpose of the Plan.
(a)
The Brink’s Company, a Virginia corporation, hereby establishes the 2024 Equity Incentive Plan as set forth in this document. Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in Section 2 herein. The Plan permits the grant of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Stock, Performance Units, and Other Stock-Based or Cash Awards. The Plan was approved by the Board of Directors of the Company on February 15, 2024 and shall become effective on [May 2, 2024] (the “Effective Date”), subject to the approval of the Plan by the shareholders of the Company on such date. Upon approval of the Plan by the shareholders of the Company, no additional awards shall be made under the Company’s 2017 Equity Incentive Plan, effective as of May 5, 2017 and as amended and restated effective May 2, 2019 (the “Prior Plan”), although outstanding awards under the Prior Plan shall remain outstanding in accordance with their terms.

(b)
The purpose of the Plan is to:

■
motivate and reward individuals for the accomplishment of long-term financial and strategic goals intended to increase shareholder value;

■
enhance retention of individuals who drive sustained performance;

■
align management and shareholder interests by providing key employees with an opportunity to acquire an equity interest in the Company;

■
attract and retain the services of experienced independent directors for the Company by encouraging them to acquire an equity interest in the Company; and

■
replace the Prior Plan for purposes of granting awards on and after the Effective Date.

SECTION 2. Definitions.
As used in the Plan, the following terms shall have the meanings set forth below:
(a) “Act” shall mean the Securities Exchange Act of 1934, as amended, and any regulation promulgated thereunder.
(b) “Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by or under common control with the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee (including any entity that becomes an Affiliate after the approval of the Plan by the Board).
(c) “Award” shall mean, individually or collectively, any Option, Stock Appreciation Right, award of Restricted Stock or Restricted Stock Unit, award of Performance Stock or Performance Unit, Other Stock-Based Award or Cash Award granted under the Plan. Each Award shall be evidenced by an Award Agreement.
(d) “Award Agreement” shall mean any written or electronic agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.
(e) “Beneficiary” shall mean a person or persons entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death.
(f) “Board” shall mean the board of directors of the Company.
(g) “Cause” shall mean, unless otherwise set forth in the Award Agreement, with respect to any Participant, (i) embezzlement, theft or misappropriation by the Participant of any property of the Company, (ii) the Participant’s willful

C-2	2024 Proxy Statement

breach of any fiduciary duty to the Company, (iii) the Participant’s willful failure or refusal to comply with laws or regulations applicable to the Company and its business or the policies of the Company governing the conduct of its employees, (iv) the Participant’s gross incompetence in the performance of the Participant’s job duties, (v) commission by the Participant of a felony or of any crime involving moral turpitude, fraud or misrepresentation, (vi) the failure of the Participant to perform duties consistent with a commercially reasonable standard of care, (vii) conduct that results in or is reasonably likely to result in material harm to the reputation or business of the Company or any of its Affiliates, (viii) material violation of state or federal securities laws, or (ix) any gross negligence or willful misconduct of the Participant resulting in a loss to the Company.
(h) “Cash Award” shall mean an Award, granted pursuant to Section 10, stated with reference to a specified dollar amount which, subject to such terms and conditions as may be prescribed by the Committee, entitles the Participant to receive cash from the Company or an Affiliate.
(i) “Change in Control” shall be deemed to have occurred, except as otherwise specified in Section 17, if the conditions set forth in any one of the following paragraphs shall have been satisfied at any time after the Effective Date, provided that if a Change in Control occurs on account of a series of transactions or events, the Change in Control shall be deemed to have occurred on the date of the last of such transactions or events:
(i) consummation of (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Shares would be converted into cash, securities or other property other than a consolidation or merger in which a majority of the holders of the total voting power in the election of directors of the Company of Shares outstanding (exclusive of shares held by the Company’s Affiliates) (the “Total Voting Power”) immediately prior to the consolidation or merger will have the same proportionate ownership of the total voting power in the election of directors of the surviving corporation immediately after the consolidation or merger, or (B) any sale, leases, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all the assets of the Company to any entity that is not a subsidiary of the Company;
(ii) any “person” (as defined in Section 13(d) of the Act) other than the Company, its Affiliates or an employee benefit plan or trust maintained by the Company or its Affiliates, becoming the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of more than 20% of the Total Voting Power; or
(iii) at any time during a period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board ceasing for any reason to constitute at least a majority thereof, provided that any individual becoming a director subsequent to the Effective Date of the Plan whose election or nomination for election was approved by a vote of at least two-thirds of the directors comprising the Board at the beginning of the two (2) year period shall be considered as though such director was a member of the Board at the beginning of the two (2) year period, but excluding for this purposes any director whose initial assumption of office occurred as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.
(j) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.
(k) “Committee” shall mean the Compensation and Human Capital Committee of the Board or such other committee as may be designated by the Board, provided that, with respect to Directors eligible for Awards pursuant to Section 3(b), the Committee shall be the Board.
(l) “Company” shall mean The Brink’s Company, a Virginia corporation, or any successor thereto as provided in Section 12 herein.
(m) “Director” shall mean a non-employee member of the Board.
(n) “Dividend Equivalent” shall have the meaning provided in Section 12(i).
(o) “DODF” shall mean The Brink’s Company Plan for Deferral of Directors’ Fees, as amended and restated as of February 16, 2023, and as amended and/or restated from time to time.

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(p) “Fair Market Value” shall mean with respect to Shares, the closing price of a share of such common stock on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the New York Stock Exchange Composite Transactions Tape (or other applicable stock exchange on which the Company’s securities are traded) or, with respect to any property other than Shares, the fair market value of such property determined by such reasonable methods or procedures as shall be established from time to time by the Committee in its good faith discretion for such purpose.
(q) “Incentive Stock Option” shall mean an option representing the right to purchase Shares from the Company, granted under and in accordance with the terms of Section 6, that meets the requirements of Section 422 of the Code, or any successor provision thereto.
(r) “Non-Qualified Stock Option” shall mean an option representing the right to purchase Shares from the Company, granted under and in accordance with the terms of Section 6, that is not an Incentive Stock Option.
(s) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.
(t) “Other Stock-Based Award” shall mean any right granted under Section 10.
(u) “Participant” shall mean an individual granted an Award under the Plan and whose Award remains outstanding.
(v) “Performance Stock” shall mean any Share granted under Section 9.
(w) “Performance Unit” means a contractual right, granted pursuant to Section 9, that is denominated in Shares. Each Performance Unit represents a right to receive the value of one Share (or a percentage of such value) in cash, Shares or a combination thereof. Awards of Performance Units may include the right to receive Dividend Equivalents (subject to Section 12(i)).
(x) “Plan” shall mean The Brink’s Company 2024 Equity Incentive Plan (effective as of [May 2, 2024]), as described herein and as amended and/or restated from time to time.
(y) “Restricted Stock” shall mean any Share granted under Section 8.
(z) “Restricted Stock Unit” means a contractual right, granted pursuant to Section 8, that is denominated in Shares. Each Restricted Stock Unit represents a right to receive the value of one Share (or a percentage of such value) in cash, Shares or a combination thereof. Awards of Restricted Stock Units may include the right to receive Dividend Equivalents (subject to Section 12(i)).
(aa) “Retirement” shall mean, unless otherwise set forth in the Award Agreement, with respect to any Participant, any termination of the Participant’s employment on or after the date on which the Participant has (i) attained age 65 and completed at least five (5) years of service with the Company or any of its Subsidiaries or (ii) attained age 55 and completed at least ten (10) years of service with the Company or any of its Subsidiaries; provided that the Participant’s employment is not terminated for Cause. Notwithstanding the foregoing, with regards to any Director eligible to receive an Award pursuant to Section 3(b) of the Plan, “Retirement” shall mean termination of service on or after the date the Participant has attained age 65 and completed at least five (5) years of service on the Board.
(bb) “SAR” or “Stock Appreciation Right” shall mean any right granted to a Participant pursuant to Section 7 to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one (1) Share on the date of exercise or at any time during a specified period after the date of grant and before the date of exercise over (ii) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Committee in its sole discretion, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 5(g), shall not be less than the Fair Market Value of one (1) Share on such date of grant of the right or the exercise price of the related Option, as the case may be.
(cc) “Shares” shall mean shares of the common stock of the Company.
(dd) “Subsidiary” shall mean, with respect to Awards of Incentive Stock Options, any corporation of which at least 50% of the total combined ordinary voting power of all classes of stock is owned, directly or indirectly, by the Company,

C-4	2024 Proxy Statement

including through one or more of its Subsidiaries, within the meaning of Section 424(f) of the Code. With respect to all Awards other than Incentive Stock Options, “Subsidiary” shall mean any entity in which the Company has an ownership interest that would be considered a single employer with the Company within the meaning of Section 414(b) or Section 414(c) of the Code (substituting “at least 50%” for “at least 80%” in determining ownership or control therein), except to the extent a different definition is required under Section 409A of the Code. In each case the term “Subsidiary” includes any entity that becomes a Subsidiary after the approval of the Plan by the Board.
(ee) “Substitute Awards” shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or any Subsidiary or Affiliate or with which the Company or any Subsidiary or Affiliate combines.
SECTION 3. Eligibility.
(a) Any individual who is employed by the Company, any Subsidiary or any Affiliate, including any officer-director, shall be eligible to be selected to receive an Award under the Plan.
(b) Directors who are not full-time or part-time officers or employees shall be eligible to receive Awards under the Plan.
(c) Holders of options and other types of awards granted by a company acquired by the Company, any Subsidiary or any Affiliate or with which the Company, any Subsidiary or any Affiliate combines are eligible for grant of Substitute Awards hereunder.
SECTION 4. Administration.
(a) The Plan shall be administered by the Committee which shall have all powers necessary or desirable for such administration. The Committee shall be appointed by the Board and shall consist of not less than three (3) directors, each of whom shall be independent, within the meaning of and to the extent required by applicable rulings and interpretations of the New York Stock Exchange (or other applicable stock exchange on which the Company’s securities are traded) and the Securities and Exchange Commission (“SEC”). To the extent required by SEC Rule 16b-3, all Awards shall be made by members of the Committee who are “Non-Employee Directors”, as defined from time to time for purposes of Section 16 of the Act and the rules promulgated thereunder. The Board may designate one or more directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee. In the event the Board determines that a member of the Committee was not an independent director under the applicable rules and interpretations of the New York Stock Exchange (or other applicable stock exchange on which the Company’s securities are traded) and the SEC and/or was not a “Non-Employee Director,” as defined from time to time for purposes of Section 16 of the Act and the rules promulgated thereunder, as applicable, on the date on which an Award is made by the Committee under this Plan, such determination shall not invalidate the Award and the Award shall remain valid in accordance with its terms. The Committee may issue rules and regulations for administration of the Plan. It shall meet at such times and places as it may determine. Notwithstanding the foregoing, with respect to Directors eligible for Awards pursuant to Section 3(b), the Committee shall be the full Board. Any authority granted to the Committee may also be exercised by the full Board.
(b) The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. In addition to any other powers and subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, or other Awards, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) accelerate the vesting, settlement or payment of an Award; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;

C-5

(ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (x) authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; (xi) determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for the purposes of the Plan, which periods shall be no shorter than the periods generally applicable to employees under the Company’s employment policies; (xii) make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments; (xiii) interpret, administer or reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and (xiv) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
(c) All decisions of the Board or the Committee shall be final, conclusive and binding upon all parties, including the Company, the shareholders and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.
(d) In addition to such other rights of indemnification as they may have as directors or members of the Committee or the Board, and to the extent allowed by requirements related to or implicated by the administration of the Plan under applicable state corporate laws, United States federal and state security laws, the Code and any stock exchange on which the Company’s securities are traded, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan, the members of the Committee and the Board shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually and reasonably incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts reasonably paid by them in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such members of the Committee or the Board did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within sixty (60) days after institution of any such action, suit or proceeding, such members of the Committee or the Board shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.
(e) Except to the extent prohibited by applicable law or applicable rules of any stock exchange on which the Company’s securities are traded, the Committee shall have the authority to delegate administrative duties to one or more of its members or to any other person selected by the Committee.
SECTION 5. Shares Available for Issuance.
(a) Subject to adjustment as provided in this Section 5, as of the Effective Date, a total of 4,104,125 Shares shall be authorized for Awards granted under the Plan, plus the additional Shares that become available for grant under Sections 5(b) and 5(c) below, less one (1) Share for every one (1) Share that was subject to an option or stock appreciation right granted after March 4, 2024 and prior to the Effective Date under the Prior Plan and less two (2) Shares for every one (1) Share that was subject to an award other than an option or stock appreciation right granted after March 4, 2024 and prior to the Effective Date under the Prior Plan (the “Maximum Share Limit”). Any Shares that are subject to Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted and any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as two (2) Shares for every one (1) Share granted. After the Company’s shareholders approve the Plan, no further awards may be granted under the Prior Plan. Shares up to the Maximum Share Limit may be subject to Options and Stock Appreciation Rights under the Plan, provided that no more than 4,104,125 Shares may be subject to Incentive Stock Options.
(b) If (i) any Shares subject to an Award are forfeited, an Award expires or otherwise terminates without issuance of Shares, or an Award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award (including on payment in Shares on exercise of a Stock Appreciation Right), such Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available

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for grant under the Plan in accordance with Section 5(d) below or (ii) after March 4, 2024 any Shares subject to an award under the Prior Plan are forfeited, an award under the Prior Plan expires or otherwise terminates without issuance of such Shares, or an award under the Prior Plan is settled for cash (in whole or in part), or otherwise does not result in the issuance of all or a portion of the Shares subject to such award (including on payment in Shares on exercise of a Stock Appreciation Right), then in each such case the Shares subject to the award under the Prior Plan shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, be added to the Shares available for grant under the Plan in accordance with Section 5(d) below.
(c) In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then in each such case the Shares so tendered or withheld shall again be available for grant under the Plan in accordance with Section 5(d) below. In the event that after March 4, 2024 (i) any option or other award under the Prior Plan is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such options or other awards are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then in each such case the Shares so tendered or withheld shall be added to the Shares available for grant under the Plan in accordance with Section 5(d) below.
(d) Any shares that again become (or, in the case of Prior Plan awards, are added to the shares) available for Awards under the Plan pursuant to this Section shall be added as (i) one (1) Share subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plan, and (ii) as two (2) Shares for every one (1) Share subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plan.
(e) Substitute Awards shall not reduce the Shares authorized for grant under the Plan or the applicable limitations under Section 5(a) and Section 5(g), nor shall Shares subject to a Substitute Award again be available for Awards under the Plan as provided in paragraphs (b) and (c) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or Affiliate or with which the Company or any Subsidiary or Affiliate combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not again be available for Awards under the Plan as provided in paragraphs (b) and (c) above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees of the post-transaction company prior to such acquisition or combination.
(f) Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or shares purchased in the open market or otherwise.
(g) In the event that the Committee shall determine that any dividend (other than an ordinary cash dividend) or other distribution (whether in the form of cash, Shares or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, make any such substitution or adjustments as it, in its sole discretion, deems appropriate and equitable, which may include, without limitation, adjustments to any or all of (i) the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate limits specified in Section 5(a), (ii) the number and type of Shares (or other securities) subject to outstanding Awards and any performance condition applicable to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to

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the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number and that dividends shall be subject to the same vesting requirements of the underlying Award.
SECTION 6. Options.
The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a) The exercise price per Share under an Option shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option. In no event shall dividends or Dividend Equivalents be paid with respect to Options.
(b) The term of each Option shall be fixed by the Committee but shall not exceed six (6) years from the date of grant thereof.
(c) Subject to Section 12(j), the Committee shall determine the time or times at which an Option may be exercised in whole or in part.
(d) The Committee shall determine the method or methods by which, and the form or forms, including, without limitation, cash, Shares (either actually or by attestation or by withholding by the Company), other Awards, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.
(e) The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. Without limiting the foregoing, Incentive Stock Options shall only be granted to employees of the Company or a Subsidiary and the aggregate Fair Market Value (determined at the time of grant) of Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year shall not exceed $100,000; provided, however, that if Incentive Stock Options that are exercisable for the first time by any Participant during any calendar year exceed such limit, the excess Options will be treated as Non-Qualified Stock Options to the extent required by law (as determined by the Company in its discretion). An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. A ten (10) percent shareholder of the Company shall not be granted an Incentive Stock Option unless the Option exercise price is at least 110% of the Fair Market Value of the Shares at the grant date and the Option is not exercisable after the expiration of five (5) years from the grant date.
(f) Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of Shares to the Company in payment of the exercise price and/or tax withholding obligation under any other employee stock option.
(g) Section 11 sets forth certain additional provisions that shall apply to Options.
SECTION 7. Stock Appreciation Rights.
(a) The Committee is hereby authorized to grant Stock Appreciation Rights to Participants with terms and conditions as the Committee shall determine not inconsistent with the provisions of the Plan (including Section 12(j)).
(b) SARs may be granted hereunder to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 6.
(c) Any tandem SAR related to an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. In the case of any tandem SAR related to any Option, the SAR or applicable portion thereof shall not be exercisable until the related Option or applicable portion thereof is exercisable and shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a SAR granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the

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exercise or termination of the related Option exceeds the number of Shares not covered by the SAR. Any Option related to any tandem SAR shall no longer be exercisable to the extent the related SAR has been exercised.
(d) A freestanding SAR shall not have a term of greater than six (6) years and, unless it is a Substitute Award, shall not have an exercise price less than 100% of Fair Market Value of a Share on the date of grant. In no event shall dividends or Dividend Equivalents be paid with respect to SARs.
(e) Section 11 sets forth certain additional provisions that shall apply to SARs.
SECTION 8. Restricted Stock and Restricted Stock Units.
(a) The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants with terms and conditions as the Committee shall determine not inconsistent with the provisions of the Plan.
(b) Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right, subject to Section 12(i)), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate, subject to Section 12(j).
(c) Any Share of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.
(d) The Committee may in its discretion, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all restrictions with respect to Shares of Restricted Stock and Restricted Stock Units.
(e) Section 11 sets forth certain additional provisions that shall apply to Restricted Stock and Restricted Stock Units.
SECTION 9. Performance Stock and Performance Units.
(a) The Committee is hereby authorized to grant Awards of Performance Stock and Performance Units to Participants with terms and conditions as the Committee shall determine not inconsistent with the provisions of the Plan.
(b) Subject to the terms of the Plan, Shares of Performance Stock and Performance Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Performance Stock or the right to receive any dividend or other right, subject to Section 12(i)), which restrictions may lapse, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish, subject to Section 12(j). Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, and the number of Shares subject to any Award of Performance Stock or Performance Units shall be determined by the Committee.
(c) Any Share of Performance Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Performance Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Performance Stock.
(d) Every Award of Performance Stock and every Award of Performance Units shall include one or more pre-established performance goals and the formula for determining performance thereunder, such that payment, retention or vesting of the Award is subject to the achievement during a performance period or periods, as determined by the Committee, of a level or levels, as determined by the Committee, based on or derived from one or more performance measures with respect to the Company, any Subsidiary, any segment, line of business or selected business and/or any business unit of the Company or any Subsidiary, whether on a total or organic basis, which may include, but is not limited to, one or more of the following: revenue (including Acceleration of Profitable Growth initiative, market share, revenue growth, growth rate, compound annual growth, revenue versus peer group and revenue per employee); market penetration;

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business retention; costs (including IT, fleet, fuel, maintenance, direct labor, total labor, SG&A, facilities, real estate, corporate expenses, bad debt, interest, taxes, depreciation, and amortization, whether on an absolute basis or as a percent of revenue); profit (including operating profit (“OP”), net income, operating income, EBIT, EBITA, EBITDA, free cash flow (before or after dividends), cash from operating activities, and for each of these profit measures, growth, growth rate, compound annual growth, or performance versus peer group); margin (including Close The Gap initiative, OP margin, gross margin, earnings per share, EBIT margin, EBITA margin, EBITDA margin, and for each of these margin measures, growth, growth rate, compound annual growth, or performance versus peer group); operating leverage; stock price (including absolute change, percent change, performance versus peer group, performance versus indices, dividends); total shareholder return; stockholder equity, total market capitalization, book value (on an absolute or per share basis), analyst coverage (sell-side or buy-side); stock price multiple (whether on the basis of revenue, EBIT, EBITA or EBITDA); returns on equity, assets, net assets, capital, or invested capital; economic value added; capital (including working capital improvement, DSO, DPO, cash conversion, cash, debt, net debt, financial leverage, capital expenditures, lease financing, cost of capital, weighted average cost of capital, and for each of these capital measures absolute amounts, year-end amounts, growth, growth rate, compound annual growth, performance versus peer group, performance per employee); customer focus (including new customers, customer retention, satisfaction or service levels); employee safety; employee recruiting; employee retention; employee turnover, employee satisfaction; employee overtime; mergers and acquisitions; divestitures; geographic expansion; brand expansion; licensing; critical projects; critical processes; operational effectiveness; compliance; management of debt covenants, credit ratings, New York Stock Exchange listing requirements, legacy liabilities, litigation, employment practices, employee benefits, and Sarbanes-Oxley and other regulatory compliance, whether or not determined in accordance with generally accepted accounting principles but, where applicable, as consistently applied by the Company and, as so determined by the Committee prior to the release or forfeiture of the Shares of Performance Stock or the expiration of the Award of Performance Units (as applicable), adjusted to omit the effects of unusual or infrequently occurring events and transactions and extraordinary items, including but not limited to, the gain or loss on the disposal of a business segment, asset write-downs, significant litigation or claim judgments or settlements, acquisitions or divestitures, reorganization or change in the capital structure of the Company, foreign exchange gains and losses, a change in the fiscal year of the Company, business interruption events, unbudgeted capital expenditures, unrealized investment gains and losses, impairments, expenses directly levied on the business by government intervention, accruals for awards under the Plan and cumulative effects of changes in accounting principles. Performance measures may vary from Performance Stock Award to Performance Stock Award, from Performance Unit Award to Performance Unit Award and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative. The Committee will, in its sole discretion, designate the individuals eligible to receive an Award of Performance Stock or an Award of Performance Units and the applicable measurement formula. Performance measures may be expressed on an absolute basis or on a relative basis against a peer group or an index. Following the completion of a performance period, the Committee shall review and certify in writing whether, and to what extent, the performance goals for the performance period have been achieved and, if so, calculate and certify in writing the amount of the Awards earned for the period based upon the performance formula. The Committee shall have the discretion, to the extent not prohibited by the Award Agreement, to adjust the compensation or economic benefit due upon achievement of the performance goals, to adjust a performance determination from the formula amount, or to adjust the performance goals themselves.
(e) Section 11 sets forth certain additional provisions that shall apply to Performance Stock and Performance Units.
SECTION 10. Other Stock-Based Awards; Cash Awards
(a) The Committee is hereby authorized to grant to Participants such other Awards (including, without limitation, rights to dividends (subject to Section 12(i)), Dividend Equivalents (subject to Section 12(i)) and units under the DODF) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan (including Section 12(j)), the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 10 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares (either actually or by attestation or by withholding by the Company), other securities, other Awards, or any combination thereof, as the Committee shall determine, the value of which

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consideration, as established by the Committee, shall, except in the case of Substitute Awards, not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted and shall be treated as an Option for purposes of the Plan.
(b) The Committee is authorized (i) to grant to a Participant Shares as a bonus, (ii) to grant Shares or other Awards in lieu of other obligations of the Company, any Subsidiary or any Affiliate to pay cash or to deliver other property under this Plan or under any other plans or compensatory arrangements of the Company, any Subsidiary or any Affiliate, (iii) to use available Shares as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company, any Subsidiary or an Affiliate, and (iv) subject to any restrictions on repricings, to grant as alternatives to or replacements of Awards granted or outstanding under the Plan or any other plan or arrangement of the Company, any Subsidiary or any Affiliate, subject to such terms as shall be determined by the Committee and the overall limitation on the number of Shares that may be issued under the Plan. Notwithstanding any other provision hereof, Shares or other securities delivered to a Participant pursuant to a purchase right granted under this Plan shall be purchased for consideration, the Fair Market Value of which shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.
(c) The Committee also is authorized to grant to a Participant Cash Awards. The Committee shall determine the terms and conditions of any such Cash Awards. Cash Awards may be granted as an element of or a supplement to any other Award under the Plan or as a stand-alone Cash Award. The Committee, on the date of grant of Cash Awards, may prescribe that the Cash Awards will be earned and become payable subject to such conditions as are set forth in the Award Agreement. Notwithstanding any provision herein to the contrary, the Committee, in its sole discretion, may grant Cash Awards in payment of earned Awards and other compensation payable under the Plan or any other plans or compensatory arrangements of the Company, any Subsidiary or any Affiliate. Unless the Committee or the Award Agreement provides otherwise, Cash Awards shall be vested and payable upon the date of grant.
SECTION 11. Effect of Termination of Employment on Awards.
Except as otherwise provided by the Committee at the time an Option, SAR, Restricted Stock, Restricted Stock Unit, Performance Stock or Performance Unit is granted or in any amendment thereto, and subject to Section 12(g) in the event of Change in Control, if a Participant ceases to be employed by the Company or any Affiliate or ceases to serve as a member of the Board (for the purposes of this Section 11, “termination”), then:
(a) with respect to an Option or SAR:
(i) subject to Section 11(a)(ii), if termination is by reason of the Participant’s Retirement or by reason of the Participant’s permanent and total disability, each Option and SAR held by the Participant shall continue to remain outstanding and shall become or remain exercisable and in full force and effect in accordance with its terms until the expiration date of the Award;
(ii) if termination is by reason of the Participant’s death, or if the Participant dies after Retirement or permanent and total disability as referred to in Section 11(a)(i), each Option and SAR held by the Participant shall become fully exercisable at the time of the Participant’s death (or, if later, at the time of the one year anniversary of the Option or SAR grant date (as applicable)) and may be exercised by the Participant’s Beneficiary at any time within a period of three years after death (but not after the expiration date of the Award);
(iii) if termination of employment is for any reason other than as provided in Section 11(a)(i) or Section 11(a)(ii), the Participant may exercise each Option and SAR held by the Participant within ninety (90) days after such termination (but not after the expiration date of such Award) to the extent such Award was exercisable pursuant to its terms at the date of termination; provided, however, if the Participant should die within ninety (90) days after such termination, each Option and SAR held by the Participant may be exercised by the Participant’s Beneficiary at any time within a period of one (1) year after death (but not after the expiration date of the Award) to the extent such Award was exercisable pursuant to its terms at the date of termination. Notwithstanding the foregoing, with regard to a Director eligible to receive an Option or SAR pursuant to Section 3(b) of the Plan, each Option or SAR held by the Director at the termination of service for any reason other than as provided in Section 11(a)(i) or Section 11(a)(ii) shall continue to remain outstanding and shall become or remain exercisable and in full force and effect in accordance with its terms

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until the first anniversary of such termination (but not after the expiration date of such Award). Notwithstanding the foregoing, if termination is for Cause, each Option and SAR held by the Participant shall immediately expire and be forfeited;
(b) with respect to Restricted Stock and Restricted Stock Units:
(i) subject to Section 11(b)(ii), if termination is by reason of the Participant’s Retirement or permanent and total disability, each Restricted Stock Award and Restricted Stock Unit Award held by the Participant shall continue to remain outstanding and in full force and effect and any restrictions with respect to such Restricted Stock Award or Restricted Stock Unit Award (as applicable) shall lapse in accordance with the terms of the Award;
(ii) if termination is by reason of the Participant’s death, or if the Participant dies after Retirement or permanent and total disability as referred to in Section 11(b)(i), any and all restrictions with respect to each Restricted Stock Award and Restricted Stock Unit Award held by the Participant shall lapse at the time of the Participant’s death (or, if later, at the time of the one (1) year anniversary of the Restricted Stock Award or Restricted Stock Unit Award grant date (as applicable));
(iii) if termination is for any reason other than as provided in Section 11(b)(i) or Section 11(b)(ii), any Restricted Stock Award and Restricted Stock Unit Award held by the Participant that remains subject to restrictions shall be canceled as of such termination of employment and shall have no further force or effect;
(c) with respect to Performance Stock and Performance Units:
(i) if termination is by reason of the Participant’s Retirement or permanent and total disability, each Performance Stock Award and Performance Unit Award held by the Participant shall remain outstanding and in full force and effect and any restrictions with respect to such Performance Stock Award or Performance Unit Award (as applicable) shall lapse in accordance with the terms of the Award regardless of whether the Participant dies during such period;
(ii) if termination occurs prior to the expiration of any performance period applicable to a Performance Stock Award or Performance Unit Award (as applicable) and such termination is by reason of the Participant’s death, the Participant’s Beneficiary shall be entitled to receive, following the expiration of such performance period, a pro-rata portion of the number of Shares subject to the Performance Stock Award or Performance Unit Award (as applicable) with respect to which the restrictions would have otherwise lapsed notwithstanding the Participant’s death, determined based on the number of days in the performance period that shall have elapsed prior to such termination and the remainder of such Performance Stock Award or Performance Unit Award (as applicable) shall be canceled; and
(iii) if termination occurs prior to the expiration of any performance period applicable to a Performance Stock Award or Performance Unit Award and such termination is for any reason other than as provided in Section 11(c)(i) or Section 11(c)(ii), any Performance Stock Award and any Award of Performance Units held by the Participant shall be canceled as of such termination of employment and shall have no further force or effect.
SECTION 12. General Provisions Applicable to Awards.
(a) Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.
(b) Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
(c) Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in the form of cash, Shares, other securities or other Awards, or any combination thereof, as determined by the Committee in its discretion at the time of grant, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of

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reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments, subject to Section 12(i).
(d) No Award and no right under any Award shall be subject to the claims of a Participant’s creditor or assignable, alienable, saleable or transferable by a Participant otherwise than by will or pursuant to Section 12(e). Each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. The provisions of this paragraph shall not apply to any Award which has been fully exercised, earned or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof. Notwithstanding the foregoing, an Award exempt from the requirements of Section 409A of the Code other than an Incentive Stock Option may, in the sole discretion of the Committee, be transferable or assignable for no consideration to a permitted transferee, upon written approval by the Committee. For purposes of this Section 12(d), a “permitted transferee” means a member of the Participant’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), a trust in which these persons (or the Participant) have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, any other entity in which these persons (or the Participant) own more than 50% of the voting interests, and such other transferees as may be permitted by the Committee in its sole discretion.
(e) A Participant may designate a Beneficiary or change a previous beneficiary designation at such times prescribed by the Committee by using forms and following procedures approved or accepted by the Committee for that purpose. If no Beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death, the Beneficiary shall be the Participant’s estate. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.
(f) All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then traded, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(g) Unless otherwise provided in any Award Agreement, in an amendment to an Award Agreement, or otherwise through action of the Committee or the Board, as applicable, upon a Participant’s termination for any reason other than Cause within the two (2) year period immediately following a Change in Control, (i) all Awards shall become fully exercisable, shall vest and shall be settled, as applicable, and any restrictions applicable to any Award shall automatically lapse and (ii) all Performance Stock Awards and Performance Unit Awards shall be considered to be earned at their target level; any restrictions with respect to the target number of Shares subject to a Performance Stock Award and Performance Unit Award shall lapse and any remaining Shares subject to such Performance Stock Award and Performance Unit Award shall be cancelled and shall have no further force or effect. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.
(h) Notwithstanding any provision of the Plan providing for the maximum term of an Award, in the event any Award would expire prior to exercise, vesting or settlement because trading in Shares is prohibited by law or by any insider trading policy of the Company, the term of the Award shall automatically be extended until thirty (30) days after the expiration of any such prohibitions to permit the Participant to realize the value of the Award, provided such extension with respect to the applicable Award (i) is permitted by law, (ii) does not result in a violation of Section 409A with respect to the Award and (iii) does not otherwise adversely impact the tax consequences of the Award (such as for incentive stock options and related Awards). An Award Agreement may provide that the Award will be automatically, and without any action by the Participant, deemed exercised, by means of a “net exercise” procedure, immediately prior to the expiration of the Award if the then Fair Market Value of the underlying Shares at that time exceeds the exercise or purchase price or base value of the Award, in order to permit the Participant to realize the value of the Award.

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(i) Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award other than an Option or SAR may, if so determined by the Committee, be entitled to receive amounts equivalent to cash, stock or other property dividends on shares of common stock (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested or accumulated and credited to a bookkeeping account. Notwithstanding the foregoing, any dividends (including payable in connection with Restricted Stock) or Dividend Equivalents (payable in connection with Awards other than Options or SARs) shall in all events be subject to the same restrictions and risk of forfeiture as the underlying Award and shall not be paid unless and until the underlying Award is vested or earned.
(j) Notwithstanding any other provision of the Plan to the contrary, equity and equity-based Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted, excluding, for this purpose, any (i) Substitute Awards, (ii) Shares delivered in lieu of fully vested Cash Awards, and (iii) Awards to Directors that vest on the earlier of the first anniversary of the date of grant or the next annual meeting of shareholders (which is at least fifty (50) weeks after the immediately preceding year’s annual meeting); provided, however, that the Committee may grant equity and equity-based Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five (5) percent of the available share reserve authorized for issuance under the Plan pursuant to Section 5(a) (subject to adjustment under Section 5(g)); and provided further, for the avoidance of doubt, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of Retirement, death, disability or a Change in Control, in the terms of the Award or otherwise.
SECTION 13. Amendments and Termination.
(a) Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, and subject to Section 17, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is required by the listed company rules of the New York Stock Exchange, the Code, the rules under Section 16 of the Act, any regulatory body having jurisdiction with respect thereto or under any other applicable laws, rules or regulations, or (ii) the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock exchange rules and regulations or accounting or tax rules and regulations. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.
(b) The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award, provided, however, that, without the consent of such individual, no such action shall materially adversely affect the rights of any affected Participant or holder or beneficiary under any Award theretofore granted under the Plan, except to the extent any such action is made to cause the Plan to comply with applicable law, stock exchange rules and regulations or accounting or tax rules and regulations; and provided further that, except as provided in Section 5(g), no such action shall directly or indirectly, through cancellation and regrant or any other method, reduce, or have the effect of reducing, the exercise price of any Award established at the time of grant thereof.
(c) The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including, without limitation, the events described in Section 5(g)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

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(d) The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.
SECTION 14. Miscellaneous.
(a) No employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.
(b) The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares (actually or by attestation or by withholding by the Company), other securities or other Awards) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action (including, without limitation, providing for elective payment of such amounts in cash or Shares by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. Without limiting the foregoing, if Shares are issuable under an Award, then to the extent previously approved by the Committee (which approval may be set forth in an Award Agreement or in administrative rules), and subject to such procedures as the Committee may specify, the Company may satisfy the foregoing tax obligations by: (i) withholding Shares having a Fair Market Value equal to such obligations; or (ii) allowing the Participant to elect to (A) have the Company or its Affiliate withhold Shares otherwise issuable under the Award, (B) tender back Shares received in connection with such Award or (C) deliver other previously owned Shares, in each case having a Fair Market Value equal to the amount to be withheld; provided that, subject to any applicable limitation under Section 409A of the Code, the Participant may elect to have an amount withheld in excess of the minimum amount necessary to satisfy statutory tax withholding obligations but such amount to be withheld shall not exceed the total maximum statutory tax withholding obligations associated with the transaction to the extent needed for the Company and its Affiliates to avoid an accounting charge. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires.
(c) Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
(d) The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate or continue to serve as a member of the Board. Further, the Company or the applicable Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in such Award.
(e) If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable, whether in whole or in part, in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to the extent, but only to the extent, of such invalidity, illegality or unenforceability, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award or Award Agreement shall remain in full force and effect.
(f) Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.
(g) No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, additional Awards, or other securities or property shall be issued, paid or transferred in lieu of

C-15

any fractional Shares, or whether such fractional Shares or any rights thereto shall be rounded, forfeited, canceled, terminated or otherwise eliminated.
(h) The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s service for Cause, or other conduct by the Participant that the Committee determines is detrimental to the business or reputation of the Company and/or its Affiliates.
(i) The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.
(j) The Plan shall be unfunded. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.
(k) The costs of administering the Plan shall be paid by the Company.
(l) Notwithstanding any other provisions in this Plan, any Award or payments under the Plan (whether vested or unvested) shall be subject to the terms and conditions of The Brink’s Company Dodd-Frank Clawback Policy and The Brink’s Company Supplemental Clawback Policy, each effective as of October 2, 2023, as the same may be amended or amended and restated from time to time (collectively, the “Clawback Policies”), and the provisions thereof are incorporated herein and in any Award by reference. The Clawback Policies are separate from and in addition to the requirements of Section 304 of the Sarbanes-Oxley Act of 2002 (Forfeiture of Certain Bonuses and Profits) that are applicable to the Company’s Chief Executive Officer and Chief Financial Officer, and any other recoupment or clawback provisions under any law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement). The Clawback Policies are available upon request.
(m) The law of the Commonwealth of Virginia shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.
(n) To the extent that the Plan provides for issuance of stock certificates to represent Shares, the issuance may be effected on a non-certificated basis to the extent not prohibited by applicable law or the applicable rules of any stock exchange on which the Company’s securities are traded. Notwithstanding any other provisions contained in this Plan, in its discretion, the Committee may satisfy the obligation to deliver Shares represented by stock certificates by delivering Shares in book-entry or electronic form.
(o) Subject to limitations under applicable law, the Committee is authorized in its discretion to issue Awards and/or to deliver and accept notices, elections, consents, designations and/or other forms or communications to or from Participants by electronic or similar means, including, without limitation, transmissions through email or specialized software, and other permissible methods, on such basis and for such purposes as it determines from time to time, and all such communications will be deemed to be “written” for purposes of the Plan.
SECTION 15. Effective Date of the Plan.
This Plan is effective upon approval by the Company’s shareholders and the Effective Date is [May 2, 2024].
SECTION 16. Term of the Plan.
No Awards shall be made under the Plan prior to the Effective Date, and no Award shall be granted under the Plan on or after the tenth anniversary of the Effective Date of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the

C-16	2024 Proxy Statement

Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.
SECTION 17. Section 409A of the Code.
(a) With respect to Awards subject to Section 409A of the Code (including but not limited to Awards of Restricted Stock Units held by Participants who are or who may become eligible for Retirement during the term of the Award), the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict. Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.
(b) With respect to Awards subject to Section 409A of the Code (including Awards of Restricted Stock Units held by Participants who are or who may become eligible for Retirement during the term of the Award), notwithstanding Section 12(g) and unless specifically provided to the contrary in the applicable Award Agreement, in the event of a Change in Control, this Section 17(b) shall apply and shall supersede the provisions of Section 12(g) to the extent inconsistent therewith.
(i) If at the time of such Change in Control, the transaction(s) constituting such Change in Control do not constitute a change in the ownership or effective control of a corporation, or change in the ownership of a substantial portion of the assets of a corporation, as such terms are defined for purposes of Section 409A of the Code, any portion of the Award as to which the settlement date has not theretofore occurred shall remain outstanding and shall be settled on the applicable date(s) as specified in the Award Agreement.
(ii) If the provisions of Section 17(b)(i) are invoked such that a Change in Control occurs and any portion of the Award continues to be outstanding thereafter, the value of the Award that remains outstanding shall be determined based on the value per common share of the Company implied by the Change in Control transaction and such value shall be paid in cash without interest on the applicable settlement date(s) for such Award, as specified in the Award Agreement.
(c) With respect to Awards subject to Section 409A of the Code (including Awards of Restricted Stock Units held by Participants who are or who may become eligible for Retirement during the term of the Award), if, at the time of the Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable pursuant to an Award Agreement constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company (or an Affiliate, as applicable) shall not pay any such amount on the otherwise scheduled payment date but shall instead accumulate such amount and pay it, without interest, on the first day of the seventh month following such separation from service or, if earlier, the date of death of the Participant (and any installment payment(s) that otherwise would have been paid prior to such date will be paid in a lump sum when the payment is made).
(d) With respect to Awards subject to Section 409A of the Code (including Awards of Restricted Stock Units held by Participants who are or who may become eligible for Retirement during the term of the Award), neither the Participant nor any creditor or beneficiary of the Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Award Agreement to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to or for the benefit of a Participant pursuant to an Award Agreement may not be reduced by, or offset against, any amount owing by the Participant to the Company (or an Affiliate, as applicable).

C-17

(e) With respect to Awards subject to Section 409A of the Code (including Awards of Restricted Stock Units held by Participants who are or who may become eligible for Retirement during the term of the Award), if an amount becomes payable under any such Award upon termination of service and subject to a release of claims by the Participant, then, if the service termination date and the date when payment would otherwise commence following the effective date of the release of claims spans two calendar years, the payments shall not commence prior to the second calendar year, even if the release becomes effective in the first calendar year (and any installment payment(s) that otherwise would have been paid prior to such date will be paid in a lump sum when the payment is made).
(f) With respect to Awards subject to Section 409A of the Code (including Awards of Restricted Stock Units held by Participants who are or who may become eligible for Retirement during the term of the Award), for purposes of Section 409A, a Participant’s right to receive any installment payments under any such Award shall be treated as a right to receive a series of separate payments, and accordingly, each such installment payment shall at all times be considered a separate and distinct payment as permitted under Section 409A.
SECTION 18. Re-Pricing Prohibition.
Notwithstanding any other provision of this Plan, except for adjustments pursuant to Section 5(g) or to the extent approved by the Company’s shareholders and consistent with the rules of any stock exchange on which the Company’s securities are traded, this Plan does not permit (a) any decrease in the exercise or purchase price or base value of any outstanding Awards, (b) the issuance of any replacement Options, SARs or Other Stock-Based Awards in the nature of purchase rights where the Participant agrees to forfeit an existing Option, SAR or Other Stock-Based Award in the nature of purchase rights in exchange for the new Option, SAR or Other Stock-Based Award in the nature of purchase rights with a lower exercise or purchase price or base value, (c) the Company to repurchase underwater or out-of-the-money Options, SARs or Other Stock-Based Awards in the nature of purchase rights, which shall be deemed to be those Options, SARs or Other Stock-Based Awards in the nature of purchase rights with exercise or purchase prices or base values in excess of the current Fair Market Value of the Shares underlying the Option, SAR or Other Stock-Based Award in the nature of purchase rights, (d) the issuance of any replacement or substitute Awards or the payment of cash in exchange for, or in substitution of, underwater or out-of-the-money Options, SARs or Other Stock-Based Awards in the nature of purchase rights, or (e) any other action that is treated as a re-pricing under generally accepted accounting principles or the rules of any stock exchange on which the Company’s securities are traded.
SECTION 19. Limit on Awards to Directors.
Notwithstanding any other provisions of this Plan, and subject to adjustment as provided in Section 5(g) (and further subject to the last sentence of this Section 19), the aggregate value of (i) the aggregate grant date Fair Market Value (computed as of the grant date in accordance with applicable financial accounting rules) of Awards granted under the Plan during any fiscal year to any individual Director for service as a Director and (ii) any cash compensation received or to be received by such Director for service as a Director for such fiscal year, shall not, on a combined basis, exceed $750,000 (excluding Awards made pursuant to deferred compensation arrangements made in lieu of all or a portion of cash retainers and any dividends payable in respect of outstanding Awards). For the avoidance of doubt, compensation shall be counted toward this aggregate limit for the fiscal year in which it is earned (and not when it is paid, if in cash, or vested, if in equity). The independent members of the Board may make exceptions to this limit for an executive or non-executive chair of the Board or in other extraordinary circumstances for individual Directors, provided that the chair of the Board or the Director, as applicable, receiving such additional compensation may not participate in the decision to award such compensation.

C-18	2024 Proxy Statement

BRINKS

Investor Relations
804-289-9709
investors.brinks.com

THE BRINK'S COMPANY 1801 BAYBERRY COURT P.O. BOX 18100 RICHMOND, VA 23226 ATTN: LINDA MACNALLY VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 1, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 1, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V30277-P05073 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY THE BRINK'S COMPANY The Board of Directors recommends you vote FOR each of the listed nominees: 1. Election of Directors Nominees: For Against Abstain 1a. Kathie J. Andrade 1b. Paul G. Boynton 1c. Ian D. Clough 1d. Susan E. Docherty 1e. Mark Eubanks 1f. Michael J. Herling 1g. A. Louis Parker 1h. Timothy J. Tynan 1i. Keith R. Wyche For Against Abstain The Board of Directors recommends you vote FOR proposals 2, 3 and 4. 2. Approval of an advisory resolution on named executive officer compensation. 4. Approval of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. 3. Approval of the Company's 2024 Equity Incentive Plan. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held May 2, 2024: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com THE BRINK'S COMPANY Annual Meeting of Shareholders May 2, 2024 10:00 a.m., Central Time This proxy is solicited by the Board of Directors. The undersigned hereby appoints Lindsay K. Blackwood and Elizabeth P. Davis and each of them as proxy, with full power of substitution, to vote all shares of common stock of the undersigned in The Brink’s Company at the Annual Meeting of Shareholders to be held on May 2, 2024, at 10:00 a.m. Central Time, at Hotel Vin, 215 E. Dallas Road, Grapevine, TX 76051, and at any and all adjournments or postponements thereof, on all matters coming before the meeting. The proxies will vote (1) as the undersigned specifies on the back of this card; (2) as the Board of Directors recommends where the undersigned does not specify a vote on a matter listed on the back of this card; and (3) as the proxies decide on any other matter. If registrations are not identical, you may receive more than one set of proxy materials. Please complete and return all cards you receive. If you wish to vote or direct a vote on all matters on the Board of Directors recommends, please sign, date and return this card. If you wish to vote or direct a vote on items individually, please also mark the appropriate boxes on the back of this card. (Continued and to be signed on reverse side)